EXECUTION COPY

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.,

DEPOSITOR

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

TRUSTEE

WELLS FARGO BANK, NATIONAL ASSOCIATION,

MASTER SERVICER AND SECURITIES ADMINISTRATOR

and

EMC MORTGAGE CORPORATION

SELLER AND COMPANY

POOLING AND SERVICING AGREEMENT

Dated as of April 1, 2005

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

Bear Stearns ALT-A Trust, Mortgage Pass-Through Certificates

Series 2005-4

ARTICLE I

DEFINITIONS

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

ARTICLE III

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

ARTICLE IV

ACCOUNTS

ARTICLE V

CERTIFICATES

ARTICLE VI

PAYMENTS TO CERTIFICATEHOLDERS

ARTICLE VII

THE MASTER SERVICER

ARTICLE VIII

DEFAULT

ARTICLE IX

CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

ARTICLE X

TERMINATION

Section 10.01	Termination Upon Repurchase by EMC or its Designee or Liquidation of the Mortgage Loans	108
Section 10.02	Additional Termination Requirements	110

ARTICLE XI

MISCELLANEOUS PROVISIONS

APPENDIX

Appendix 1	-	Calculation of Class Y Principal Reduction Amount

EXHIBITS

Exhibit A-1	-	Form of Class I-A-1 Certificates
Exhibit A-2	-	Form of Class I-M Certificates
Exhibit A-3	-	Form of Class I-B-1, Class I-B-2 and Class I-B-3 Certificates
Exhibit A-4-1	-	Form of Class R Certificates
Exhibit A-4-2	-	Form of Class R-X Certificates
Exhibit A-5	-	Form of Class B-IO Certificates
Exhibit A-6	-	Form of Class XP Certificates
Exhibit A-7	-	Form of Class II-A Certificates
Exhibit A-8	-	Form of Class II-M Certificates
Exhibit A-9	-	Form of Class II-B-1, Class II-B-2 and Class II-B-3 Certificates
Exhibit A-10	-	Form of Class II-B-4, Class II-B-5 and Class II-B-6 Certificates
Exhibit B	-	Mortgage Loan Schedule
Exhibit C	-	[Reserved]

Exhibit D	-	Request for Release of Documents
Exhibit E	-	Form of Affidavit pursuant to Section 860E(e)(4)
Exhibit F-1	-	Form of Investment Letter
Exhibit F-2	-	Form of Rule 144A and Related Matters Certificate
Exhibit F-3	-	Form of Transferor Representation Letter
Exhibit G	-	Form of Custodial Agreement
Exhibit H-1	-	ABN AMRO Servicing Agreement
Exhibit H-2	-	Bank of America Servicing Agreement
Exhibit H-3	-	PHH Servicing Agreement
Exhibit H-4	-	Charter Bank Servicing Agreement
Exhibit H-5	-	Countrywide Servicing Agreements
Exhibit H-6	-	EMC Servicing Agreement
Exhibit H-7	-	EverHome Servicing Agreements
Exhibit H-8	-	First Indiana Servicing Agreement
Exhibit H-9	-	GMACM Servicing Agreement
Exhibit H-10	-	GreenPoint Servicing Agreement
Exhibit H-11	-	National City Servicing Agreement
Exhibit H-12	-	Residential Funding Servicing Agreement
Exhibit H-13	-	SouthTrust Servicing Agreement
Exhibit H-14	-	SunTrust Servicing Agreement
Exhibit H-15	-	Wachovia Mortgage Servicing Agreement
Exhibit H-16	-	WAMU Servicing Agreements
Exhibit H-17	-	Waterfield Servicing Agreement
Exhibit H-18	-	Wells Fargo Servicing Agreement
Exhibit I	-	Assignment Agreements
Exhibit J	-	Mortgage Loan Purchase Agreement
Exhibit K	-	Form of Trustee Limited Power of Attorney

POOLING AND SERVICING AGREEMENT

Pooling and Servicing Agreement dated as of April 1, 2005, among Structured Asset Mortgage Investments II Inc., a Delaware corporation, as depositor (the “Depositor”), JPMorgan Chase Bank, National Association, a banking association organized under the laws of the United States, not in its individual capacity but solely as trustee (the “Trustee”), Wells Fargo Bank, National Association, as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”), and EMC Mortgage Corporation, as seller (in such capacity, the “Seller”) and as company (in such capacity, the “Company”).

PRELIMINARY STATEMENT

On or prior to the Closing Date, the Depositor acquired the Mortgage Loans from the Seller. On the Closing Date, the Depositor will sell the Mortgage Loans and certain other property to the Trust Fund and receive in consideration therefor Certificates evidencing the entire beneficial ownership interest in the Trust Fund.

The Trustee on behalf of the Trust shall make an election for the assets constituting REMIC I to be treated for federal income tax purposes as a REMIC. On the Startup Day, the REMIC I Regular Interests will be designated “regular interests” in such REMIC.

The Trustee on behalf of the Trust shall make an election for the assets constituting REMIC II to be treated for federal income tax purposes as a REMIC. On the Startup Day, the REMIC II Regular Interests will be designated “regular interests” in such REMIC.

The Trustee on behalf of the Trust shall make an election for the assets constituting REMIC III to be treated for federal income tax purposes as a REMIC. On the Startup Day, the REMIC III Regular Interests will be designated “regular interests” in such REMIC.

The Trustee on behalf of the Trust shall make an election for the assets constituting REMIC IV to be treated for federal income tax purposes as a REMIC. On the Startup Day, the REMIC IV Regular Interests will be designated “regular interests” in such REMIC.

The Trustee on behalf of the Trust shall make an election for the assets constituting REMIC V to be treated for federal income tax purposes as a REMIC. On the Startup Day, the REMIC V Regular Interest will be designated the “regular interest” in such REMIC.

The Class R Certificates will evidence ownership of the “residual interest” in each of REMIC I, REMIC II, REMIC III and REMIC IV. The Class R-X Certificates will evidence ownership of the “residual interest” in REMIC V.

The Group I Loans will have an Outstanding Principal Balance as of the Cut-off Date, after deducting all Scheduled Principal due on or before the Cut-off Date, of approximately $384,003,514. The Group II-1 Loans will have an Outstanding Principal Balance as of the Cut-off Date, after deducting all Scheduled Principal due on or before the Cut-off Date, of approximately $198,981,995. The Group II-2 Loans will have an Outstanding Principal Balance as of the Cut-off Date, after deducting all Scheduled Principal due on or before the Cut-off Date, of approximately $190,271,389. The Group II-3 Loans will have an Outstanding Principal Balance as of the Cut-off Date, after deducting all Scheduled Principal due on or before the Cut-off Date, of approximately $1,114,065,781. The Group II-4 Loans will have an Outstanding Principal Balance as of the Cut-off Date, after deducting all Scheduled Principal due on or before the Cut-off Date, of approximately $93,097,227. The Group II-5 Loans will have an Outstanding Principal Balance as of the Cut-off Date, after deducting all Scheduled Principal due on or before the Cut-off Date, of approximately $63,512,862.

In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Securities Administrator, the Seller, the Company and the Trustee agree as follows:

ARTICLE I

Definitions

Whenever used in this Agreement, the following words and phrases, unless otherwise expressly provided or unless the context otherwise requires, shall have the meanings specified in this Article.

ABN AMRO: ABN AMRO Mortgage Group, Inc., d.b.a. Atlantic Mortgage and Investment Corporation.

ABN AMRO Servicing Agreement: Servicing Agreement, dated as of January 1, 2001, between ABN AMRO and EMC, attached hereto as Exhibit H-1.

Accepted Master Servicing Practices: With respect to any Mortgage Loan, as applicable, either (x) those customary mortgage servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Trustee or the Master Servicer (except in its capacity as successor to a Servicer), or (y) as provided in the Servicing Agreement, to the extent applicable to any Servicer, but in no event below the standard set forth in clause (x).

Account: The Master Servicer Collection Account, the Distribution Account, the Protected Account, the Cap Reserve Account or the Class XP Reserve Account, as the context may require.

Accrued Certificate Interest: For any Group II Certificate for any Distribution Date, the interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Certificate Principal Balance of such Group II Certificate immediately prior to such Distribution Date, on the basis of a 360-day year consisting of twelve 30-day months, less (i) in the case of a Group II Senior Certificate, such Group II Certificate’s share of any Net Interest Shortfall from the related Mortgage Loans and, after the Cross-Over Date, the interest portion of any Realized Losses on the related Mortgage Loans, in each case allocated thereto in accordance with Section 6.02.2(g) and (ii) in the case of a Group II Subordinate Certificate, such Certificate’s share of any Net Interest Shortfall from the related Mortgage Loans and the interest portion of any Realized Losses on the related Mortgage Loans, in each case allocated thereto in accordance with Section 6.02.2(g).

Affiliate: As to any Person, any other Person controlling, controlled by or under common control with such Person. “Control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise. “Controlled” and “Controlling” have meanings correlative to the foregoing. The Trustee may conclusively presume that a Person is not an Affiliate of another Person unless a Responsible Officer of the Trustee has actual knowledge to the contrary.

Aggregate Subordinate Optimal Principal Amount: With respect to any Distribution Date, the sum of the Subordinate Optimal Principal Amounts for all Loan Groups in Loan Group II for such Distribution Date.

Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

Allocable Share: With respect to any Class of Group II Subordinate Certificates and any Distribution Date, an amount equal to the product of (i) the Aggregate Subordinate Optimal Principal Amount and (ii) the fraction, the numerator of which is the Certificate Principal Balance of such Class and the denominator of which is the aggregate Certificate Principal Balance of all Classes of the Group II Subordinate Certificates; provided, however, that no Class of Group II Subordinate Certificates (other than the outstanding Class of Group II Subordinate Certificates with the lowest numerical designation) shall be entitled on any Distribution Date to receive distributions pursuant to clauses (ii), (iii) and (v) of the definition of Subordinate Optimal Principal Amount unless the related Class Prepayment Distribution Trigger for such Distribution Date has been satisfied (any amount distributable pursuant to clauses (ii), (iii) and (v) of the definition of Subordinate Optimal Principal Amount shall be distributed among the Classes entitled thereto, pro rata based on their respective Certificate Principal Balances); provided, further, that if on a Distribution Date, the Certificate Principal Balance of any Class of Group II Subordinate Certificates for which the related Class Prepayment Distribution Trigger has been satisfied is reduced to zero, such Class’s remaining Allocable Share shall be distributed to the remaining Classes of Group II Subordinate Certificates sequentially beginning with the Class with the lowest numerical designation in reduction of their respective Certificate Principal Balances.

Applicable Credit Rating: For any long-term deposit or security, a credit rating of AAA in the case of S&P or Aaa in the case of Moody’s (or with respect to investments in money market funds, a credit rating of “AAAm” or “AAAm-G” in the case of S&P and the highest rating given by Moody’s for money market funds in the case of Moody’s). For any short-term deposit or security, or a rating of A-l+ in the case of S&P or Prime-1 in the case of Moody’s.

Applicable State Law: For purposes of Section 9.12(d), the Applicable State Law shall be (a) the law of the State of New York and (b) such other state law whose applicability shall have been brought to the attention of the Securities Administrator and the Trustee by either (i) an Opinion of Counsel reasonably acceptable to the Securities Administrator and the Trustee delivered to it by the Master Servicer or the Depositor, or (ii) written notice from the appropriate taxing authority as to the applicability of such state law.

Applied Realized Loss Amount: With respect to any Distribution Date and a Class of Group I Offered Certificates, the sum of the Realized Losses with respect to the Group I Mortgage Loans, which are to be applied in reduction of the Certificate Principal Balance of such Class of Group I Offered Certificates pursuant to this Agreement in an amount equal to the amount, if any, by which, (i) the aggregate Certificate Principal Balance of all of the Group I Certificates (after all distributions of principal on such Distribution Date) exceeds (ii) the aggregate Stated Principal Balance of all of the Group I Mortgage Loans for such Distribution Date. The Applied Realized Loss Amount shall be allocated first to the Class I-B-3 Certificates, the Class I-B-2 Certificates, the Class I-B-1 Certificates, the Class I-M-2 Certificates and the Class I-M-1 Certificates, in that order (so long as their respective Certificate Principal Balances have not been reduced to zero), and thereafter the Applied Realized Loss Amount with respect to the Group I Mortgage Loans shall be allocated first to the Class I-A-2 Certificates and then to the Class I-A-1 Certificates, in that order, until the Certificate Principal Balance of each such Class has been reduced to zero.

Appraised Value: For any Mortgaged Property related to a Mortgage Loan, the amount set forth as the appraised value of such Mortgaged Property in an appraisal made for the mortgage originator in connection with its origination of the related Mortgage Loan.

Assignment Agreements: The agreements attached hereto as Exhibit I, whereby the Servicing Agreements were assigned to the Trustee for the benefit of the Certificateholders.

Assumed Final Distribution Date: With respect to the Group I Certificates, April 25, 2035, and with respect to the Group II Certificates, May 25, 2035, or, in each case, if such day is not a Business Day, the next succeeding Business Day.

Available Funds: With respect to any Distribution Date and each Loan Group in Loan Group II, an amount equal to the aggregate of the following amounts with respect to the Mortgage Loans in the related Loan Group: (a) all previously undistributed payments on account of principal (including the principal portion of Scheduled Payments, Principal Prepayments and the principal portion of Net Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-off Date and on or prior to the related Determination Date, (b) any Monthly Advances and Compensating Interest Payments by the Servicer or the Master Servicer with respect to such Distribution Date, (c) any reimbursed amount in connection with losses on investments of deposits in certain eligible investments in respect of the Mortgage Loans in the related Loan Group and (d) any amount allocated from the Available Funds of another Loan Group in accordance with Section 6.01.2(a)(G) under, except:

(i)    all payments that were due on or before the Cut-off Date;

(ii)    all Principal Prepayments and Liquidation Proceeds received after the applicable Prepayment Period;

(iii)     all payments, other than Principal Prepayments, that represent early receipt of Scheduled Payments due on a date or dates subsequent to the related Due Date;

(iv)    amounts received on particular Mortgage Loans as late payments of principal or interest and respecting which, and to the extent that, there are any unreimbursed Monthly Advances;

(v)    amounts representing Monthly Advances determined to be Nonrecoverable Advances;

(vi)    any investment earnings on amounts on deposit in the Master Servicer Collection Account and the Distribution Account and amounts permitted to be withdrawn from the Master Servicer Collection Account and the Distribution Account pursuant to this Agreement;

(vii)     amounts needed to pay the Servicing Fees or to reimburse any Servicer or the Master Servicer for amounts due under the Servicing Agreement and the Agreement to the extent such amounts have not been retained by, or paid previously to, such Servicer or the Master Servicer;

(viii)     amounts applied to pay any fees with respect to any lender-paid primary mortgage insurance policy; and

(ix)    any expenses or other amounts reimbursable to the Trustee, the Securities Administrator, the Master Servicer and the Custodian pursuant to Section 7.04(c) or Section 9.05.

Average Loss Severity Percentage: With respect to any Distribution Date and each Loan Group in Loan Group II, the percentage equivalent of a fraction, the numerator of which is the sum of the Loss Severity Percentages for each Mortgage Loan in such Loan Group which had a Realized Loss and the denominator of which is the number of Mortgage Loans in the related Loan Group which had Realized Losses.

Bank of America: Bank of America, National Association, and any successor thereto.

Bank of America Servicing Agreement: The Mortgage Loan Sale and Servicing Agreement, dated as of May 1, 2002, between Bank of America and EMC, attached hereto as Exhibit H-2.

Bankruptcy Code: The United States Bankruptcy Code, as amended as codified in 11 U.S.C. §§ 101-1330.

Bankruptcy Loss: With respect to any Mortgage Loan, any Deficient Valuation or Debt Service Reduction related to such Mortgage Loan as reported by the Servicer to the Master Servicer.

Basis Risk Shortfall: With respect to any Distribution Date and each Class of Group I Offered Certificates for which the Pass-Through Rate is based upon the applicable Net Rate Cap, the excess, if any, of (a) the amount of Current Interest that such Class would have been entitled to receive on such Distribution Date had the applicable Pass-Though Rate been calculated at a per annum rate equal to the lesser of (i) One-Month LIBOR plus the related Margin and (ii)

11.50% over (b) the amount of Current Interest on such Class of Offered Certificates calculated using a Pass-Though Rate equal to the applicable Net Rate Cap for such Distribution Date.

Basis Risk Shortfall Carry Forward Amount: With respect to any Distribution Date and each Class of Group I Offered Certificates, the sum of the Basis Risk Shortfall for such Distribution Date and the Basis Risk Shortfall for all previous Distribution Dates not previously paid from any source including Excess Cashflow and payments under the Cap Contracts, together with interest thereon at a rate equal to the lesser of (i) One-Month LIBOR plus the related Margin and (ii) 11.50%, for such Distribution Date.

Book-Entry Certificates: Initially, the Senior Certificates and Offered Subordinate Certificates.

Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which the New York Stock Exchange or Federal Reserve is closed or on which banking institutions in the jurisdiction in which the Trustee, the Master Servicer, Custodian, any Servicer or the Securities Administrator are authorized or obligated by law or executive order to be closed.

Cap Contract: With respect to any of the Class I-A-1, Class I-A-2, Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2 or Class I-B-3 Certificates, the respective cap contracts, dated as of April 29, 2005, between the Trustee, on behalf of the Trust for the benefit of the Class I-A-1, Class I-A-2, Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2 or Class I-B-3 Certificateholders, as the case may be, and the Counterparty.

Cap Contract Payment Amount: With respect to any Distribution Date and a Cap Contract, the amounts received from such Cap Contract, if any, on such Distribution Date.

Cap Reserve Account: The trust account or accounts created and maintained by the Securities Administrator pursuant to Section 4.08 hereof, which shall be denominated “JPMorgan Chase Bank, National Association, as Trustee f/b/o holders of Structured Asset Mortgage Investments II Inc., Bear Stearns ALT-A Trust 2005-4, Mortgage Pass-Through Certificates, Series 2005-4 – Cap Reserve Account.” For purposes of the REMIC Provisions, the Cap Reserve Account will be an outside reserve fund. For federal income tax purposes, the Class B-IO Certificateholder shall be treated as the owner of the Cap Reserve Account and shall include any investment earnings on the Cap Reserve Account in income for such purposes. Any amounts distributed to the Cap Reserve Account from any REMIC created hereunder shall be treated as having been distributed to the Class B-IO Certificateholder from such REMIC.

Certificate: Any mortgage pass-through certificate evidencing a beneficial ownership interest in the Trust Fund signed and countersigned by the Securities Administrator in substantially the forms annexed hereto as Exhibits A-1, A-2, A-3, A-4-1, A-4-2, A-5, A-6, A-7, A-8 and A-9 with the blanks therein appropriately completed.

Certificate Group: With respect to the Group II Certificates and (i) Loan Group II-1, the Class II-1A-1 Certificates, (ii) Loan Group II-2, the Class II-2A-1, Class II-2A-2 and Class II-2A-3 Certificates, (iii) Loan Group II-3, the Class II-3A-1, Class II-3A-2, Class II-3A-3 and Class II-3A-4 Certificates, (iv) Loan Group II-4, the Class II-4A-1 Certificates and the Class II-

4A-2 Certificates, and (v) Loan Group II-5, the Class II-5A-1 Certificates and the Class II-5A-2 Certificates.

Certificate Owner: Any Person who is the beneficial owner of a Certificate registered in the name of the Depository or its nominee.

Certificate Principal Balance: With respect to any Certificate (other than the Class B-IO, Class R or Class R-X Certificates) as of any Distribution Date, the initial principal amount of such Certificate plus, in the case of a Subordinate Certificates, any Subsequent Recoveries added to the Certificate Principal Balance of such Certificates pursuant to Section 6.02.1(b) or Section 6.02.2(h) hereof, and reduced by (i) all amounts distributed on previous Distribution Dates on such Certificate with respect to principal, (ii) solely in the case of the Group II Certificates, the principal portion of all Realized Losses (other than Realized Losses resulting from Debt Service Reductions) allocated prior to such Distribution Date to such Certificate, taking account of the applicable Loss Allocation Limitation, (iii) solely in the case of the Group I Certificates, any Applied Realized Loss Amounts allocated to such Class on previous Distribution Dates, and (iv) in the case of a Group II Subordinate Certificate, such Certificate’s pro rata share, if any, of the applicable Subordinate Certificate Writedown Amount for previous Distribution Dates. With respect to any Class of Certificates, the Certificate Principal Balance thereof will equal the sum of the Certificate Principal Balances of all Certificates in such Class. The initial Certificate Principal Balance (if any) for each Class of Certificates is set forth in Section 5.01(c)(iv).

Certificate Register: The register maintained pursuant to Section 5.02.

Certificateholder: A Holder of a Certificate.

Charter Bank: Charter Southwest Commercial, Inc., and any successor thereto.

Charter Bank Servicing Agreement: Servicing Agreement, dated as of January 1, 2001, between Charter Bank and EMC, attached hereto as Exhibit H-4

Class: With respect to the Certificates, any of Class I-A-1, Class I-A-2, Class II-1A-1, Class II-2A-1, Class II-2A-2, Class II-2A-3, Class II-3A-1, Class II-3A-2, Class II-3A-3, Class II-3A-4, Class II-4A-1, Class II-4A-2, Class II-5A-1, Class II-5A-2, Class I-M-1, Class I-M-2, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class R, Class R-X, Class I-B-1, Class I-B-2, Class I-B-3, Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5, Class II-B-6, Class B-IO and Class XP Certificates.

Class A Certificates: The Class I-A-1, Class I-A-2 and Class II-A Certificates.

Class B Certificates: The Class I-B Certificates and the Class II-B Certificates.

Class B-IO Advances: As defined in Section 6.01.1(b).

Class B-IO Distribution Amount: With respect to any Distribution Date, the Current Interest for the Class B-IO Certificates for such Distribution Date (which shall be deemed distributable with respect to the REMIC IV Regular Interest B-IO-I); provided, however, that on and after the Distribution Date on which the aggregate Certificate Principal Balance of the Group

I Certificates has been reduced to zero, the Class B-IO Distribution Amount shall include the Overcollateralization Amount (which shall be deemed distributable, first, with respect to the REMIC IV Regular Interest B-IO-I in respect of accrued and unpaid interest thereon until such accrued and unpaid interest shall have been reduced to zero and, thereafter, with respect to the REMIC IV Regular Interest B-IO-P in respect of the principal balance thereof).

Class B-IO Pass-Through Rate: With respect to the Class B-IO Certificates and any Distribution Date or the REMIC IV Regular Interest B-IO-I, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (i) through (iii) below, and the denominator of which is the aggregate principal balance of the REMIC II Regular Interests. For purposes of calculating the Pass-Through Rate for the Class B-IO-I Certificates, the numerator is equal to the sum of the following components:

1.

the Uncertificated Pass-Through Rate for REMIC II Regular Interest LT1 minus the Marker Rate, applied to a notional amount equal to the Uncertificated Principal Balance of REMIC I Regular Interest LT1;

2.

the Uncertificated Pass-Through Rate for REMIC II Regular Interest LT2 minus the Marker Rate, applied to a notional amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT2; and

3.

the Uncertificated Pass-Through Rate for REMIC II Regular Interest LT4 minus twice the Marker Rate, applied to a notional amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest LT4.

Class I-A Certificates: The Class I-A-1 Certificates and the Class I-A-2 Certificates.

Class I-A Principal Distribution Amount: For any Distribution Date, an amount equal to the excess, if any, of (i) the Certificate Principal Balance of the Class I-A Certificates immediately prior to such Distribution Date over (ii) the excess of (a) the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date over (b) the product of (1) the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date and (2) the sum of (x) 13.50% and (y) the Current Specified Overcollateralization Percentage for such Distribution Date.

Class I-B Certificates: The Class I-B-1, the Class I-B-2 and the Class I-B-3 Certificates.

Class I-B-1 Principal Distribution Amount: For any Distribution Date, an amount equal to the excess, if any, of (i) the Certificate Principal Balance of the Class I-B-1 Certificates immediately prior to such Distribution Date over (ii) the excess of (a) the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date over (b) the sum of (1) the Certificate Principal Balance of the Class I-A Certificates (after taking into account the payment of the Class I-A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class I-M-1 Certificates (after taking into account the payment of the Class I-M-1 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class I-M-2 Certificates (after taking into account the payment of the Class I-M-2 Principal Distribution Amount on such Distribution Date) and (4) the product of (x) the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date and (y) the sum of 2.60% and the Current Specified Overcollateralization Percentage for such Distribution Date.

Class I-B-2 Principal Distribution Amount: For any Distribution Date, an amount equal to the excess, if any, of (i) the Certificate Principal Balance of the Class I-B-2 Certificates immediately prior to such Distribution Date over (ii) the excess of (a) the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date over (b) the sum of (1) the Certificate Principal Balance of the Class I-A Certificates (after taking into account the payment of the Class I-A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class I-M-1 Certificates (after taking into account the payment of the Class I-M-1 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class I-M-2 Certificates (after taking into account the payment of the Class I-M-2 Principal Distribution Amount on such Distribution Date), (4) the Certificate Principal Balance of the Class I-B-1 Certificates (after taking into account the payment of the Class I-B-1 Principal Distribution Amount on such Distribution Date), and (5) the product of (x) the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date and (y) the sum of 1.60% and the Current Specified Overcollateralization Percentage for such Distribution Date.

Class I-B-3 Principal Distribution Amount: For any Distribution Date, an amount equal to the excess, if any, of (i) the Certificate Principal Balance of the Class I-B-3 Certificates immediately prior to such Distribution Date over (ii) the excess of (a) the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date over (b) the sum of (1) the Certificate Principal Balance of the Class I-A Certificates (after taking into account the payment of the Class I-A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class I-M-1 Certificates (after taking into account the payment of the Class I-M-1 Principal Distribution Amount on such Distribution Date), (3) the Certificate Principal Balance of the Class I-M-2 Certificates (after taking into account the payment of the Class I-M-2 Principal Distribution Amount on such Distribution Date), (4) the Certificate Principal Balance of the Class I-B-1 Certificates (after taking into account the payment of the Class I-B-1 Principal Distribution Amount on such Distribution Date), (5) the Certificate Principal Balance of the Class I-B-2 Certificates (after taking into account the payment of the Class I-B-2 Principal Distribution Amount on such Distribution Date), and (6) the product of (x) the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date and (y) the Current Specified Overcollateralization Percentage for such Distribution Date.

Class I-M Certificates: The Class I-M-1 Certificates and the Class I-M-2 Certificates.

Class I-M-1 Principal Distribution Amount: For any Distribution Date, an amount equal to the excess, if any, of (i) the Certificate Principal Balance of the Class I-M-1 Certificates immediately prior to such Distribution Date over (ii) the excess of (a) the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date over (b) the sum of (1) the Certificate Principal Balance of the Class I-A Certificates (after taking into account the payment of the Class I-A Principal Distribution Amount on such Distribution Date) and (2) the product of (x) the aggregate Stated Principal Balance of the Group I Mortgage Loans for such

Distribution Date and (y) the sum of (I) 8.50% and (II) the Current Specified Overcollateralization Percentage for such Distribution Date.

Class I-M-2 Principal Distribution Amount: For any Distribution Date, an amount equal to the excess, if any, of (i) the Certificate Principal Balance of the Class I-M-2 Certificates immediately prior to such Distribution Date over (ii) the excess of (a) the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date over (b) the sum of (1) the Certificate Principal Balance of the Class I-A Certificates (after taking into account the payment of the Class I-A Principal Distribution Amount on such Distribution Date), (2) the Certificate Principal Balance of the Class I-M-1 Certificates (after taking into account the payment of the Class I-M-1 Principal Distribution Amount on such Distribution Date) and (3) the product of (x) the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date and (y) the sum of (I) 4.70% and (II) the Current Specified Overcollateralization Percentage for such Distribution Date.

Class II-A Certificates: The Class II-1A-1, Class II-2A-1, Class II-2A-2, Class II-2A-3, Class II-3A-1, Class II-3A-2, Class II-3A-3, Class II-3A-4, Class II-4A-1, Class II-4A-2, Class II-5A-1 and Class II-5A-2 Certificates.

Class II-B Certificates: The Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates.

Class II-M Certificates: The Class II-M-1, Class II-M-2, Class II-M-3 and Class II-M-4 Certificates.

Class M Certificates: The Class I-M Certificates and the Class II-M Certificates.

Class Prepayment Distribution Trigger: For a Class of Group II Subordinate Certificates for any Distribution Date, the Class Prepayment Distribution Trigger is satisfied if the fraction (expressed as a percentage), the numerator of which is the aggregate Certificate Principal Balance of such Class and each Class of Group II Subordinate Certificates subordinate thereto, if any, and the denominator of which is the Stated Principal Balance of all of the Group II Mortgage Loans as of the related Due Date, equals or exceeds such percentage calculated as of the Closing Date.

Class R Certificate: Any of the Class R Certificates substantially in the form annexed hereto as Exhibit A-4-1 and evidencing ownership of interests designated as “residual interests” in REMIC I, REMIC II, REMIC III and REMIC IV for purposes of the REMIC Provisions. Component I of the Class R Certificates is designated as the sole class of “residual interest” in REMIC I, Component II of the Class R Certificates is designated as the sole class of “residual interest” in REMIC II, Component III of the Class R Certificates is designated as the sole class of “residual interest” in REMIC III and Component IV of the Class R Certificates is designated as the sole class of “residual interest” in REMIC IV.

Class R-X Certificates: Any of the Class R-X Certificates substantially in the form annexed hereto as Exhibit A-4-2 and evidencing ownership of the “residual interest” in REMIC V for purposes of the REMIC Provisions.

Class XP Reserve Account: The account established and maintained by the Master Servicer pursuant to Section 4.07 hereof.

Class Y Principal Reduction Amounts: For any Distribution Date, the amounts by which the Uncertificated Principal Balances of the Class Y Regular Interests will be reduced on such Distribution Date by the allocation of Realized Losses and the distribution of principal, determined as described in Appendix I

Class Y Regular Interests: The Class Y-1, Class Y-2, Class Y-3, Class Y-4 and Class Y-5 Regular Interests.

Class Y-1 Principal Distribution Amount: For any Distribution Date, the excess, if any, of the Class Y-1 Principal Reduction Amount for such Distribution Date over the principal portion of Realized Losses allocated to the Class Y-1 Regular Interest on such Distribution Date.

Class Y-1 Principal Reduction Amount : The Class Y Principal Reduction Amount for the Class Y-1 Regular Interest as determined pursuant to the provisons of the Appendix 1.

Class Y-1 Regular Interest: The uncertificated undivided beneficial interest in REMIC I which constitutes a REMIC I Regular Interest and is entitled to distributions as set forth herein.

Class Y-2 Principal Distribution Amount: For any Distribution Date, the excess, if any, of the Class Y-2 Principal Reduction Amount for such Distribution Date over the principal portion of Realized Losses allocated to the Class Y-2 Regular Interest on such Distribution Date.

Class Y-2 Principal Reduction Amount: The Class Y Principal Reduction Amount for the Class Y-2 Regular Interest as determined pursuant to the provisons of the Appendix 1.

Class Y-2 Regular Interest: The uncertificated undivided beneficial interest in REMIC I which constitutes a REMIC I Regular Interest and is entitled to distributions as set forth herein.

Class Y-3 Principal Distribution Amount: For any Distribution Date, the excess, if any, of the Class Y-3 Principal Reduction Amount for such Distribution Date over the principal portion of Realized Losses allocated to the Class Y-3 Regular Interest on such Distribution Date.

Class Y-3 Principal Reduction Amount: The Class Y Principal Reduction Amount for the Class Y-3 Regular Interest as determined pursuant to the provisons of the Appendix 1.

Class Y-3 Regular Interest: The uncertificated undivided beneficial interest in REMIC I which constitutes a REMIC I Regular Interest and is entitled to distributions as set forth herein.

Class Y-4 Principal Distribution Amount: For any Distribution Date, the excess, if any, of the Class Y-4 Principal Reduction Amount for such Distribution Date over the principal portion of Realized Losses allocated to the Class Y-1 Regular Interest on such Distribution Date.

Class Y-4 Principal Reduction Amount : The Class Y Principal Reduction Amount for the Class Y-4 Regular Interest as determined pursuant to the provisons of the Appendix 1.

Class Y-4 Regular Interest: The uncertificated undivided beneficial interest in REMIC I which constitutes a REMIC I Regular Interest and is entitled to distributions as set forth herein.

Class Y-5 Principal Distribution Amount: For any Distribution Date, the excess, if any, of the Class Y-5 Principal Reduction Amount for such Distribution Date over the principal portion of Realized Losses allocated to the Class Y-5 Regular Interest on such Distribution Date.

Class Y-5 Principal Reduction Amount: The Class Y Principal Reduction Amount for the Class Y-5 Regular Interest as determined pursuant to the provisons of the Appendix 1.

Class Y-5 Regular Interest: The uncertificated undivided beneficial interest in REMIC I which constitutes a REMIC I Regular Interest and is entitled to distributions as set forth herein.

Class Z Principal Reduction Amounts: For any Distribution Date, the amounts by which the Uncertificated Principal Balances of the Class Z Regular Interests will be reduced on such Distribution Date by the allocation of Realized Losses and the distribution of principal, which shall be in each case the excess of (A) the sum of (x) the excess of the REMIC I Available Distribution Amount for the related Group (i.e. the “related Group” for the Class Z-1 Regular Interest is the Group II-1 Loans, the “related Group” for the Class Z-2 Regular Interest is the Group II-2 Loans, the “related Group” for the Class Z-3 Regular Interest is the Group II-3 Loans, the “related Group” for the Class Z-4 Regular Interest is the Group II-4 Loans, and the “related Group” for the Class Z-5 Regular Interest is the Group II-5 Loans) over the sum of the amounts thereof distributable (i) in respect of interest on such Class Z Regular Interest and the related Class Y Regular Interest, (ii) to such Class Z Regular Interest and the related Class Y Regular Interest pursuant to clause (c)(ii) of the definition of “REMIC I Distribution Amount” and (iii) in the case of the Group I Loans, to the Class R Certificates and (y) the amount of Realized Losses allocable to principal for the related Group over (B) the Class Y Principal Reduction Amount for the related Group.

Class Z Regular Interests: The Class Z-1, Class Z-2, Class Z-3, Class Z-4 and Class Z-5 Regular Interests.

Class Z-1 Principal Distribution Amount: For any Distribution Date, the excess, if any, of the Class Z-1 Principal Reduction Amount for such Distribution Date over the principal portion of Realized Losses allocated to the Class Z-1 Regular Interest on such Distribution Date.

Class Z-1 Principal Reduction Amount: The Class Z Principal Reduction Amount for the Class Z-1 Regular Interest as determined pursuant to the provisons of the Appendix 1.

Class Z-1 Regular Interest: The uncertificated undivided beneficial interest in REMIC I which constitutes a REMIC I Regular Interest and is entitled to distributions as set forth herein.

Class Z-2 Principal Distribution Amount: For any Distribution Date, the excess, if any, of the Class Z-2 Principal Reduction Amount for such Distribution Date over the principal portion of Realized Losses allocated to the Class Z-2 Regular Interest on such Distribution Date.

Class Z-2 Principal Reduction Amount: The Class Z Principal Reduction Amount for the Class Z-2 Regular Interest as determined pursuant to the provisons of the Appendix 1.

Class Z-2 Regular Interest: The uncertificated undivided beneficial interest in REMIC I which constitutes a REMIC I Regular Interest and is entitled to distributions as set forth herein.

Class Z-3 Principal Distribution Amount: For any Distribution Date, the excess, if any, of the Class Z-3 Principal Reduction Amount for such Distribution Date over the principal portion of Realized Losses allocated to the Class Z-3 Regular Interest on such Distribution Date .

Class Z-3 Principal Reduction Amount : The Class Z Principal Reduction Amount for the Class Z-3 Regular Interest as determined pursuant to the provisons of the Appendix 1.

Class Z-3 Regular Interest: The uncertificated undivided beneficial interest in REMIC I which constitutes a REMIC I Regular Interest and is entitled to distributions as set forth herein.

Class Z-4 Principal Distribution Amount: For any Distribution Date, the excess, if any, of the Class Z-4 Principal Reduction Amount for such Distribution Date over the principal portion of Realized Losses allocated to the Class Z-4 Regular Interest on such Distribution Date.

Class Z-4 Principal Reduction Amount: The Class Z Principal Reduction Amount for the Class Z-4 Regular Interest as determined pursuant to the provisons of the Appendix 1.

Class Z-4 Regular Interest: The uncertificated undivided beneficial interest in REMIC I which constitutes a REMIC I Regular Interest and is entitled to distributions as set forth herein.

Class Z-5 Principal Distribution Amount: For any Distribution Date, the excess, if any, of the Class Z-5 Principal Reduction Amount for such Distribution Date over the principal portion of Realized Losses allocated to the Class Z-5 Regular Interest on such Distribution Date.

Class Z-5 Principal Reduction Amount: The Class Z Principal Reduction Amount for the Class Z-5 Regular Interest as determined pursuant to the provisons of the Appendix 1.

Class Z-5 Regular Interest: The uncertificated undivided beneficial interest in REMIC I which constitutes a REMIC I Regular Interest and is entitled to distributions as set forth herein.

Closing Date: April 29, 2005.

Code: The Internal Revenue Code of 1986, as amended.

Company: EMC.

Compensating Interest Payment: As defined in Section 6.06.

Corporate Trust Office: The designated office of the Trustee or Securities Administrator, as applicable, where at any particular time its respective corporate trust business with respect to this Agreement shall be administered. The Corporate Trust Office of the Trustee at the date of the execution of this Agreement is located at 4 New York Plaza, 6th Floor, New York, New York 10004, Attention: Institutional Trust Services/Global Debt, Bear Stearns ALT-A Trust 2005-4. The Corporate Trust Office of the Securities Administrator at the date of the execution of this Agreement is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention:

Corporate Trust Group, BSALTA 2005-4. For the purpose of registration and transfer and exchange only, the Corporate Trust Office of the Securities Administrator shall be located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Group, BSALTA 2005-4.

Counterparty: Bear Stearns Financial Products Inc. and any successor thereto, or any successor counterparty under the Cap Contract.

Countrywide: Countrywide Home Loans Servicing LP, and any successor thereto.

Countrywide Servicing Agreements: The Seller’s Warranties and Servicing Agreement, dated as of September 1, 2002, as amended, between Countrywide and EMC, and the Servicing Agreement, dated as of January 1, 2001, between Countrywide and EMC, each as attached hereto as Exhibit H-5.

Cross-Over Date: The first Distribution Date on which the aggregate Certificate Principal Balance of the Group II Subordinate Certificates has been reduced to zero.

Current Interest: As of any Distribution Date, with respect to each Class of Group I Offered Certificates, (i) the interest accrued on the Certificate Principal Balance or Notional Amount, as applicable, during the related Interest Accrual Period at the applicable Pass-Through Rate plus any amount previously distributed with respect to interest for such Certificate that has been recovered as a voidable preference by a trustee in bankruptcy minus (ii) the sum of (a) any Prepayment Interest Shortfall for such Distribution Date, to the extent not covered by Compensating Interest Payments and (b) any shortfalls resulting from the application of the Relief Act during the related Due Period; provided, however, that for purposes of calculating Current Interest for any such Class, amounts specified in clauses (ii)(a) and (ii)(b) hereof for any such Distribution Date shall be allocated first to the Class B-IO Certificates and the Class R Certificates in reduction of amounts otherwise distributable to such Certificates on such Distribution Date and then any excess shall be allocated to each other Class of Certificates pro rata based on the respective amounts of interest accrued pursuant to clause (i) hereof for each such Class on such Distribution Date.

Current Specified Enhancement Percentage — For any Distribution Date, a percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Group I Subordinate Certificates and (ii) the Overcollateralization Amount, in each case prior to the distribution of the Principal Distribution Amount on such Distribution Date, by (y) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the end of the related Due Period.

Current Specified Overcollateralization Percentage: For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the Overcollateralization Target Amount, and the denominator of which is the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date.

Custodial Agreement: An agreement, dated as of the Closing Date among the Depositor, the Master Servicer, the Trustee and the Custodian in substantially the form of Exhibit G hereto.

Custodian: Wells Fargo Bank, National Association, or any successor custodian appointed pursuant to the provisions hereof and of the Custodial Agreement.

Cut-off Date: April 1, 2005.

Cut-off Date Balance: Approximately $2,043,932,867.

Debt Service Reduction: Any reduction of the Scheduled Payments which a Mortgagor is obligated to pay with respect to a Mortgage Loan as a result of any proceeding under the Bankruptcy Code or any other similar state law or other proceeding.

Deficient Valuation: With respect to any Mortgage Loan, a valuation of the Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code or any other similar state law or other proceeding.

Delinquent: A Mortgage Loan is “Delinquent” if any payment due thereon is not made pursuant to the terms of such Mortgage Loan by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is “30 days delinquent” if such payment has not been received by the close of business on the last day of the month immediately succeeding the month in which such payment was due. For example, a Mortgage Loan with a payment due on December 1 that remained unpaid as of the close of business on January 31 would then be considered to be 30 to 59 days delinquent. Similarly for “60 days delinquent,” “90 days delinquent” and so on.

Depositor: Structured Asset Mortgage Investments II Inc., a Delaware corporation, or its successors in interest.

Depository: The Depository Trust Company, the nominee of which is Cede & Co., or any successor thereto.

Depository Agreement: The meaning specified in Section 5.01(a) hereof.

Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Designated Depository Institution: A depository institution (commercial bank, federal savings bank, mutual savings bank or savings and loan association) or trust company (which may include the Trustee), the deposits of which are fully insured by the FDIC to the extent provided by law.

Determination Date: With respect to each Mortgage Loan, the Determination Date as defined in the Servicing Agreement.

Disqualified Organization: Any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the Freddie Mac or any successor thereto, a majority of its board of directors is not selected by such governmental unit), (ii) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers’ cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code or (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an ownership interest in a Residual Certificate by such Person may cause any 2005-4 REMIC contained in the Trust or any Person having an ownership interest in the Residual Certificate (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Residual Certificate to such Person. The terms “United States,” “State” and “international organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions.

Distribution Account: The trust account or accounts created and maintained by the Securities Administrator pursuant to Section 4.04, which shall be denominated “JPMorgan Chase Bank, National Association, as Trustee f/b/o holders of Structured Asset Mortgage Investments II Inc., Bear Stearns ALT-A Trust 2005-4, Mortgage Pass-Through Certificates, Series 2005-4 - Distribution Account.” The Distribution Account shall be an Eligible Account.

Distribution Account Deposit Date: The Business Day prior to each Distribution Date.

Distribution Date: The 25th day of any month, beginning in the month immediately following the month of the Closing Date, or, if such 25th day is not a Business Day, the Business Day immediately following.

DTC Custodian: Wells Fargo Bank, National Association, or its successors in interest as custodian for the Depository.

Due Date: With respect to each Mortgage Loan, the date in each month on which its Scheduled Payment is due if such due date is the first day of a month and otherwise is deemed to be the first day of the following month or such other date specified in the related Servicing Agreement.

Due Period: With respect to any Distribution Date and each Mortgage Loan, the period commencing on the second day of the month preceding the calendar month in which the Distribution Date occurs and ending at the close of business on the first day of the month in which the Distribution Date occurs.

Eligible Account: Any of (i) a segregated account maintained with a federal or state chartered depository institution (A) the short-term obligations of which are rated A-1 or better by Standard & Poor’s and P-1 by Moody’s at the time of any deposit therein or (B) insured by the FDIC (to the limits established by such Corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel (obtained by the Person requesting that the account be held pursuant to this clause (i)) delivered to the Securities

Administrator prior to the establishment of such account, the Certificateholders will have a claim with respect to the funds in such account and a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments, each of which shall mature not later than the Business Day immediately preceding the Distribution Date next following the date of investment in such collateral or the Distribution Date if such Permitted Investment is an obligation of the institution that maintains the Distribution Account) securing such funds that is superior to claims of any other depositors or general creditors of the depository institution with which such account is maintained, (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity or (iii) a segregated account or accounts of a depository institution acceptable to the Rating Agencies (as evidenced in writing by the Rating Agencies that use of any such account as the Distribution Account will not have an adverse effect on the then-current ratings assigned to the Classes of Certificates then rated by the Rating Agencies). Eligible Accounts may bear interest.

EMC: EMC Mortgage Corporation, and any successor thereto.

EMC Servicing Agreement: The Servicing Agreement, dated as of April 1, 2005, between Structured Asset Mortgage Investments II Inc. and EMC as attached hereto as Exhibit H-6.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

Event of Default: As defined in Section 8.01.

EverHome: EverHome Mortgage Company (formerly known as Alliance Mortgage Corporation), and any successor thereto.

EverHome Servicing Agreements: The Subservicing Agreement, dated as of August 1, 2002, and the Servicing Agreements, dated as of December 1, 2000, June 1, 2002 and June 15, 2002, each between EverHome and EMC, each as attached hereto as Exhibit H-7.

Excess Cashflow: With respect to any Distribution Date, the Remaining Excess Spread for such Distribution Date; provided, however, that the Excess Cashflow shall include Principal Funds on and after the Distribution Date on which the aggregate Certificate Principal Balance of the Class I-A-1, Class I-A-2, Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates has been reduced to zero (other than Principal Funds otherwise distributed to the Holders of Class I-A-1, Class I-A-2, Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates on such Distribution Date).

Excess Liquidation Proceeds: To the extent that such amount is not required by law to be paid to the related Mortgagor, the amount, if any, by which Liquidation Proceeds with respect to a Liquidated Mortgage Loan exceed the sum of (i) the Outstanding Principal Balance of such Mortgage Loan and accrued but unpaid interest at the related Mortgage Interest Rate through the last day of the month in which the related Liquidation Date occurs, plus (ii) related Liquidation Expenses.

Excess Spread: With respect to any Distribution Date, the excess, if any, of (i) the Interest Funds for such Distribution Date over (ii) the sum of the Current Interest on the Group I Offered Certificates and Interest Carry Forward Amounts on the Class I-A Certificates, in each case on such Distribution Date.

Extra Principal Distribution Amount: With respect to any Distribution Date, an amount derived from Excess Spread equal to the lesser of (i) the excess, if any, of the Overcollateralization Target Amount for such Distribution Date over the Overcollateralization Amount for such Distribution Date and (ii) the Excess Spread for such Distribution Date.

Fannie Mae: Federal National Mortgage Association and any successor thereto.

FDIC: Federal Deposit Insurance Corporation and any successor thereto.

Final Certification: The certification substantially in the form of Exhibit Three to the Custodial Agreement.

First Indiana: First Indiana Bank, and any successor thereto.

First Indiana Servicing Agreement: Servicing Agreement, dated as of January 1, 2001, between EMC and First Indiana, attached hereto as Exhibit H-8.

Fiscal Quarter: December 1 through the last day of February, March 1 through May 31, June 1 through August 31, or September 1 through November 30, as applicable.

Fractional Undivided Interest: With respect to any Class of Certificates, the fractional undivided interest evidenced by any Certificate of such Class the numerator of which is the Certificate Principal Balance of such Certificate and the denominator of which is the Certificate Principal Balance of such Class. With respect to the Certificates in the aggregate, the fractional undivided interest evidenced by (i) a Residual Certificate will be deemed to equal 0.50% multiplied by the percentage interest of such Residual Certificate, (ii) the Class B-IO Certificates will be deemed to equal 1.00% and (iii) a Certificate of any other Class will be deemed to equal 98.00% multiplied by a fraction, the numerator of which is the Certificate Principal Balance of such Certificate and the denominator of which is the aggregate Certificate Principal Balance of all the Certificates other than the Class B-IO Certificates.

Freddie Mac: Freddie Mac, formerly the Federal Home Loan Mortgage Corporation, and any successor thereto.

Global Certificate: Any Private Certificate registered in the name of the Depository or its nominee, beneficial interests in which are reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such depository).

GMACM: GMAC Mortgage Corporation, and any successor thereto.

GMACM Servicing Agreement: Servicing Agreement, dated as of May 1, 2001, as amended by Amendment No. 1, dated as of October 1, 2001 and Amendment No. 2, dated as of July 31, 2002, between GMACM and EMC, attached hereto as Exhibit H-9.

GreenPoint: GreenPoint Mortgage Funding, Inc., and any successor thereto.

GreenPoint Servicing Agreement: The Purchase, Warranties and Servicing Agreement, dated as of September 1, 2003, between GreenPoint and EMC attached hereto as Exhibit H-10.

Gross Margin: As to each Mortgage Loan, the fixed percentage set forth in the related Mortgage Note and indicated on the Mortgage Loan Schedule which percentage is added to the related Index on each Interest Adjustment Date to determine (subject to rounding, the minimum and maximum Mortgage Interest Rate and the Periodic Rate Cap) the Mortgage Interest Rate until the next Interest Adjustment Date.

Group I Certificates: The Group I Senior Certificates, the Group I Subordinate Certificates and the Group I Non-Offered Subordinate Certificates.

Group I Mortgage Loans: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

Group I Non-Offered Subordinate Certificates: The Class I-B-3, the Class XP and the Class B-IO Certificates.

Group I Offered Certificates: The Group I Senior Certificates and the Group I Offered Subordinate Certificates.

Group I Offered Subordinate Certificates: The Class I-M-1, Class I-M-2, Class I-B-1 and Class I-B-2 Certificates.

Group I Senior Certificates: The Class I-A-1 Certificates and the Class I-A-2 Certificates.

Group I Subordinate Certificates: The Group I Offered Subordinate Certificates and the Group I Non-Offered Subordinate Certificates.

Group II Certificates: The Group II Senior Certificates and the Group II Subordinate Certificates.

Group II Mortgage Loans: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

Group II Non-Offered Subordinate Certificates: The Class II-B-4, Class II-B-5 and Class II-B-6 Certificates.

Group II Offered Certificates: The Group II Senior Certificates and the Group II Offered Subordinate Certificates.

Group II Offered Subordinate Certificates: The Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-B-1, Class II-B-2 and Class II-B-3 Certificates.

Group II Senior Certificates: The Class II-1A-1, Class II-2A-1, Class II-2A-2, Class II-2A-3, Class II-3A-1, Class II-3A-2, Class II-3A-3, Class II-3A-4, Class II-4A-1, Class II-4A-2, Class II-5A-1 and Class II-5A-2 Certificates.

Group II Subordinate Certificates: The Group II Offered Subordinate Certificates and the Group II Non-Offered Subordinate Certificates.

Group II-1 Certificates: The Class II-1A-1 Certificates.

Group II-1 Loans: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

Group II-2 Certificates: The Class II-2A-1, Class II-2A-2 and Class II-2A-3 Certificates.

Group II-2 Loans: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

Group II-3 Certificates: The Class II-3A-1, Class II-3A-2, Class II-3A-3 and Class II-3A-4 Certificates.

Group II-3 Loans: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

Group II-4 Certificates: The Class II-4A-1 Certificates and the Class II-4A-2 Certificates.

Group II-4 Loans: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

Group II-5 Certificates: The Class II-5A-1 Certificates and the Class II-5A-2 Certificates.

Group II-5 Loans: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, subject to Sections 11.02(b) and 11.05(e), solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Master Servicer, the Securities Administrator or the Trustee or any Affiliate thereof shall be deemed not to be outstanding and the Fractional Undivided Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Fractional Undivided Interests necessary to effect any such consent has been obtained.

Indemnified Persons: The Trustee, the Master Servicer, the Custodian and the Securities Administrator and their officers, directors, agents and employees and, with respect to the Trustee, any separate co-trustee and its officers, directors, agents and employees.

Independent: When used with respect to any specified Person, this term means that such Person (a) is in fact independent of the Depositor or the Master Servicer and of any Affiliate of the Depositor or the Master Servicer, (b) does not have any direct financial interest or any material indirect financial interest in the Depositor or the Master Servicer or any Affiliate of the Depositor or the Master Servicer and (c) is not connected with the Depositor or the Master Servicer or any Affiliate as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

Index: The index, if any, specified in a Mortgage Note by reference to which the related Mortgage Interest Rate will be adjusted from time to time.

Individual Certificate: Any Private Certificate registered in the name of the Holder other than the Depository or its nominee.

Initial Certification: The certification substantially in the form of Exhibit One to the Custodial Agreement.

Institutional Accredited Investor: Any Person meeting the requirements of Rule 501(a)(l), (2), (3) or (7) of Regulation D under the Securities Act or any entity all of the equity holders in which come within such paragraphs.

Insurance Policy: With respect to any Mortgage Loan, any standard hazard insurance policy, flood insurance policy or title insurance policy.

Insurance Proceeds: Amounts paid by the insurer under any Insurance Policy covering any Mortgage Loan or Mortgaged Property other than amounts required to be paid over to the Mortgagor pursuant to law or the related Mortgage Note or Security Instrument and other than amounts used to repair or restore the Mortgaged Property or to reimburse insured expenses, including the related Servicer's costs and expenses incurred in connection with presenting claims under the related Insurance Policies.

Interest Accrual Period: With respect to each Distribution Date, for each Class of Group II Certificates, the calendar month preceding the month in which such Distribution Date occurs. The Interest Accrual Period for the Group I Offered Certificates and the Class I-B-3 Certificates will be the period from and including the preceding distribution date (or from the Closing Date, in the case of the first Distribution Date) to and including the day prior to the current Distribution Date.

Interest Adjustment Date: With respect to a Mortgage Loan, the date, if any, specified in the related Mortgage Note on which the Mortgage Interest Rate is subject to adjustment.

Interest Carryforward Amount: As of the first Distribution Date and with respect to each Class of Group I Offered Certificates, zero, and for each Distribution Date thereafter, the sum of (i) the excess of (a) the Current Interest for such Class with respect to prior Distribution Dates over (b) the amount actually distributed to such Class of Group I Certificates with respect to interest on or after such prior Distribution Dates and (ii) interest thereon (to the extent permitted by applicable law) at the applicable Pass-Through Rate for such Class for the related Interest Accrual Period including the Interest Accrual Period relating to such Distribution Date.

Interest Funds: For any Distribution Date and Loan Group I, (i) the sum, without duplication, of (a) all scheduled interest collected in respect to the related Group I Mortgage Loans during the related Due Period less the related Servicing Fee, (b) all Monthly Advances relating to interest with respect to the related Group I Mortgage Loans made on or prior to the related Distribution Account Deposit Date, (c) all Compensating Interest Payments with respect to the Group I Mortgage Loans and required to be remitted by the Master Servicer pursuant to this Agreement or the related Servicer pursuant to the related Servicing Agreement with respect to such Distribution Date, (d) Liquidation Proceeds with respect to the related Group I Mortgage Loans collected during the related Prepayment Period (or, in the case of Subsequent Recoveries, during the related Due Period), to the extent such Liquidation Proceeds relate to interest, (e) all amounts relating to interest with respect to each related Group I Mortgage Loan purchased by EMC pursuant to Sections 2.02 and 2.03 or by the Depositor pursuant to Section 3.21 during the related Due Period and (f) all amounts in respect of interest paid by EMC pursuant to Section 10.01 in respect to Loan Group I, in each case to the extent remitted by EMC or its designee, as applicable, to the Distribution Account pursuant to this Agreement minus (ii) all amounts relating to interest required to be reimbursed pursuant to Sections 4.01, 4.03 and 4.05 or as otherwise set forth in this Agreement and allocated to Loan Group I.

Interest Shortfall: With respect to any Distribution Date and each Mortgage Loan that during the related Prepayment Period was the subject of a Principal Prepayment or constitutes a Relief Act Mortgage Loan, an amount determined as follows:

(a)   Partial principal prepayments received during the relevant Prepayment Period: The difference between (i) one month’s interest at the applicable Net Rate on the amount of such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Rate) received at the time of such prepayment;

(b)   Principal prepayments in full received during the relevant Prepayment Period: The difference between (i) one month’s interest at the applicable Net Rate on the Stated Principal Balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Rate) received at the time of such prepayment; and

(c)   Relief Act Mortgage Loans: As to any Relief Act Mortgage Loan, the excess of (i) 30 days’ interest (or, in the case of a principal prepayment in full, interest to the date of prepayment) on the Stated Principal Balance thereof (or, in the case of a principal prepayment in part, on the amount so prepaid) at the related Net Rate over (ii) 30 days’ interest (or, in the case of a principal prepayment in full, interest to the date of prepayment) on such Stated Principal Balance (or, in the case of a Principal Prepayment in part, on the amount so prepaid) at the annual interest rate required to be paid by the Mortgagor as limited by application of the Relief Act.

Interim Certification: The certification substantially in the form of Exhibit Two to the Custodial Agreement.

Investment Letter: The letter to be furnished by each Institutional Accredited Investor which purchases any of the Private Certificates in connection with such purchase, substantially in the form set forth as Exhibit F-1 hereto.

Lender-Paid PMI Rate: With respect to each Mortgage Loan covered by a lender-paid primary mortgage insurance policy, the premium to be paid by the applicable Servicer out of interest collections on the related Mortgage Loan, as stated in the Mortgage Loan Schedule.

LIBOR Business Day: Any day other than a Saturday or a Sunday or a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

LIBOR Determination Date: With respect to each Class of Offered Certificates and for the first Interest Accrual Period, April 28, 2005. With respect to each Class of Offered Certificates and any Interest Accrual Period thereafter, the second LIBOR Business Day preceding the commencement of such Interest Accrual Period.

Liquidated Mortgage Loan: Any defaulted Mortgage Loan as to which the Servicer or the Master Servicer has determined that all amounts it expects to recover from or on account of such Mortgage Loan have been recovered.

Liquidation Date: With respect to any Liquidated Mortgage Loan, the date on which the Master Servicer or the Servicer has certified that such Mortgage Loan has become a Liquidated Mortgage Loan.

Liquidation Expenses: With respect to a Mortgage Loan in liquidation, unreimbursed expenses paid or incurred by or for the account of the Master Servicer or the Servicer in connection with the liquidation of such Mortgage Loan and the related Mortgage Property, such expenses including (a) property protection expenses, (b) property sales expenses, (c) foreclosure and sale costs, including court costs and reasonable attorneys’ fees, and (d) similar expenses reasonably paid or incurred in connection with liquidation.

Liquidation Proceeds: Amounts received in connection with the liquidation of a defaulted Mortgage Loan, whether through trustee’s sale, foreclosure sale, Insurance Proceeds, condemnation proceeds or otherwise and Subsequent Recoveries.

Loan Group: Loan Group I or Loan Group II (including Loan Group II-1, Loan Group II-2, Loan Group II-3, Loan Group II-4 or Loan Group II-5), as applicable.

Loan Group I: The group of Mortgage Loans designated as belonging to Loan Group I on the Mortgage Loan Schedule.

Loan Group II: Any of Loan Group II-1, Loan Group II-2, Loan Group II-3, Loan Group II-4 or Loan Group II-5.

Loan Group II-1: The group of Mortgage Loans designated as belonging to Loan Group II-1 on the Mortgage Loan Schedule.

Loan Group II-2: The group of Mortgage Loans designated as belonging to Loan Group II-2 on the Mortgage Loan Schedule.

Loan Group II-3: The group of Mortgage Loans designated as belonging to Loan Group II-3 on the Mortgage Loan Schedule.

Loan Group II-4: The group of Mortgage Loans designated as belonging to Loan Group II-4 on the Mortgage Loan Schedule.

Loan Group II-5: The group of Mortgage Loans designated as belonging to Loan Group II-5 on the Mortgage Loan Schedule.

Loan-to-Value Ratio: With respect to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is the Original Value of the related Mortgaged Property.

Loss Allocation Limitation: The meaning specified in Section 6.02.2(c) hereof.

Loss Severity Percentage: With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the amount of Realized Losses incurred on a Mortgage Loan and the denominator of which is the Stated Principal Balance of such Mortgage Loan immediately prior to the liquidation of such Mortgage Loan.

Lost Notes: The original Mortgage Notes that have been lost, as indicated on the Mortgage Loan Schedule.

Margin: With respect to any Distribution Date on or prior to the first possible Optional Termination Date with respect to the Group I Mortgage Loans and (i) with respect to the Class I-A-1 Certificates, 0.220% per annum, (ii) with respect to the Class I-A-2 Certificates, 0.270% per annum, (iii) with respect to the Class I-M-1 Certificates, 0.450% per annum, (iv) with respect to the Class I-M-2 Certificates, 0.650% per annum, (v) with respect to the Class I-B-1 Certificates, 1.250% per annum, (vi) with respect to the Class I-B-2 Certificates, 1.800% per annum, and (vii) with respect to the Class I-B-3 Certificates, 2.100% per annum; and with respect to any Distribution Date after the first possible Optional Termination Date and (i) with respect to the Class I-A-1 Certificates, 0.440% per annum, (ii) with respect to the Class I-A-2 Certificates, 0.540% per annum, (iii) with respect to the Class I-M-1 Certificates, 0.675% per annum, (iv) with respect to the Class I-M-2 Certificates, 0.975% per annum, (v) with respect to the Class I-B-1 Certificates, 1.875% per annum, (vi) with respect to the Class I-B-2 Certificates, 2.700% per annum, and (vii) with respect to the Class I-B-3 Certificates, 3.150% per annum.

Marker Rate: With respect to the Class B-IO Certificates or the REMIC IV Regular Interest B-IO-I and any Distribution Date, in relation to the REMIC II Regular Interests LT1, LT2, LT3 and LT4, a per annum rate equal to two (2) times the weighted average of the Uncertificated Pass-Through Rates for REMIC II Regular Interest LT2 and REMIC II Regular Interest LT3.

Master Servicer: As of the Closing Date, Wells Fargo Bank, National Association and, thereafter, its respective successors in interest that meet the qualifications of the Servicing Agreements and this Agreement.

Master Servicer Certification: A written certification covering servicing of the Mortgage Loans by the Servicers and signed by an officer of the Master Servicer that complies with (i) the Sarbanes-Oxley Act of 2002, as amended from time to time, and (ii) the February 21, 2003 Statement by the Staff of the Division of Corporation Finance of the Securities and Exchange Commission Regarding Compliance by Asset-Backed Issuers with Exchange Act Rules 13a-14 and 15d-14, as in effect from time to time; provided that if, after the Closing Date (a) the Sarbanes-Oxley Act of 2002 is amended, (b) the Statement referred to in clause (ii) is modified or superceded by any subsequent statement, rule or regulation of the Securities and Exchange Commission or any statement of a division thereof, or (c) any future releases, rules and regulations are published by the Securities and Exchange Commission from time to time pursuant to the Sarbanes-Oxley Act of 2002, which in any such case affects the form or substance of the required certification and results in the required certification being, in the reasonable judgment of the Master Servicer, materially more onerous than the form of the required certification as of the Closing Date, the Master Servicer Certification shall be as agreed to by the Master Servicer and the Depositor following a negotiation in good faith to determine how to comply with any such new requirements.

Master Servicer Collection Account: The trust account or accounts created and maintained by the Master Servicer pursuant to Section 4.02, which shall be denominated “JPMorgan Chase Bank, National Association, as Trustee f/b/o holders of Structured Asset Mortgage Investments II Inc., Bear Stearns ALT-A Trust 2005-4, Mortgage Pass-Through Certificates, Series 2005-4, Collection Account.” The Master Servicer Collection Account shall be an Eligible Account.

Master Servicing Compensation: The meaning specified in Section 3.14.

Material Defect: The meaning specified in Section 2.02(a).

Maximum Lifetime Mortgage Rate: The maximum level to which a Mortgage Interest Rate can adjust in accordance with its terms, regardless of changes in the applicable Index.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS® System: The system of recording transfers of Mortgage Loans electronically maintained by MERS.

MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS® System.

Minimum Lifetime Mortgage Rate: The minimum level to which a Mortgage Interest Rate can adjust in accordance with its terms, regardless of changes in the applicable Index.

MOM Loan: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

Monthly Advance: An advance of principal or interest required to be made by the applicable Servicer pursuant to the related Servicing Agreement or the Master Servicer pursuant to Section 6.05.

Monthly Delinquency Percentage: With respect to a Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the Group I Mortgage Loans that are 60 days or more Delinquent or are in bankruptcy or foreclosure or are REO Properties for such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of Group I Mortgage Loans for such Distribution Date.

Moody’s: Moody’s Investors Service, Inc. or its successor in interest.

Mortgage: The mortgage, deed of trust or other instrument creating a first priority lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Loan.

Mortgage File: The mortgage documents listed in Section 2.01(b) pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

Mortgage Interest Rate: The annual rate at which interest accrues from time to time on any Mortgage Loan pursuant to the related Mortgage Note, which rate is initially equal to the “Mortgage Interest Rate” set forth with respect thereto on the Mortgage Loan Schedule.

Mortgage Loan: A mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.04 and held as a part of the Trust Fund, as identified in the Mortgage Loan Schedule (which shall include, without limitation, with respect to each Mortgage Loan, each related Mortgage Note, Mortgage and Mortgage File and all rights appertaining thereto), including a mortgage loan the property securing which has become an REO Property.

Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement dated as of April 29, 2005, between EMC, as seller, and Structured Asset Mortgage Investments II Inc., as purchaser, and all amendments thereof and supplements thereto, attached as Exhibit J.

Mortgage Loan Schedule: The schedule, attached hereto as Exhibit B with respect to the Mortgage Loans and as amended from time to time to reflect the repurchase or substitution of Mortgage Loans pursuant to this Agreement or the Mortgage Loan Purchase Agreement, as the case may be.

Mortgage Note: The originally executed note or other evidence of the indebtedness of a Mortgagor under the related Mortgage Loan.

Mortgaged Property: Land and improvements securing the indebtedness of a Mortgagor under the related Mortgage Loan or, in the case of REO Property, such REO Property.

Mortgagor: The obligor on a Mortgage Note.

National City: National City Mortgage Company, and any successor thereto.

National City Servicing Agreement: The Purchase, Warranties and Servicing Agreement, dated as of October 1, 2001, between National City and EMC, attached hereto as Exhibit H-11.

Net Interest Shortfall: With respect to any Distribution Date, the Interest Shortfall, if any, for such Distribution Date net of Compensating Interest Payments made with respect to such Distribution Date.

Net Liquidation Proceeds: As to any Liquidated Mortgage Loan, Liquidation Proceeds net of (i) Liquidation Expenses which are payable therefrom to the Servicer or the Master Servicer in accordance with the Servicing Agreement or this Agreement and (ii) unreimbursed advances by the Servicer or the Master Servicer and Monthly Advances.

Net Rate: With respect to each Mortgage Loan, the Mortgage Interest Rate in effect from time to time less the sum of (1) the Servicing Fee Rate and (2) the Lender Paid PMI Rate, if any, attributable thereto, in each case expressed as a per annum rate.

Net Rate Cap: For any Distribution Date and each of the Group I Offered Certificates, the weighted average of the Net Rates of the Group I Mortgage Loans as of the beginning of the related Due Period, weighted on the basis of the Stated Principal Balances thereof as of the preceding Distribution Date, as adjusted to an effective rate reflecting the accrual of interest on the basis of a 360-day year and the actual number of days elapsed in the related Interest Accrual Period. For federal income tax purposes, the Net Rate Cap with respect to the Group I Offered Certificates is equal to the Uncertificated Pass-Through Rate for the REMIC II Regular Interests LT1 and LT2.

Non-Offered Subordinate Certificates: The Group I Non-Offered Subordinate Certificates and the Group II Non-Offered Subordinate Certificates.

Nonrecoverable Advance: Any advance or Monthly Advance (i) which was previously made or is proposed to be made by the Master Servicer, the Trustee (as successor Master Servicer) or the applicable Servicer and (ii) which, in the good faith judgment of the Master Servicer, the Trustee or the applicable Servicer, will not or, in the case of a proposed advance or Monthly Advance, would not, be ultimately recoverable by the Master Servicer, the Trustee (as successor Master Servicer) or the applicable Servicer from Liquidation Proceeds, Insurance Proceeds or future payments on the Mortgage Loan for which such advance or Monthly Advance was made or is proposed to be made.

Notional Amount: The Notional Amount of the Class B-IO Certificates immediately prior to any Distribution Date is equal to the aggregate of the Uncertificated Principal Balances of the REMIC II Regular Interests.

Offered Certificates: The Group I Offered Certificates and the Group II Offered Certificates.

Offered Subordinate Certificates: The Group I Offered Subordinate Certificates and the Group II Offered Subordinate Certificates.

Officer’s Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President or Assistant Vice President or other authorized officer of the Master Servicer or the Depositor, as applicable, and delivered to the Trustee, as required by this Agreement.

One-Month LIBOR: With respect to any Interest Accrual Period, the rate determined by the Securities Administrator on the related LIBOR Determination Date on the basis of the rate for U.S. dollar deposits for one month that appears on Telerate Screen Page 3750 as of 11:00 a.m. (London time) on such LIBOR Determination Date; provided that the parties hereto acknowledge that One-Month LIBOR for the first Interest Accrual Period shall equal 3.06% per annum. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying One-Month LIBOR or comparable rates as may be reasonably selected by the Securities Administrator), One-Month LIBOR for the applicable Interest Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained by the Securities Administrator and no Reference Bank Rate is available, One-Month LIBOR will be One-Month LIBOR applicable to the preceding Interest Accrual Period.

Opinion of Counsel: A written opinion of counsel who is or are acceptable to the Trustee and who, unless required to be Independent (an “Opinion of Independent Counsel”), may be internal counsel for the Company, the Master Servicer or the Depositor.

Optional Termination Date: With respect to the Group I Mortgage Loans, the Distribution Date on which the aggregate Stated Principal Balance of the Group I Mortgage Loans is less than 20% of the Cut-off Date Balance and with respect to the Group II Mortgage Loans, the Distribution Date on which the aggregate Stated Principal Balance of the Group II Mortgage Loans is less than 10% of the Cut-off Date Balance.

Original Group II Subordinate Principal Balance: The sum of the aggregate Certificate Principal Balances of each Class of Group II Subordinate Certificates as of the Closing Date.

Original Value: The lesser of (i) the Appraised Value or (ii) the sales price of a Mortgaged Property at the time of origination of a Mortgage Loan, except in instances where either clauses (i) or (ii) is unavailable, the other may be used to determine the Original Value, or if both clauses (i) and (ii) are unavailable, Original Value may be determined from other sources reasonably acceptable to the Depositor.

Outstanding Mortgage Loan: With respect to any Due Date, a Mortgage Loan which, prior to such Due Date, was not the subject of a Principal Prepayment in full, did not become a Liquidated Mortgage Loan and was not purchased or replaced.

Outstanding Principal Balance: As of the time of any determination, the principal balance of a Mortgage Loan remaining to be paid by the Mortgagor, or, in the case of an REO Property, the principal balance of the related Mortgage Loan remaining to be paid by the

Mortgagor at the time such property was acquired by the Trust Fund less any Net Liquidation Proceeds with respect thereto to the extent applied to principal.

Overcollateralization Amount: With respect to any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date over (b) the aggregate Certificate Principal Balance of the Group I Offered Certificates on such Distribution Date (after taking into account the payment of principal other than any Extra Principal Distribution Amount on such Certificates).

Overcollateralization Target Amount: $1,536,014.

Pass-Through Rate: As to each Class of Certificates, the rate of interest determined as provided with respect thereto in Section 5.01(c). Any monthly calculation of interest at a stated rate shall be based upon annual interest at such rate divided by twelve.

Periodic Rate Cap: With respect to each Mortgage Loan, the maximum adjustment that can be made to the Mortgage Interest Rate on each Interest Adjustment Date in accordance with its terms, regardless of changes in the applicable Index.

Permitted Investments: Any one or more of the following obligations or securities held in the name of the Trustee for the benefit of the Certificateholders:

(i)    direct obligations of, and obligations the timely payment of which are fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

(ii)    (a) demand or time deposits, federal funds or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (including the Trustee or the Master Servicer or its Affiliates acting in its commercial banking capacity) and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term debt rating and/or the long-term unsecured debt obligations of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment have the Applicable Credit Rating or better from each Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the Federal Deposit Insurance Corporation;

(iii)     repurchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above where the Trustee holds the security therefor;

(iv)    securities bearing interest or sold at a discount issued by any corporation (including the Trustee or the Master Servicer or its Affiliates) incorporated under the laws of the United States of America or any state thereof that have the Applicable Credit Rating or better from each Rating Agency at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust to exceed 10% of the aggregate Outstanding Principal Balances of all the Mortgage Loans and Permitted Investments held as part of the Trust;

(v)    commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) having the Applicable Credit Rating or better from each Rating Agency at the time of such investment;

(vi)    a Reinvestment Agreement issued by any bank, insurance company or other corporation or entity;

(vii)     any other demand, money market or time deposit, obligation, security or investment as may be acceptable to each Rating Agency as evidenced in writing by each Rating Agency to the Trustee; and

(viii)     any money market or common trust fund having the Applicable Credit Rating or better from each Rating Agency, including any such fund for which the Trustee or the Master Servicer or any affiliate of the Trustee or the Master Servicer acts as a manager or an advisor; provided, however, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such instrument or security is purchased at a price greater than par.

Permitted Transferee: Any Person other than a Disqualified Organization or an “electing large partnership” (as defined by Section 775 of the Code).

Person: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

PHH: PHH Mortgage Corporation (formerly known as Cendant Mortgage Corporation), and any successor thereto.

PHH Servicing Agreement: The Purchase, Warranties and Servicing Agreement dated as of October 23, 2001, among PHH, Bishop’s Gate Residential Mortgage Trust and EMC, as attached hereto as Exhibit H-3.

Physical Certificates: The Residual Certificates and the Private Certificates.

Plan: The meaning specified in Section 5.07(a).

Prepayment Charge: With respect to any Mortgage Loan, the charges or premiums, if any, due in connection with a full or partial prepayment of such Mortgage Loan in accordance with the terms thereof.

Prepayment Charge Loan: Any Group I Mortgage Loan for which a Prepayment Charge may be assessed and to which such Prepayment Charge the Class XP Certificates are entitled, as indicated on the Mortgage Loan Schedule.

Prepayment Interest Shortfall: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a partial Principal Prepayment or a Principal Prepayment in full during the related Prepayment Period (other than a Principal Prepayment in full resulting from the purchase of a Group I Mortgage Loan pursuant to Section 2.02, 2.03, 3.21 or 10.01 hereof), the amount, if any, by which (i) one month’s interest at the applicable Net Rate on the Stated Principal Balance of such Group I Mortgage Loan immediately prior to such prepayment or in the case of a partial Principal Prepayment on the amount of such prepayment exceeds (ii) the amount of interest paid or collected in connection with such Principal Prepayment less the sum of (a) any Prepayment Charges and (b) the related Servicing Fee.

Prepayment Period: With respect to any Distribution Date and the Mortgage Loans serviced by EMC, the period from the sixteenth day of the calendar month preceeding the calendar month in which such Distribution Date occurs through the close of business on the fifteenth day of the calendar month in which such Distribution Date occurs. With respect to any Distribution Date and all other Mortgage Loans, the period that is provided in the related Servicing Agreement.

Primary Mortgage Insurance Policy: Any primary mortgage guaranty insurance policy issued in connection with a Mortgage Loan which provides compensation to a Mortgage Note holder in the event of default by the obligor under such Mortgage Note or the related Security Instrument, if any or any replacement policy therefor through the related Interest Accrual Period for such Class relating to a Distribution Date.

Principal Distribution Amount: With respect to each Distribution Date, an amount equal to the sum of (i) the Principal Funds for such Distribution Date and (ii) any Extra Principal Distribution Amount for such Distribution Date.

Principal Funds: the sum, without duplication, of

1.	the Scheduled Principal collected on the Group I Mortgage Loans during the related Due Period or advanced on or before the related servicer advance date,

2.	prepayments in respect of the Group I Mortgage Loans, exclusive of any prepayment charges, collected in the related Prepayment Period,

3.	the Stated Principal Balance of each Group I Mortgage Loan that was repurchased by the Depositor or the related Servicer during the related Due Period,

4.

the amount, if any, by which the aggregate unpaid principal balance of any Substitute Mortgage Loans is less than the aggregate unpaid principal balance of any deleted mortgage loans delivered by the related Servicer in connection with a substitution of a Group I Mortgage Loan during the related Due Period,

5.

all Liquidation Proceeds collected during the related Prepayment Period (or in the case of Subsequent Recoveries, during the related Due Period) on the Group I Mortgage Loans, to the extent such Liquidation Proceeds relate to principal, less all related Nonrecoverable Advances relating to principal reimbursed during the related Due Period,

6.

the principal portion of the purchase price of the assets of the Trust allocated to Loan Group I upon the exercise by EMC or its designee of its optional termination right with respect to the Group I Mortgage Loans; minus

7.

any amounts required to be reimbursed to EMC, the Depositor, a Servicer, the Master Servicer, the Custodian, the Trustee or the Securities Administrator and allocated to Loan Group I, as provided in the Agreement.

Principal Prepayment: Any payment (whether partial or full) or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Net Liquidation Proceeds received at the time a Mortgage Loan becomes a Liquidation Mortgage Loan.

Private Certificates: The Class I-B-3, Class B-IO, Class XP, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates.

Prospectus: The prospectus, dated December 20, 2004, as supplemented by the prospectus supplement dated April 28, 2005, relating to the offering of the Offered Certificates.

Protected Account: An account established and maintained for the benefit of Certificateholders by each Servicer with respect to the related Mortgage Loans and with respect to REO Property pursuant to the related Servicing Agreement.

QIB: A Qualified Institutional Buyer as defined in Rule 144A promulgated under the Securities Act.

Qualified Insurer: Any insurance company duly qualified as such under the laws of the state or states in which the related Mortgaged Property or Mortgaged Properties is or are located, duly authorized and licensed in such state or states to transact the type of insurance business in which it is engaged and approved as an insurer by the Master Servicer, so long as the claims paying ability of which is acceptable to the Rating Agencies for pass-through certificates having the same rating as the Certificates rated by the Rating Agencies as of the Closing Date.

Rating Agencies: Moody’s and S&P.

Realized Loss: Any (i) Bankruptcy Loss or (ii) as to any Liquidated Mortgage Loan, (x) the Outstanding Principal Balance of such Liquidated Mortgage Loan plus accrued and unpaid interest thereon at the Mortgage Interest Rate through the last day of the month of such liquidation, less (y) the related Net Liquidation Proceeds with respect to such Mortgage Loan and the related Mortgaged Property that are allocated to principal. In addition, to the extent the Master Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent such recoveries are applied to reduce the Certificate Principal Balance of any Class of Certificates on any Distribution Date.

Realized Losses on the Mortgage Loans shall be allocated to the REMIC I Regular Interests as follows: (1) The interest portion of Realized Losses and Net Interest Shortfalls on the Group II-1 Loans, if any, shall be allocated between the Class Y-1 and Class Z-1 Regular Interests pro rata according to the amount of interest accrued but unpaid thereon, in reduction thereof; (2) the interest portion of Realized Losses and Net Interest Shortfalls on the Group II-2 Loans, if any, shall be allocated between the Class Y-2 and Class Z-2 Regular Interests pro rata according to the amount of interest accrued but unpaid thereon, in reduction thereof; (3) the interest portion of Realized Losses and Net Interest Shortfalls on the Group II-3 Loans, if any, shall be allocated between the Class Y-3 and Class Z-3 Regular Interests pro rata according to the amount of interest accrued but unpaid thereon, in reduction thereof; (4) the interest portion of Realized Losses and Net Interest Shortfalls on the Group II-4 Loans, if any, shall be allocated between the Class Y-4 and Class Z-4 Regular Interests pro rata according to the amount of interest accrued but unpaid thereon, in reduction thereof; and (5) the interest portion of Realized Losses and Net Interest Shortfalls on the Group II-5 Loans, if any, shall be allocated between the Class Y-5 and Class Z-5 Regular Interests pro rata according to the amount of interest accrued but unpaid thereon, in reduction thereof. Any interest portion of such Realized Losses in excess of the amount allocated pursuant to the preceding sentence shall be treated as a principal portion of Realized Losses not attributable to any specific Mortgage Loan in such Group and allocated pursuant to the succeeding sentences. The principal portion of Realized Losses with respect to the Mortgage Loans shall be allocated to the REMIC I Regular Interests as follows: (1) the principal portion of Realized Losses on the Group II-1 Loans shall be allocated, first, to the Class Y-1 Regular Interest to the extent of the Class Y-1 Principal Reduction Amount in reduction of the Uncertificated Principal Balance of such Regular Interest and, second, the remainder, if any, of such principal portion of such Realized Losses shall be allocated to the Class Z-1 Regular Interest in reduction of the Uncertificated Principal Balance thereof; (2) the principal portion of Realized Losses on the Group II-2 Loans shall be allocated, first, to the Class Y-2 Regular Interest to the extent of the Class Y-2 Principal Reduction Amount in reduction of the Uncertificated Principal Balance of such Regular Interest and, second, the remainder, if any, of such principal portion of such Realized Losses shall be allocated to the Class Z-2 Regular Interest in reduction of the Uncertificated Principal Balance thereof; (3) the principal portion of Realized Losses on the Group II-3 Loans shall be allocated, first, to the Class Y-3 Regular Interest to the extent of the Class Y-3 Principal Reduction Amount in reduction of the Uncertificated Principal Balance of such Regular Interest and, second, the remainder, if any, of such principal portion of such Realized Losses shall be allocated to the Class Z-3 Regular Interest in reduction of the Uncertificated Principal Balance thereof; (4) the principal portion of

Realized Losses on the Group II-4 Loans shall be allocated, first, to the Class Y-4 Regular Interest to the extent of the Class Y-4 Principal Reduction Amount in reduction of the Uncertificated Principal Balance of such Regular Interest and, second, the remainder, if any, of such principal portion of such Realized Losses shall be allocated to the Class Z-4 Regular Interest in reduction of the Uncertificated Principal Balance thereof; and (5) the principal portion of Realized Losses on the Group II-5 Loans shall be allocated, first, to the Class Y-5 Regular Interest to the extent of the Class Y-5 Principal Reduction Amount in reduction of the Uncertificated Principal Balance of such Regular Interest and, second, the remainder, if any, of such principal portion of such Realized Losses shall be allocated to the Class Z-5 Regular Interest in reduction of the Uncertificated Principal Balance thereof. For any Distribution Date, reductions in the Uncertificated Principal Balances of the Class Y and Class Z Regular Interest pursuant to this definition of Realized Loss shall be determined, and shall be deemed to occur, prior to any reductions of such Uncertificated Principal Balances by distributions on such Distribution Date.

Record Date: For each Class of Group I Certificates, the Business Day preceding the applicable Distribution Date so long as such Class of Certificates remains in book-entry form; and otherwise, the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date. For each Class of Group II Certificates, the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date.

Reference Bank: A leading bank selected by the Securities Administrator that is engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

Reference Bank Rate: With respect to any Interest Accrual Period, the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Classes of Group I Offered Certificates for such Interest Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the securities administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Classes of Group I Offered Certificates.

Reinvestment Agreements: One or more reinvestment agreements, acceptable to the Rating Agencies, from a bank, insurance company or other corporation or entity (including the Trustee).

Related Certificates (A) For each class of REMIC III Regular Interests, the Class or Classes of Certificates show opposite the name of such REMIC III Regular Interest in the following table:

REMIC III Regular Interest	Classes of Certificates
II-1A-1	II-1A-1
II-2A-1	II-2A-1
II-2A-2	II-2A-2
II-2A-3	II-2A-3
II-3A-1	II-3A-1
II-3A-2	II-3A-2
II-3A-3	II-3A-3
II-3A-4	II-3A-4
II-4A-1	II-4A-1
II-4A-2	II-4A-2
II-5A-1	II-5A-1
II-5A-2	II-5A-2
II-M-1	II-M-1
II-M-2	II-M-2
II-M-3	II-M-3
II-M-4	II-M-4
II-B-1	II-B-1
II-B-2	II-B-2
II-B-3	II-B-3
II-B-4	II-B-4
II-B-5	II-B-5
II-B-6	II-B-6

(B) For each class of REMIC IV Regular Interest, the Class or Classes of Certificates show opposite the name of such REMIC III Regular Interest in the following table:

REMIC IV Regular Interest	Classes of Certificates
I-A-1	I-A-1
I-A-2	I-A-2
I-M-1	I-M-1
I-M-2	I-M-2
I-B-1	I-B-1
I-B-2	I-B-2
I-B-3	I-B-3
X-P	X-P
B-IO-I and B-IO-P	B-IO
II-1A-1	II-1A-1
II-2A-1	II-2A-1
II-2A-2	II-2A-2
II-2A-3	II-2A-3
II-3A-1	II-3A-1
II-3A-2	II-3A-2
II-3A-3	II-3A-3
II-3A-4	II-3A-4

II-4A-1	II-4A-1
II-4A-2	II-4A-2
II-5A-1	II-5A-1
II-5A-2	II-5A-2
II-M-1	II-M-1
II-M-2	II-M-2
II-M-3	II-M-3
II-M-4	II-M-4
II-B-1	II-B-1
II-B-2	II-B-2
II-B-3	II-B-3
II-B-4	II-B-4
II-B-5	II-B-5
II-B-6	II-B-6

(C) For the REMIC V Regular Interest, the Class B-IO Certificates.

Relief Act: The Servicemembers Civil Relief Act, as amended, or similar state law.

Relief Act Mortgage Loan: Any Mortgage Loan as to which the Scheduled Payment thereof has been reduced due to the application of the Relief Act.

Remaining Excess Spread: With respect to any Distribution Date, the Excess Spread remaining after the distribution of the Extra Principal Distribution Amount for such Distribution Date.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC Administrator: The Trustee; provided that if the REMIC Administrator is found by a court of competent jurisdiction to no longer be able to fulfill its obligations as REMIC Administrator under this Agreement the Servicer or Trustee acting as Servicer shall appoint a successor REMIC Administrator, subject to assumption of the REMIC Administrator obligations under this Agreement.

REMIC Interest: Any of the REMIC I, REMIC II, REMIC III, REMIC IV and REMIC V Interests.

REMIC Opinion: An Opinion of Independent Counsel, to the effect that the proposed action described therein would not, under the REMIC Provisions, (i) cause any 2005-4 REMIC to fail to qualify as a REMIC while any regular interest in such 2005-4 REMIC is outstanding, (ii) result in a tax on prohibited transactions with respect to any 2005-4 REMIC or (iii) constitute a taxable contribution to any 2005-4 REMIC after the Startup Day.

REMIC Provisions: The provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of the Code, and related provisions and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

REMIC Regular Interest: Any of of the REMIC I, REMIC II, REMIC III , REMIC IV and REMIC V Regular Interests.

REMIC I: The segregated pool of assets, with respect to which a REMIC election is made pursuant to this Agreement, consisting of:

(a)   the Group II Mortgage Loans and the related Mortgage Files and collateral securing such Group II Mortgage Loans,

(b)   all payments on and collections in respect of the Group II Mortgage Loans due after the Cut-off Date as shall be on deposit in the Master Servicer Collection Account or in the Distribution Account and identified as belonging to the Trust Fund,

(c)   property that secured a Group II Mortgage Loan and that has been acquired for the benefit of the Certificateholders by foreclosure or deed in lieu of foreclosure,

(d)   the hazard insurance policies and Primary Mortgage Insurance Policies, if any, relating to the Group II Mortgage Loans, and

(e)   all proceeds of clauses (a) through (d) above.

REMIC I Available Distribution Amount: For each of the Group II Loan Groups for any Distribution Date, the Available Funds for such Loan Group, or, if the context so requires the aggregate of the Available Funds for all Group II Loan Groups.

REMIC I Distribution Amount: For any Distribution Date, the REMIC I Available Distribution Amount shall be distributed to the REMIC I Regular Interests and the Class R Certificates in respect of Component I thereof in the following amounts and priority:

(a)   To the extent of the REMIC I Available Distribution Amount for Loan Group II-1:

(i)    first, to Class Y-1 and Class Z-1 Regular Interests and Component I of the Class R Certificates, concurrently, the Uncertificated Interest for such Classes remaining unpaid from previous Distribution Dates, pro rata according to their respective shares of such unpaid amounts;

(ii)    second, to the Class Y-1 and Class Z-1 Regular Interests and Component I of the Class R Certificates, concurrently, the Uncertificated Interest for such Classes for the current Distribution Date, pro rata according to their respective Uncertificated Interest;

(iii)     third, to Component I of the Class R Certificates, until the Uncertificated Principal Balance thereof has been reduced to zero; and

(iv)    fourth, to the Class Y-1 and Class Z-1 Regular Interests, the Class Y-1 Principal Distribution Amount and the Class Z-1 Principal Distribution Amount, respectively.

(b)   To the extent of the REMIC I Available Distribution Amount for Loan Group II-2:

(i)    first, to the Class Y-2 and Class Z-2 Regular Interests, concurrently, the Uncertificated Interest for such Classes remaining unpaid from previous Distribution Dates, pro rata according to their respective shares of such unpaid amounts;

(ii)    second, to the Class Y-2 and Class Z-2 Regular Interests, concurrently, the Uncertificated Interest for such Classes for the current Distribution Date, pro rata according to their respective Uncertificated Interest; and

(iii)     third, to the Class Y-2 and Class Z-2 Regular Interests, the Class Y-2 Principal Distribution Amount and the Class Z-2 Principal Distribution Amount, respectively.

(c)   To the extent of the REMIC I Available Distribution Amount for Loan Group II-3:

(i)    first, to the Class Y-3 and Class Z-3 Regular Interests, concurrently, the Uncertificated Interest for such Classes remaining unpaid from previous Distribution Dates, pro rata according to their respective shares of such unpaid amounts;

(ii)    second, to the Class Y-3 and Class Z-3 Regular Interests, concurrently, the Uncertificated Interest for such Classes for the current Distribution Date, pro rata according to their respective Uncertificated Interest; and

(iii)     third, to the Class Y-3 and Class Z-3 Regular Interests, the Class Y-3 Principal Distribution Amount and the Class Z-3 Principal Distribution Amount, respectively.

(d)   To the extent of the REMIC I Available Distribution Amount for Loan Group II-4:

(i)    first, to the Class Y-4 and Class Z-4 Regular Interests, concurrently, the Uncertificated Interest for such Classes remaining unpaid from previous Distribution Dates, pro rata according to their respective shares of such unpaid amounts;

(ii)    second, to the Class Y-4 and Class Z-4 Regular Interests, concurrently, the Uncertificated Interest for such Classes for the current Distribution Date, pro rata according to their respective Uncertificated Interest; and

(iii)     third, to the Class Y-4 and Class Z-4 Regular Interests, the Class Y-4 Principal Distribution Amount and the Class Z-4 Principal Distribution Amount, respectively.

(e)   To the extent of the REMIC I Available Distribution Amount for Loan Group II-5:

(i)    first, to the Class Y-5 and Class Z-5 Regular Interests, concurrently, the Uncertificated Interest for such Classes remaining unpaid from previous Distribution Dates, pro rata according to their respective shares of such unpaid amounts;

(ii)    second, to the Class Y-5 and Class Z-5 Regular Interests, concurrently, the Uncertificated Interest for such Classes for the current Distribution Date, pro rata according to their respective Uncertificated Interest; and

(iii)     third, to the Class Y-5 and Class Z-5 Regular Interests, the Class Y-5 Principal Distribution Amount and the Class Z-5 Principal Distribution Amount, respectively.

(f)    To the extent of the REMIC I Available Distribution Amounts for Loan Group II-1, Loan Group II-2, Loan Group II-3, Loan Group II-4 or Loan Group II-5 for such Distribution Date remaining after payment of the amounts pursuant to paragraphs (a), (b), (c), (d) and (e) of this definition of “REMIC I Distribution Amount”:

(i)    first, to each Class of Class Y and Class Z Regular Interests, pro rata according to the amount of unreimbursed Realized Losses allocable to principal previously allocated to each such Class; provided, however, that any amounts distributed pursuant to this paragraph (d)(i) of this definition of “REMIC I Distribution Amount” shall not cause a reduction in the Uncertificated Principal Balances of any of the Class Y and Class Z Regular Interests; and

(ii)    second, to the Component I of the Class R Certificates, the Residual Distribution Amount for Component I of the Class R Certificates for such Distribution Date.

REMIC I Interests: The REMIC I Regular Interests and Component I of the Class R Certificates.

REMIC I Regular Interest: Any of the separate non-certificated beneficial ownership interests in REMIC I set forth in Section 5.01(c)(i) and issued hereunder and designated as a “regular interest” in REMIC I. Each REMIC I Regular Interest shall accrue interest at the Uncertificated Pass-Through Rate specified for such REMIC I Interest in Section 5.01(c)(i), and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in Section 5.01(c)(i). The designations for the respective REMIC I Regular Interests are set forth in Section 5.01(c)(i).

REMIC II: The segregated pool of assets, with respect to which a REMIC election is made pursuant to this Agreement, consisting of: (a)the Group I Mortgage Loans and the related Mortgage Files and collateral securing such Group I Mortgage Loans, (b)    all payments on and collections in respect of the Group I Mortgage Loans due after the Cut off Date as shall be on deposit in the Master Servicer Collection Account or in the Distribution Account and identified as belonging to the Trust Fund, (c) property that secured a Group I Mortgage Loan and that has been acquired for the benefit of the Certificateholders by foreclosure or deed in lieu of foreclosure, (d) the hazard insurance policies and Primary Mortgage Insurance Policies, if any, related to the Group I Mortgage Loans and (e)        all proceeds of clauses (a) through (d) above.

REMIC II Available Distribution Amount: For any Distribution Date, the Available Funds for Loan Group II.

REMIC II Distribution Amount: For any Distribution Date, the REMIC II Available Distribution Amount shall be distributed by REMIC II to REMIC IV on account of the REMIC II Regular Interests and to the Class R Certificates in respect of Component II thereof, in the following order of priority:

1.                 to REMIC IV as the holder of REMIC II Regular Interest LT1, REMIC II Regular Interest LT2, REMIC II Regular Interest LT3 and REMIC II Regular Interest LT4, pro rata, in an amount equal to (A) their Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates; and

2.                on each Distribution Date, to REMIC IV as the holder of the REMIC II Regular Interests, in an amount equal to the remainder of the REMIC II Available Distribution Amount after the distributions made pursuant to clause (i) above, allocated as follows:

(A)    in respect of the REMIC I Regular Interest LT2, REMIC I Regular Interest LT3 and REMIC I Regular Interest LT4, their respective Principal Distribution Amounts;

(B)    in respect of the REMIC I Regular Interest LT1 any remainder until the Uncertificated Principal Balance thereof is reduced to zero;

(C)   any remainder in respect of the REMIC I Regular Interest LT2, REMIC I Regular Interest LT3 and REMIC I Regular Interest LT4, pro rata according to their respective Uncertificated Principal Balances as reduced by the distributions deemed made pursuant to (i) above, until their respective Uncertificated Principal Balances are reduced to zero; and

(D)    any remaining amounts to the Holders of the Class R Certificates in respect of Component II thereof.

REMIC II Interests: The REMIC II Regular Interests and Component II of the Class R Certificates.

REMIC II Principal Reduction Amounts: For any Distribution Date, the amounts by which the principal balances of the REMIC II Regular Interests LT1, LT2, LT3 and LT4, respectively, will be reduced on such Distribution Date by the allocation of Realized Losses and the distribution of principal, determined as follows:

For purposes of the succeeding formulas the following symbols shall have the meanings set forth below:

Y1 =        the principal balance of the REMIC II Regular Interest LT1 after distributions on the prior Distribution Date.

Y2 =        the principal balance of the REMIC II Regular Interest LT2 after distributions on the prior Distribution Date.

Y3 =        the principal balance of the REMIC II Regular Interest LT3 after distributions on the prior Distribution Date.

Y4 =        the principal balance of the REMIC II Regular Interest LT4 after distributions on the prior Distribution Date (note: Y3 = Y4).

ΔY1 =	the REMIC II Regular Interest LT1 Principal Reduction Amount.
ΔY2 =	the REMIC II Regular Interest LT2 Principal Reduction Amount.
ΔY3 =	the REMIC II Regular Interest LT3 Principal Reduction Amount.
ΔY4 =	the REMIC II Regular Interest LT4 Principal Reduction Amount.

P0 =        the aggregate principal balance of the REMIC II Regular Interests LT1, LT2, LT3 and LT4 after distributions and the allocation of Realized Losses on the prior Distribution Date.

P1 =        the aggregate principal balance of the REMIC II Regular Interests LT1, LT2, LT3 and LT4 after distributions and the allocation of Realized Losses to be made on such Distribution Date.

ΔP =   P0 - P1 = the aggregate of the REMIC II Regular Interests LT1, LT2, LT3 and LT4 Principal Reduction Amounts.

=   the aggregate of the principal portions of Realized Losses to be allocated to, and the principal distributions to be made on, the Group I Certificates on such Distribution Date (including distributions of accrued and unpaid interest on the Class B-IO Certificates for prior Distribution Dates).

R0 =        the Net Rate Cap (stated as a monthly rate) after giving effect to amounts distributed and Realized Losses allocated on the prior Distribution Date.

R1 =        the Group I Net Rate Cap (stated as a monthly rate) after giving effect to amounts to be distributed and Realized Losses to be allocated on such Distribution Date.

α =   (Y2 + Y3)/P0. The initial value of α on the Closing Date for use on the first Distribution Date shall be 0.0001.

γ0 =        the lesser of (A) the sum for all Classes of Group I Certificates, other than the Class B-IO Certificates, of the product for each Class of (i) the monthly interest rate (as limited by the Net Rate Cap, if applicable) for such Class applicable for distributions to be made on such

Distribution Date and (ii) the aggregate Certificate Principal Balance for such Class after distributions and the allocation of Realized Losses on the prior Distribution Date and (B) R0*P0.

γ1 =        the lesser of (A) the sum for all Classes of Group I Certificates, other than the Class B-IO Certificates, of the product for each Class of (i) the monthly interest rate (as limited by the Net Rate Cap, if applicable) for such Class applicable for distributions to be made on the next succeeding Distribution Date and (ii) the aggregate Certificate Principal Balance for such Class after distributions and the allocation of Realized Losses to be made on such Distribution Date and (B) R1*P1.

Then, based on the foregoing definitions:

ΔY1 =	ΔP - ΔY2 - ΔY3 - ΔY4;
ΔY2 =	(α/2){( γ0R1 - γ1R0)/R0R1};
ΔY3 =	αΔP - ΔY2; and
ΔY4 =	ΔY3.

if both ΔY2 and ΔY3, as so determined, are non-negative numbers. Otherwise:

(1)	If ΔY2, as so determined, is negative, then

ΔY2 = 0;

ΔY3 = α{γ1R0P0 - γ0R1P1}/{γ1R0};

ΔY4 = ΔY3; and

ΔY1 = ΔP - ΔY2 - ΔY3 - ΔY4.

(2)	If ΔY3, as so determined, is negative, then

ΔY3 = 0;

ΔY2 = α{γ1R0P0 - γ0R1P1}/{2R1R0P1 - γ1R0};

ΔY4 = ΔY3; and

ΔY1 = ΔP - ΔY2 - ΔY3 - ΔY4.

REMIC II Realized Losses: For any Distribution Date, Realized Losses on the Group I Mortgage Loans for the related Due Period shall be allocated, as follows: (i) the interest portion of Realized Losses, if any, shall be allocated pro rata to accrued interest on the REMIC II Regular Interests to the extent of such accrued interest, and (ii) any remaining interest portions of Realized Losses and any principal portions of Realized Losses shall be treated as principal portions of Realized Losses and allocated (i) to the REMIC II Regular Interest LT2, REMIC II Regular Interest LT3 and REMIC II Regular Interest LT4, pro rata according to their respective

Principal Reduction Amounts, provided that such allocation to each of the REMIC II Regular Interest LT2, REMIC II Regular Interest LT3 and REMIC II Regular Interest LT4 shall not exceed their respective Principal Reduction Amounts for such Distribution Date, and (ii) any Realized Losses not allocated to any of REMIC II Regular Interest LT2, REMIC II Regular Interest LT3 or REMIC II Regular Interest LT4 pursuant to the proviso of clause (i) above shall be allocated to the REMIC II Regular Interest LT1.

REMIC II Regular Interest: Any of the separate non-certificated beneficial ownership interests in REMIC II set forth in Section 5.01(c)(ii) and issued hereunder and designated as a “regular interest” in REMIC II. Each REMIC II Regular Interest shall accrue interest at the Uncertificated Pass-Through Rate specified for such REMIC II Interest in Section 5.01(c)(ii), and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in Section 5.01(c)(ii). The designations for the respective REMIC II Regular Interests are set forth in Section 5.01(c)(ii).

REMIC II Regular Interest LT1: A regular interest in REMIC II that is held as an asset of REMIC III, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated Pass-Through Rate, and that has such other terms as are described herein.

REMIC II Regular Interest LT1 Principal Distribution Amount: For any Distribution Date, the excess, if any, of the REMIC II Regular Interest LT1 Principal Reduction Amount for such Distribution Date over the Realized Losses allocated to the REMIC II Regular Interest LT1 on such Distribution Date.

REMIC II Regular Interest LT2: A regular interest in REMIC II that is held as an asset of REMIC III, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated Pass-Through Rate, and that has such other terms as are described herein.

REMIC II Regular Interest LT2 Principal Distribution Amount: For any Distribution Date, the excess, if any, of the REMIC II Regular Interest LT2 Principal Reduction Amount for such Distribution Date over the Realized Losses allocated to the REMIC II Regular Interest LT2 on such Distribution Date.

REMIC II Regular Interest LT3: A regular interest in REMIC II that is held as an asset of REMIC III, that has an initial principal balance equal to the related Uncertificated Principal Balance, that bears interest at the related Uncertificated Pass-Through Rate, and that has such other terms as are described herein.

REMIC II Regular Interest LT3 Principal Distribution Amount: For any Distribution Date, the excess, if any, of the REMIC II Regular Interest LT3 Principal Reduction Amount for such Distribution Date over the Realized Losses allocated to the REMIC II Regular Interest LT3 on such Distribution Date.

REMIC II Regular Interest LT4: A regular interest in REMIC II that is held as an asset of REMIC III, that has an initial principal balance equal to the related Uncertificated Principal

Balance, that bears interest at the related Uncertificated Pass-Through Rate, and that has such other terms as are described herein.

REMIC II Regular Interest LT4 Principal Distribution Amount: For any Distribution Date, the excess, if any, of the REMIC II Regular Interest LT4 Principal Reduction Amount for such Distribution Date over the Realized Losses allocated to the REMIC II Regular Interest LT4 on such Distribution Date.

REMIC III: That group of assets contained in the Trust Fund designated as a REMIC consisting of the REMIC I Regular Interests and any proceeds thereof.

REMIC III Available Distribution Amount: For any Distribution Date, the amounts deemed distributed with respect to the REMIC I Regular Interests pursuant to Section 6.07.

REMIC III Distribution Amount: For any Distribution Date, the REMIC III Available Distribution Amount shall be distributed by REMIC III to REMIC IV on account of the REMIC III Regular Interests and to the Class R Certificates in respect of Component III thereof, as follows: to each REMIC III Regular Interest in respect of Uncertificate Accrued Interest thereon and the Uncertificated Principal Balance thereof, the amount distributed in respect of interest and principal on the Related Class or Classes of Certificates (with such amounts having the same character as interest or principal with respect to the REMIC III Regular Interest as they have with respect to the Related Certificate or Certificates) with the following exception: No amount paid to any Certificate in respect of any Basis Risk Shortfall Amount or Basis Risk Shortfall Carryforward Amount shall be included in the amount paid in respect of a related REMIC III Regular Interest. Any remaining amount of the REMIC III Available Distribution Amount shall be distributed to the holders of the Class R Certificates in respect of Component III thereof.

REMIC III Interests: The REMIC III Regular Interests and Component III of the Class R Certificates.

REMIC III Regular Interest: Any of the separate non-certificated beneficial ownership interests in REMIC III set forth in Section 5.01(c)(iii) and issued hereunder and designated as a “regular interest” in REMIC III. Each REMIC III Regular Interest shall accrue interest at the Uncertificated Pass-Through Rate specified for such REMIC III Interest in Section 5.01(c)(iii), and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in Section 5.01(c)(iii). The designations for the respective REMIC III Regular Interests are set forth in Section 5.01(c)(iii).

.REMIC IV: That group of assets contained in the Trust Fund designated as a REMIC consisting of the REMIC II Regular Interests, the REMIC III Regular Interests and any proceeds thereof.

REMIC IV Available Distribution Amount: For any Distribution Date, the amounts deemed distributed with respect to the REMIC II Regular Interests and REMIC III Regular Interests pursuant to Section 6.07.

REMIC IV Distribution Amount: For any Distribution Date, the REMIC IV Available Distribution Amount shall be deemed distributed by REMIC IV to the holders of the Certificates (other than the Class B-IO Certificates) on account of the REMIC IV Regular Interests (other than REMIC IV Regular Interests B-IO-I and B-IO-P), to REMIC V on account of REMIC IV Regular Interests B-IO-I and B-IO-P, and to the Class R Certificates in respect of Component IV thereof, as follows: to each REMIC IV Regular Interest in respect of Uncertificate Accrued Interest thereon and the Uncertificated Principal Balance thereof, the amount distributed in respect of interest and principal on the Related Class or Classes of Certificates (with such amounts having the same character as interest or principal with respect to the REMIC IV Regular Interest as they have with respect to the Related Certificate or Certificates) with the following exceptions: (1) No amount paid to any Certificate in respect of any Basis Risk Shortfall Amount or Basis Risk Shortfall Carryforward Amount shall be included in the amount paid in respect of a related REMIC IV Regular Interest. (2) Amounts paid in respect of Basis Risk Shortfall Amounts and Basis Risk Shortfall Carryforward Amounts to the extent not derived from any Cap Contract Amount shall be deemed paid with respect to REMIC IV Regular Interest B-IO-I in respect of accrued and unpaid interest thereon. Any remaining amount of the REMIC IV Available Distribution Amount shall be distributed to the holders of the Class R Certificates in respect of Component IV thereof.

REMIC IV Interests: The REMIC IV Regular Interests and Component IV of the Class R Certificates.

REMIC IV Regular Interest: Any of the separate non-certificated beneficial ownership interests in REMIC IV set forth in Section 5.01(c)(iv) and issued hereunder and designated as a “regular interest” in REMIC IV. Each REMIC IV Regular Interest shall accrue interest at the Uncertificated Pass-Through Rate specified for such REMIC IV Interest in Section 5.01(c)(iv), and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in Section 5.01(c)(iv). The designations for the respective REMIC IV Regular Interests are set forth in Section 5.01(c)(iv).

REMIC V: That group of assets contained in the Trust Fund designated as a REMIC consisting of REMIC IV Regular Interests B-IO-I and B-IO-P and any proceeds thereof.

REMIC V Available Distribution Amount: For any Distribution Date, the amounts deemed distributed with respect to REMIC IV Regular Interests B-IO-I and B-IO-P pursuant to Section 6.07.

REMIC V Distribution Amount: For any Distribution Date, the REMIC V Available Distribution Amount shall be deemed distributed by REMIC V to the holder of the Class B-IO Certificates on account of REMIC IV Regular Interests B-IO-I and B-IO-P.

REMIC V Interests: The REMIC V Regular Interest and the Class R-X Certificates.

REMIC V Regular Interest: The separate non-certificated beneficial ownership interest in REMIC V set forth in Section 5.01(c)(v) and issued hereunder and designated as a “regular interest” in REMIC V. The REMIC V Regular Interest shall accrue interest at the Uncertificated

Pass-Through Rate specified for such REMIC V Interest in Section 5.01(c)(v). The designation for the REMIC V Regular Interest is set forth in Section 5.01(c)(v).

REO Property: A Mortgaged Property acquired in the name of the Trustee, for the benefit of Certificateholders, by foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

Repurchase Price: With respect to any Mortgage Loan (or any property acquired with respect thereto) required to be repurchased by the Seller pursuant to the Mortgage Loan Purchase Agreement or Article II of this Agreement, an amount equal to the excess of (i) the sum of (a) 100% of the Outstanding Principal Balance of such Mortgage Loan as of the date of repurchase (or if the related Mortgaged Property was acquired with respect thereto, 100% of the Outstanding Principal Balance at the date of the acquisition), (b) accrued but unpaid interest on the Outstanding Principal Balance at the related Mortgage Interest Rate, through and including the last day of the month of repurchase and (c) any costs and damages (if any) incurred by the Trust in connection with any violation of such Mortgage Loan of any predatory or abusive lending laws over (ii) any portion of the Master Servicing Compensation, Monthly Advances and advances payable to the purchaser of the Mortgage Loan.

Repurchase Proceeds: The Repurchase Price in connection with any repurchase of a Mortgage Loan by the Seller and any cash deposit in connection with the substitution of a Mortgage Loan, in each case in accordance with the Mortgage Loan Purchase Agreement.

Request for Release: A request for release in the form attached hereto as Exhibit D.

Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement with respect to such Mortgage Loan.

Reserve Fund: The separate trust account created and maintained by the Securities Administrator pursuant to Section 4.06 hereof.

Residential Funding: Residential Funding Corporation, and any successor thereto.

Residential Funding Servicing Agreement: Amended and Restated Servicing Agreement, dated as of January 26, 2001, between Residential Funding and EMC, attached hereto as Exhibit H-12.

Residual Certificate: Any of the Class R Certificates, consisting of four components—Component I, Component II, Component III and Component IV—respectively representing ownership of the sole class of residual interest in each of REMIC I, REMIC II, REMIC III and REMIC IV, and the Class R-X Certificates.

Responsible Officer: Any officer assigned to the Corporate Trust Office of the Trustee or the Securities Administrator, as the case may be (or any successor thereto), including any Vice President, Assistant Vice President, Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Trustee or the Securities Administrator, as the case may be, customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement, and any other officer of the Trustee or the Securities Administrator, as the case may be, to whom a matter arising hereunder may be referred.

Rule 144A Certificate: The certificate to be furnished by each purchaser of a Private Certificate (which is also a Physical Certificate) which is a Qualified Institutional Buyer as defined under Rule 144A promulgated under the Securities Act, substantially in the form set forth as Exhibit F-2 hereto.

S&P: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and its successors in interest.

Scheduled Payment: With respect to any Mortgage Loan and any Due Period, the scheduled payment or payments of principal and interest due during such Due Period on such Mortgage Loan which either is payable by a Mortgagor in such Due Period under the related Mortgage Note or, in the case of REO Property, would otherwise have been payable under the related Mortgage Note.

Scheduled Principal: The principal portion of any Scheduled Payment.

Securities Act: The Securities Act of 1933, as amended.

Securities Administrator: Wells Fargo Bank, National Association, in its capacity as paying agent or securities administrator (as applicable) hereunder, or its successor in interest, or any successor securities administrator or paying agent appointed as herein provided.

Securities Legend: “THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A “QIB”), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (2) IN CERTIFICATED FORM TO AN “INSTITUTIONAL ACCREDITED INVESTOR” WITHIN THE MEANING THEREOF IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE SECURITIES ADMINISTRATOR OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE SECURITIES ADMINISTRATOR THAT SUCH REOFFER, RESALE, PLEDGE OR

TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (A “PLAN”) THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR BY A PERSON USING “PLAN ASSETS” OF A PLAN, UNLESS THE PROPOSED TRANSFEREE PROVIDES THE SECURITIES ADMINISTRATOR WITH AN OPINION OF COUNSEL FOR THE BENEFIT OF THE TRUSTEE, MASTER SERVICER AND THE SECURITIES ADMINISTRATOR AND ON WHICH THEY MAY RELY WHICH IS SATISFACTORY TO THE SECURITIES ADMINISTRATOR THAT THE PURCHASE OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE TRUSTEE OR THE SECURITIES ADMINISTRATOR TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

Security Instrument: A written instrument creating a valid first lien on a Mortgaged Property securing a Mortgage Note, which may be any applicable form of mortgage, deed of trust, deed to secure debt or security deed, including any riders or addenda thereto.

Seller: EMC, as mortgage loan seller under the Mortgage Loan Purchase Agreement.

Senior Certificates: The Class I-A-1, Class I-A-2, Class II-1A-1, Class II-2A-1, Class II-2A-2, Class II-2A-3, Class II-3A-1, Class II-3A-2, Class II-3A-3, Class II-3A-4, Class II-4A-1, Class II-4A-2, Class II-5A-1 and Class II-5A-2 Certificates.

Senior Enhancement Percentage: As to each Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of (i) the aggregate of the Certificate Principal Balance of the Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates and (ii) the Overcollateralization Amount, in each case after taking into account the distribution of the related Principal Distribution Amounts on such Distribution Date, and the denominator of which is the aggregate Stated Principal Balance of the Group I Mortgage Loans for such Distribution Date .

Senior Optimal Principal Amount: With respect to each Distribution Date and a Certificate Group related to a Loan Group in Loan Group II, an amount equal to the sum, without duplication, of the following (but in no event greater than the aggregate Certificate Principal Balances of the related Certificate Group immediately prior to such Distribution Date):

(i)     the related Senior Percentage of the principal portion of all Scheduled Payments due on each Outstanding Mortgage Loan in the related Loan Group on the related Due Date as specified in the amortization schedule at the time applicable thereto (after adjustments for previous Principal Prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period if the related Distribution Date occurs prior to the Cross-over Date);

(ii)     the related Senior Prepayment Percentage of the Stated Principal Balance of Mortgage Loan in the related Loan Group which was the subject of a Principal Prepayment in full received by the Master Servicer during the related Prepayment Period;

(iii)     the related Senior Prepayment Percentage of amount of all Principal Prepayments in part allocated to principal received by the Master Servicer during the related Prepayment Period in respect to each Mortgage Loan in the related Loan Group;

(iv)    the lesser of (a) the related Senior Prepayment Percentage of the sum of (A) all Net Liquidation Proceeds allocable to principal received in respect of each Mortgage Loan in the related Loan Group that became a Liquidated Mortgage Loan during the related Prepayment Period (other than Mortgage Loans described in the immediately following clause (B)) and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan in the related Loan Group during the related Due Period and (B) the Stated Principal Balance of each such Mortgage Loan purchased by an insurer from the Trust during the related Prepayment Period pursuant to the related Primary Mortgage Insurance Policy, if any, or otherwise and (b) the related Senior Percentage of the sum of (A) the Stated Principal Balance of each Mortgage Loan in the related Loan Group which became a Liquidated Mortgage Loan during the related Prepayment Period (other than the Mortgage Loans described in the immediately following clause (B)) and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan in the related Loan Group during the related Due Period and (B) the Stated Principal Balance of each such Mortgage Loan that was purchased by an insurer from the Trust during the related Prepayment Period pursuant to the related Primary Mortgage Insurance Policy, if any or otherwise;

(v)    any amount allocated to the Available Funds of the related Loan Group pursuant to Section 6.01.2(a)(G); and

(vi)    the related Senior Prepayment Percentage of the sum of (a) the Stated Principal Balance of each Mortgage Loan in the related Loan Group that was repurchased by the Seller in connection with such Distribution Date and (b) the excess, if any, of the Stated Principal Balance of a Mortgage Loan in the related Loan Group that has been replaced by the Seller with a substitute Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement in connection with such Distribution Date over the Stated Principal Balance of such substitute Mortgage Loan.

Senior Percentage: With respect to each Certificate Group related to a Loan Group in Loan Group II, initially 92.35%. With respect to any Distribution Date and a Certificate Group related to a Loan Group in Loan Group II, the lesser of (i) 100% and (ii) the percentage obtained by dividing the aggregate Certificate Principal Balance of the Senior Certificates in such Certificate Group immediately preceding such Distribution Date by the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group as of the beginning of the related Due Period.

Senior Prepayment Percentage: With respect to a Certificate Group related to a Loan Group in Loan Group II and any Distribution Date occurring during the periods set forth below, as follows:

Period (dates inclusive)	Senior Prepayment Percentage

May 2005 – April 2012	100%

May 2012 – April 2013	Senior Percentage for the related Certificate Group plus 70% of the Subordinate Percentage for the related Loan Group.
May 2013 – April 2014	Senior Percentage for the related Certificate Group plus 60% of the Subordinate Percentage for the related Loan Group.
May 2014 – April 2015	Senior Percentage for the related Certificate Group plus 40% of the Subordinate Percentage for the related Loan Group.
May 2015 – April 2016	Senior Percentage for the related Certificate Group plus 20% of the Subordinate Percentage for the related Loan Group.
May 2016 and thereafter	Senior Percentage for the related Certificate Group

In addition, no reduction of the Senior Prepayment Percentage shall occur on any Distribution Date unless, as of the last day of the month preceding such Distribution Date, (A) the aggregate Stated Principal Balance of the Group II Mortgage Loans in all Loan Groups in Loan Group II delinquent 60 days or more (including for this purpose any such Group II Mortgage Loans in foreclosure and Group II Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Certificate Principal Balance of the Group II Subordinate Certificates does not exceed 50%; and (B) cumulative Realized Losses on the Group II Mortgage Loans in all Loan Groups in Loan Group II do not exceed (a) 30% of the Original Group II Subordinate Principal Balance if such Distribution Date occurs between and including May 2012 and April 2013, (b) 35% of the Original Group II Subordinate Principal Balance if such Distribution Date occurs between and including May 2013 and April 2014, (c) 40% of the Original Group II Subordinate Principal Balance if such Distribution Date occurs between and including May 2014 and April 2015, (d) 45% of the Original Group II Subordinate Principal Balance if such Distribution Date occurs between and including May 2015 and April 2016, and (e) 50% of the Original Group II Subordinate Principal Balance if such Distribution Date occurs during or after May 2016.

In addition, if on any Distribution Date the weighted average of the Subordinate Percentages is equal to or greater than two times the weighted average of the initial Subordinate Percentages, and (a) the aggregate Stated Principal Balance of the Group II Mortgage Loans for all Loan Groups delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and such Group II Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the aggregate Certificate Principal Balance of the Group II Subordinate

Certificates does not exceed 50% and (b)(i) on or prior to the Distribution Date in February 2008, cumulative Realized Losses on the Group II Mortgage Loans for all Loan Groups in Loan Group II as of the end of the related Prepayment Period do not exceed 20% of the Original Group II Subordinate Principal Balance and (ii) after the Distribution Date in April 2008 cumulative Realized Losses on the Group II Mortgage Loans for all Loan Groups in Loan Group II as of the end of the related Prepayment Period do not exceed 30% of the Original Group II Subordinate Principal Balance, then, the Senior Prepayment Percentage for such Distribution Date will equal the Senior Percentage for the related Loan Group; provided, however, if on such Distribution Date the Subordinate Percentage is equal to or greater than two times the initial Subordinate Percentage on or prior to the Distribution Date occurring in April 2008 and the above delinquency and loss tests are met, then the Senior Prepayment Percentage for the related Loan Group for such Distribution Date will equal the related Senior Percentage plus 50% of the related Subordinate Percentage.

Notwithstanding the foregoing, if on any Distribution Date the percentage, the numerator of which is the aggregate Certificate Principal Balance of the Group II Senior Certificates immediately preceding such Distribution Date, and the denominator of which is the Stated Principal Balance of the Group II Mortgage Loans as of the beginning of the related Due Period, exceeds such percentage as of the Cut-Off Date, the Senior Prepayment Percentage for the Senior Certificates will equal 100%.

Servicers: Each of ABN AMRO, Bank of America, PHH, Charter Bank, Countrywide, EMC, EverHome, First Indiana, GMACM, GreenPoint, National City, Residential Funding, SouthTrust, SunTrust, Wachovia, WAMU, Waterfield and Wells Fargo and their respective permitted successors and assigns.

Servicer Remittance Date: With respect to each Mortgage Loan and the applicable Servicer, the date set forth in the related Servicing Agreement.

Servicing Agreement: Each of the ABN AMRO Servicing Agreement, Bank of America Servicing Agreement, PHH Servicing Agreement, Charter Bank Servicing Agreement, Countrywide Servicing Agreements, EMC Servicing Agreement, EverHome Servicing Agreements, First Indiana Servicing Agreement, GMACM Servicing Agreement, GreenPoint Servicing Agreement, National City Servicing Agreement, Residential Funding Servicing Agreement, SouthTrust Servicing Agreement, SunTrust Servicing Agreement, Wachovia Servicing Agreement, WAMU Servicing Agreements, Waterfield Servicing Agreements and Wells Fargo Servicing Agreement.

Servicing Fee: As to any Mortgage Loan and Distribution Date, an amount equal to the product of (i) the Stated Principal Balance of such Mortgage Loan as of the Due Date in the preceding calendar month and (ii) the related Servicing Fee Rate.

Servicing Fee Rate: As to any Mortgage Loan, a per annum rate as set forth in the Mortgage Loan Schedule.

Servicing Officer: The President or a Vice President or Assistant Vice President or other authorized officer of the Master Servicer having direct responsibility for the administration of this Agreement, and any other authorized officer of the Master Servicer to whom a matter arising hereunder may be referred.

SouthTrust: SouthTrust Mortgage Corporation, and any successor thereto.

SouthTrust Servicing Agreement: The Purchase, Warranties and Servicing Agreement, dated as of November 1, 2002, between SouthTrust and EMC, attached hereto as Exhibit H-13.

Special Hazard Loss: A Realized Loss attributable to damage or a direct physical loss suffered by a mortgaged property (including any Realized Loss due to the presence or suspected presence of hazardous wastes or substances on a mortgaged property) other than any such damage or loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of such mortgaged property under the Agreement or any loss due to normal wear and tear or certain other causes.

Startup Day: April 29, 2005.

Stated Principal Balance: With respect to any Group I Mortgage Loan or related REO Property and any Distribution Date, the Outstanding Principal Balance thereof as of the Cut-off Date minus the sum of (i) the principal portion of the Scheduled Payments due with respect to such Mortgage Loan during each Due Period ending prior to such Distribution Date (and irrespective of any delinquency in their payment), (ii) all Principal Prepayments with respect to such Mortgage Loan received prior to or during the related Prepayment Period, and all Liquidation Proceeds to the extent applied by the related Servicer as recoveries of principal in accordance with this Agreement or the applicable Servicing Agreement with respect to such Mortgage Loan, that were received by the related Servicer as of the close of business on the last day of the Prepayment Period related to such Distribution Date and (iii) any Realized Losses on such Mortgage Loan incurred prior to or during the related Prepayment Period. The Stated Principal Balance of a Liquidated Mortgage Loan equals zero. References herein to the Stated Principal Balance of a Loan Group at any time shall mean the aggregate Stated Principal Balance of all Mortgage Loans in such Loan Group.

With respect to any Group II Mortgage Loan on any Distribution Date, (i) the unpaid principal balance of such Mortgage Loan as of the close of business on the related Due Date (taking account of the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-off Date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period) and less (ii) any Principal Prepayments (including the principal portion of Net Liquidation Proceeds) received during or prior to the related Prepayment Period; provided that the Stated Principal Balance of a Liquidated Mortgage Loan is zero.

Stepdown Date: The earlier to occur of (i) the Distribution Date on which the Certificate Principal Balance of the Class I-A Certificates has been reduced to zero and (ii) the later to occur of (a) the Distribution Date in May 2008 and (b) the first Distribution Date on which the sum of the aggregate Certificate Principal Balance of the Class I-M-1, Class I-M-2, Class I-B-1 and

Class I-B-2 Certificates and the Overcollateralization Amount divided by the Stated Principal Balance of the Mortgage Loans for such Distribution Date is greater than or equal to 14.30%.

Subordinate Certificate Writedown Amount: With respect to the Group II Subordinate Certificates and as to any Distribution Date, the amount by which (i) the sum of the Certificate Principal Balances of the Group II Certificates (after giving effect to the distribution of principal and the allocation of applicable Realized Losses in reduction of the Certificate Principal Balances of the Group II Certificates on such Distribution Date) exceeds (y) the aggregate Stated Principal Balances of the Group II Mortgage Loans on the Due Date related to such Distribution Date.

Subordinate Certificates: The Group I Subordinate Certificates and the Group II Subordinate Certificates.

Subordinate Optimal Principal Amount: With respect to any Distribution Date and any Loan Group in Loan Group II, an amount equal to the sum, without duplication, of the following (but in no event greater than the aggregate Certificate Principal Balance of the Group II Subordinate Certificates immediately prior to such Distribution Date):

(i)    the related Subordinate Percentage of the principal portion of all Scheduled Payments due on each Outstanding Mortgage Loan in the related Loan Group on the related Due Date as specified in the amortization schedule at the time applicable thereto (after adjustment for previous Principal Prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

(ii)    the related Subordinate Prepayment Percentage of the Stated Principal Balance of each Mortgage Loan in the related Loan Group that was the subject of a Principal Prepayment in full received by the Master Servicer during the related Prepayment Period;

(iii)     the related Subordinate Prepayment Percentage of the amount of all Principal Prepayments in part received by the Master Servicer in respect to the Mortgage Loan in the related Loan Group during the related Prepayment Period;

(iv)    the excess, if any, of (a) all Net Liquidation Proceeds allocable to principal received during the related Prepayment Period in respect of each Liquidated Mortgage Loan in the related Loan Group and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan during the related Due Period over (b) the sum of the amounts distributable to the Senior Certificates in the related Certificate Group pursuant to clause (iv) of the definition of Senior Optimal Principal Amount on such Distribution Date;

(v)    the related Subordinate Prepayment Percentage of the sum of (a) the Stated Principal Balance of each Mortgage Loan in the related Loan Group that was purchased by the Seller in connection with such Distribution Date and (b) the difference, if any, between the Stated Principal Balance of a Mortgage Loan in the related Loan Group that has been replaced by the Seller with a Substitute Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement in connection with such Distribution Date over the Stated Principal Balance of such Substitute Mortgage Loan; and

(vi)    on the Distribution Date on which the Certificate Principal Balances of the Senior Certificates in the related Certificate Group have all been reduced to zero, 100% of the Senior Optimal Principal Amount for the related Loan Group. After the aggregate Certificate Principal Balance of the Subordinate Certificates has been reduced to zero, the Subordinate Optimal Principal Amount shall be zero.

Subordinate Percentage: With respect to a Loan Group included in Loan Group II on any Distribution Date, 100% minus the Senior Percentage for the related Certificate Group.

Subordinate Prepayment Percentage: With respect to a Loan Group on any Distribution Date, 100% minus the Senior Prepayment Percentage for the related Certificate Group.

Subsequent Recoveries: As of any Distribution Date, amounts received during the related Due Period by the Master Servicer (net of any related expenses permitted to be reimbursed pursuant to Section 4.03) or surplus amounts held by the Master Servicer to cover estimated expenses (including, but not limited to, recoveries in respect of the representations and warranties made by the Seller pursuant to the Mortgage Loan Purchase Agreement) specifically related to a Liquidated Mortgage Loan or the disposition of an REO Property prior to the related Prepayment Period that resulted in a Realized Loss, after liquidation or disposition of such Mortgage Loan.

Substitute Mortgage Loan: A mortgage loan tendered to the Trustee pursuant to the related Servicing Agreement, the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, in each case, (i) which has an Outstanding Principal Balance not greater nor materially less than the Mortgage Loan for which it is to be substituted; (ii) which has a Mortgage Interest Rate and Net Rate not less than, and not materially greater than, such Mortgage Loan; (iii) which has a maturity date not materially earlier or later than such Mortgage Loan and not later than the latest maturity date of any Mortgage Loan; (iv) which is of the same property type and occupancy type as such Mortgage Loan; (v) which has a Loan-to-Value Ratio not greater than the Loan-to-Value Ratio of such Mortgage Loan; (vi) which is current in payment of principal and interest as of the date of substitution; (vii) as to which the payment terms do not vary in any material respect from the payment terms of the Mortgage Loan for which it is to be substituted and (viii) which has a Gross Margin, Periodic Rate Cap and Maximum Lifetime Mortgage Rate no less than those of such Mortgage Loan, has the same Index and interval between Interest Adjustment Dates as such Mortgage Loan, and a Minimum Lifetime Mortgage Rate no lower than that of such Mortgage Loan.

Substitution Adjustment Amount: The amount, if any, required to be paid by the Mortgage Loan Seller to the Securities Administrator for deposit in the Distribution Account pursuant to Section 2.04 in connection with the substitution of a Mortgage Loan.

SunTrust: SunTrust Mortgage, Inc., and any successor thereto.

SunTrust Servicing Agreement: Purchase, Warranties and Servicing Agreement, dated as of January 1, 2002, between SunTrust and EMC, attached hereto as Exhibit H-14.

Tax Administration and Tax Matters Person: The Securities Administrator and any successor thereto or assignee thereof shall serve as tax administrator hereunder and as agent for the Tax Matters Person. The Holder of the largest percentage interest of each Class of Residual Certificates shall be the Tax Matters Person for the related REMIC, as more particularly set forth in Section 9.12 hereof.

Termination Purchase Price: The price, calculated as set forth in Section 10.01, to be paid in connection with the repurchase of the Mortgage Loans pursuant to Section 10.01.

Trigger Event: With respect to any Distribution Date, an event that exists if (i) the percentage obtained by dividing (x) the aggregate Stated Principal Balance of the Group I Mortgage Loans that are 60 or more days delinquent (including for this purpose any such Mortgage Loans in bankruptcy or foreclosure and the Group I Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust) by (y) the aggregate Stated Principal Balance of the Group I Mortgage Loans in the mortgage pool, in each case, as of the close of business on the last day of the preceding calendar month, exceeds 40% of the Current Specified Enhancement Percentage or (ii) the aggregate amount of Realized Losses on the Group I Mortgage Loans since the Cut-Off Date as a percentage of the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the Cut-Off Date exceeds the applicable percentage set forth below:

Months	Percentage
25 – 36 37 – 48	0.50% 0.75%
49 – 60	1.25%
61 – 72	1.50%
73+	1.75%

Trust Fund or Trust: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans and the other assets described in Section 2.01(a).

Trustee: JPMorgan Chase Bank, National Association, or its successor in interest, or any successor trustee appointed as herein provided.

2005-4 REMIC: Any of REMIC I, REMIC II, REMIC III, REMIC IV and REMIC V.

Uncertificated Interest: With respect to each REMIC Regular Interest on each Distribution Date, an amount equal to one month's interest at the related Uncertificated Pass-Through Rate on the Uncertificated Principal Balance of such REMIC Regular Interest. In each case, for purposes of the distributions, Uncertificated Interest will be reduced by the interest portion of any Realized Losses and Net Interest Shortfalls allocated, with respect to the REMIC I Regular Interests, to such REMIC Regular Interests pursuant to the definition of Realized Losses, with respect to the REMIC II Regular Interests, to such REMIC Regular Interests pursuant to the definition of REMIC II Realized Losses and, with respect to the REMIC III Regular Interests, REMIC IV Regular Interests and REMIC V Regular Interest, to the Related Classes of Certificates.

Uncertificated Pass-Through Rate: With respect to any Distribution Date and REMIC Interest, the pass-through rate of each such REMIC Interest set forth in Section 5.01(c).

Uncertificated Principal Balance: The amount of any REMIC Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall equal the amount set forth in Section 5.01(c)(i) as its Initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall be reduced by the sum of (i) the principal portion of Realized Losses allocated to the REMIC I Regular Interests in accordance with the definition of Realized Loss and (ii) the amounts deemed distributed on each Distribution Date in respect of principal on the REMIC I Regular Interests pursuant to Section 6.07. As of the Closing Date, the Uncertificated Principal Balance of each REMIC II Regular Interest shall equal the amount set forth in the Section 5.01(c)(ii) hereto as its Initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC II Regular Interest shall be reduced, first, by the portion of Realized Losses allocated in reduction of the Certificate Principal Balances thereof on such Distribution Date pursuant to the definition of REMIC II Realized Losses and, second, the amounts deemed distributed on each Distribution Date in respect of principal on the REMIC II Regular Interests pursuant to Section 6.07. As of the Closing Date, the Uncertificated Principal Balance of each REMIC III Regular Interest shall equal the amount set forth in the Section 5.01(c)(iii) hereto as its Initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC III Regular Interest shall be reduced, first, by the portion of Realized Losses allocated in reduction of the Certificate Principal Balances of the Related Classes of Certificates on such Distribution Date and, second, by all distributions of principal made on such Related Classes of Certificates on such Distribution Date. As of the Closing Date, the Uncertificated Principal Balance of each REMIC IV Regular Interest shall equal the amount set forth in the Section 5.01(c)(iv) hereto as its Initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC IV Regular Interest shall be reduced, first, by the portion of Realized Losses allocated in reduction of the Certificate Principal Balances of the Related Classes of Certificates on such Distribution Date and, second, by all distributions of principal made on such Related Classes of Certificates on such Distribution Date. As of the Closing Date, the Uncertificated Principal Balance of the REMIC V Regular Interest shall equal the amount set forth in Section 5.01(c)(v) as its Initial Uncertificated Principal Balance.

Undercollateralized Amount: With respect any Certificate Group in Loan Group II and Distribution Date, the excess of (i) the aggregate Certificate Principal Balance of such Certificate Group over (ii) the aggregate Stated Principal Balance of the Group II Mortgage Loans in the related Loan Group.

Undercollateralized Certificate Group: With respect any Distribution Date, a Certificate Group in Loan Group II for which the related Undercollateralized Amount (calculated on such Distribution Date after giving effect to distributions to be made thereon (other than amounts to be distributed pursuant to Section 6.01.2(a)(K) on such Distribution Date)) exceeds zero.

Uninsured Cause: Any cause of damage to a Mortgaged Property or related REO Property such that the complete restoration of such Mortgaged Property or related REO Property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant the Servicing Agreement, without regard to whether or not such policy is maintained.

United States Person: A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), provided that, for purposes solely of the Residual Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are United States Persons, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such United States Persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

Unpaid Realized Loss Amount: With respect to any Distribution Date and a Class of Group I Offered Certificates, is the excess of (i) Applied Realized Loss Amounts with respect to such Class over (ii) the sum of all distributions in reduction of the Applied Realized Loss Amounts on all previous Distribution Dates. Any amounts distributed to a class of Group I Offered Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Certificate Principal Balance of such Class.

Wachovia: Wachovia Mortgage Corporation, and any successor thereto.

Wachovia Servicing Agreement: Servicing Agreement, dated as of January 1, 2001, between EMC and Wachovia, attached hereto as Exhibit H-15.

WAMU: Washington Mutual Bank, FA, and any successor thereto.

WAMU Servicing Agreements: Servicing Agreement, dated as of January 1, 2001, and the Servicing Agreement, dated as of February 2, 2000, each between WAMU and EMC, each as attached hereto as Exhibit H-16.

Waterfield: Union Federal Bank of Indianapolis, and any successor thereto.

Waterfield Servicing Agreement: Amended and Restated Forward Commitment Flow Mortgage Loan Purchase and Servicing Agreement dated as of March 4, 2003, between Waterfield and EMC, attached hereto as Exhibit H-17.

Wells Fargo: Wells Fargo Bank, National Association, and any successor thereto.

Wells Fargo Servicing Agreements: Seller’s Warranties and Servicing Agreements, dated as of July 1, 2002, between Wells Fargo and EMC, as attached hereto as Exhibit H-18.

ARTICLE II

Conveyance of Mortgage Loans;

Original Issuance of Certificates

Section 2.01    Conveyance of Mortgage Loans to Trustee. (a) The Depositor concurrently with the execution and delivery of this Agreement, sells, transfers and assigns to the Trust without recourse all its right, title and interest in and to (i) the Mortgage Loans identified in the Mortgage Loan Schedule, including all interest and principal due with respect to the Mortgage Loans after the Cut-off Date, but excluding any payments of principal and interest due on or prior to the Cut-off Date; (ii) such assets as shall from time to time be credited or are required by the terms of this Agreement to be credited to the Master Servicer Collection Account, (iii) such assets relating to the Mortgage Loans as from time to time may be held by the Servicers in Protected Accounts, the Master Servicer in the Master Servicer Collection Account and the Securities Administrator in the Distribution Account in the name of the Trustee on behalf of the Trust for the benefit of the Certificateholders and the Securities Administrator in the Cap Reserve Account in the name of the Trustee on behalf of the Trust for the benefit of the Group I Offered Certificateholders and the Class I-B-3 Certificateholders, (iv) any REO Property, (v) the Required Insurance Policies and any amounts paid or payable by the insurer under any Insurance Policy (to the extent the mortgagee has a claim thereto), (vi) the Mortgage Loan Purchase Agreement to the extent provided in Section 2.03(a), (vii) the rights with respect to the Servicing Agreements as assigned to the Trustee on behalf of the Trust for the benefit of the Certificateholders by the Assignment Agreements, (viii) such assets as shall from time to time be credited or are required by the terms of this Agreement to be credited to the Distribution Account and the Cap Reserve Account and (ix) any proceeds of the foregoing. Although it is the intent of the parties to this Agreement that the conveyance of the Depositor’s right, title and interest in and to the Mortgage Loans and other assets in the Trust Fund pursuant to this Agreement shall constitute a purchase and sale and not a loan, in the event that such conveyance is deemed to be a loan, it is the intent of the parties to this Agreement that the Depositor shall be deemed to have granted to the Trustee a first priority perfected security interest in all of the Depositor’s right, title and interest in, to and under the Mortgage Loans and other assets in the Trust Fund, and that this Agreement shall constitute a security agreement under applicable law.

(b)   In connection with the above transfer and assignment, the Seller hereby deposits with the Trustee or the Custodian, as its agent, with respect to each Mortgage Loan:

(i)    the original Mortgage Note, endorsed without recourse (A) to the order of the Trustee or (B) in the case of a Mortgage Loan registered on the MERS system, in blank, and in each case showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or lost note affidavit together with a copy of the related Mortgage Note,

(ii)    the original Mortgage and, if the related Mortgage Loan is a MOM Loan, noting the presence of the MIN and language indicating that such Mortgage Loan is a MOM Loan, which shall have been recorded (or if the original is not available, a copy), with evidence of such recording indicated thereon (or if clause (w) in the proviso below applies, shall be in recordable form),

(iii)     unless the Mortgage Loan is a MOM Loan, a certified copy of the assignment (which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) to “JPMorgan Chase Bank, National Association, as Trustee”, with evidence of recording with respect to each Mortgage Loan in the name of the Trustee thereon (or if clause (w) in the proviso below applies or for Mortgage Loans with respect to which the related Mortgaged Property is located in a state other than Maryland, Tennessee, South Carolina, Mississippi and Florida, or an Opinion of Counsel has been provided as set forth in this Section 2.01(b), shall be in recordable form),

(iv)    all intervening assignments of the Security Instrument, if applicable and only to the extent available to the Depositor with evidence of recording thereon,

(v)    the original or a copy of the policy or certificate of primary mortgage guaranty insurance, to the extent available, if any,

(vi)    the original policy of title insurance or mortgagee’s certificate of title insurance or commitment or binder for title insurance, and

(vii)    originals of all modification agreements, if applicable and available.

provided, however, that in lieu of the foregoing, the Depositor may deliver the following documents, under the circumstances set forth below: (w) in lieu of the original Security Instrument, assignments to the Trustee or intervening assignments thereof which have been delivered, are being delivered or will, upon receipt of recording information relating to the Security Instrument required to be included thereon, be delivered to recording offices for recording and have not been returned to the Depositor in time to permit their delivery as specified above, the Depositor may deliver a true copy thereof with a certification by the Depositor, on the face of such copy, substantially as follows: “Certified to be a true and correct copy of the original, which has been transmitted for recording” (x) in lieu of the Security Instrument, assignment to the Trustee or intervening assignments thereof, if the applicable jurisdiction retains the originals of such documents (as evidenced by a certification from the Depositor to such effect) the Depositor may deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded; and (y) the Depositor shall not be required to deliver intervening assignments or Mortgage Note endorsements between the Seller and the Depositor, and between the Depositor and the Trustee; and provided, further, however, that in the case of Mortgage Loans which have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents, may deliver to the Trustee or the Custodian, as its agent, a certification to such effect and shall deposit all amounts paid in respect of such Mortgage Loans in the Master Servicer Collection Account on the Closing Date. The Depositor shall deliver such original documents (including any original documents as to which certified copies had previously been delivered) to the Trustee or the Custodian, as its agent, promptly after they are received. The Depositor shall cause the Seller, at its expense, to cause each assignment of the Security Instrument to the Trustee to be recorded not later than 180 days after the Closing Date, unless (a) such recordation is not required by the Rating Agencies or an Opinion of Counsel addressed to the Trustee has been provided to the Trustee (with a copy to the Custodian) which states that recordation of such Security Instrument is not required to protect the interests of the Certificateholders in the related Mortgage Loans or (b) MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as the mortgagee of record solely as nominee for the Seller and its successor and assigns; provided, however, that each assignment shall be submitted for recording by the Seller in the manner described above, at no expense to the Trust or the Trustee or the Custodian, as its agent, upon the earliest to occur of: (i) reasonable direction by the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust, (ii) the occurrence of an Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Seller and (iv) the occurrence of a servicing transfer as described in Section 8.02 hereof. Notwithstanding the foregoing, if the Seller fails to pay the cost of recording the assignments, such expense will be paid by the Trustee and the Trustee shall be reimbursed for such expenses by the Trust in accordance with Section 9.05.

Section 2.02    Acceptance of Mortgage Loans by Trustee. (a) The Trustee acknowledges the sale, transfer and assignment of the Trust Fund to it (or the Custodian, as its agent) by the Depositor and receipt of, subject to further review and the exceptions which may be noted pursuant to the procedures described below, and declares that it holds, the documents (or certified copies thereof) delivered to it or the Custodian, as its agent, pursuant to Section 2.01, and declares that it (or the Custodian, as its agent) will continue to hold those documents and any amendments, replacements or supplements thereto and all other assets of the Trust Fund delivered to it (or the Custodian, as its agent) as Trustee in trust for the use and benefit of all present and future Holders of the Certificates. On the Closing Date, the Custodian, with respect to the Mortgage Loans, shall acknowledge with respect to each Mortgage Loan by delivery to the Depositor and the Trustee of an Initial Certification receipt of the Mortgage File, but without review of such Mortgage File, except to the extent necessary to confirm that such Mortgage File contains the related Mortgage Note or lost note affidavit. No later than 90 days after the Closing Date (or, with respect to any Substitute Mortgage Loan, within five Business Days after the receipt by the Trustee or Custodian thereof), the Trustee agrees, for the benefit of the Certificateholders, to review or cause to be reviewed by the Custodian on its behalf (under the Custodial Agreement), each Mortgage File delivered to it and to execute and deliver, or cause to be executed and delivered, to the Depositor and the Trustee an Interim Certification. In conducting such review, the Trustee or Custodian will ascertain whether all required documents have been executed and received, and based on the Mortgage Loan Schedule, whether those documents relate, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans it has received, as identified in the Mortgage Loan Schedule. In performing any such review, the Trustee or the Custodian, as its agent, may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If the Trustee or the Custodian, as its agent, finds any document constituting part of the Mortgage File has not been executed or received, or to be unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in Exhibit B or to appear defective on its face (a “Material Defect”), the Trustee or the Custodian, as its agent, shall promptly notify the Seller. In accordance with the Mortgage Loan Purchase Agreement, the Seller shall correct or cure any such defect within ninety (90) days from the date of notice from the Trustee or the Custodian, as its agent, of the defect and if the Seller fails to correct or cure the defect within such period, and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Trustee or the Custodian, as its agent, shall enforce the Seller’s obligation pursuant to the Mortgage Loan Purchase Agreement, within 90 days from the Trustee’s or the Custodian’s notification, to purchase such Mortgage Loan at the Repurchase Price; provided that, if such defect would cause the Mortgage Loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered; provided, however, that if such defect relates solely to the inability of the Seller to deliver the original Security Instrument or intervening assignments thereof, or a certified copy because the originals of such documents, or a certified copy have not been returned by the applicable jurisdiction, the Seller shall not be required to purchase such Mortgage Loan if the Seller delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date. The foregoing repurchase obligation shall not apply in the event that the Seller cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that the Seller shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate confirming that such documents have been accepted for recording, and delivery to the Trustee or the Custodian, as its agent, shall be effected by the Seller within thirty days of its receipt of the original recorded document.

(b)   No later than 180 days after the Closing Date (or with respect to any Substitute Mortgage Loan, within five Business Days after the receipt by the Trustee or the Custodian thereof), the Trustee or the Custodian, as its agent, will review, for the benefit of the Certificateholders, the Mortgage Files delivered to it and will execute and deliver or cause to be executed and delivered to the Depositor and the Trustee a Final Certification. In conducting such review, the Trustee or the Custodian, as its agent, will ascertain whether an original of each document required to be recorded has been returned from the recording office with evidence of recording thereon or a certified copy has been obtained from the recording office. If the Trustee or the Custodian, as its agent, finds a Material Defect, the Trustee or the Custodian, as its agent, shall promptly notify the Seller (provided, however, that with respect to those documents described in Sections 2.01(b)(iv), (v) and (vii), the Trustee’s and Custodian’s obligations shall extend only to the documents actually delivered to the Trustee or the Custodian pursuant to such Sections). In accordance with the Mortgage Loan Purchase Agreement, the Seller shall correct or cure any such defect within 90 days from the date of notice from the Trustee or the Custodian, as its agent, of the Material Defect and if the Seller is unable to cure such defect within such period, and if such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Trustee shall enforce the Seller’s obligation under the Mortgage Loan Purchase Agreement to provide a Substitute Mortgage Loan (if within two years of the Closing Date) or purchase such Mortgage Loan at the Repurchase Price; provided, however, that if such defect would cause the Mortgage Loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Code, any such cure, repurchase or substitution must occur within 90 days from the date such breach was discovered; provided, further, that if such defect relates solely to the inability of the Seller to deliver the original Security Instrument or intervening assignments thereof, or a certified copy, because the originals of such documents or a certified copy, have not been returned by the applicable jurisdiction, the Seller shall not be required to purchase such Mortgage Loan, if the Seller delivers such original documents or certified copy promptly upon receipt, but in no event later than 360 days after the Closing Date. The foregoing repurchase obligation shall not apply in the event that the Seller cannot deliver such original or copy of any document submitted for recording to the appropriate recording office in the applicable jurisdiction because such document has not been returned by such office; provided that the Seller shall instead deliver a recording receipt of such recording office or, if such receipt is not available, a certificate confirming that such documents have been accepted for recording, and delivery to the Trustee or the Custodian, as its agent, shall be effected by the Seller within thirty days of its receipt of the original recorded document.

(c)   In the event that a Mortgage Loan is purchased by the Seller in accordance with Sections 2.02(a) or (b) above, the Seller shall remit to the Master Servicer the Repurchase Price for deposit in the Master Servicer Collection Account and the Seller shall provide to the Securities Administrator and the Trustee written notification detailing the components of the Repurchase Price. Upon deposit of the Repurchase Price in the Master Servicer Collection Account, the Depositor shall notify the Trustee and the Custodian, as agent of the Trustee (upon receipt of a Request for Release in the form of Exhibit D attached hereto with respect to such Mortgage Loan), shall release to the Seller the related Mortgage File and the Trustee shall execute and deliver all instruments of transfer or assignment, without recourse, representation or warranty, furnished to it by the Seller, as are necessary to vest in the Seller title to and rights under the Mortgage Loan. Such purchase shall be deemed to have occurred on the date on which the Repurchase Price in available funds is received by the Securities Administrator. The Master Servicer shall amend the Mortgage Loan Schedule, which was previously delivered to it by the Depositor in a form agreed to between the Depositor and the Master Servicer, to reflect such repurchase and shall promptly notify the Trustee of such amendment and the Trustee shall promptly notify the Rating Agencies of such amendment. The obligation of the Seller to repurchase any Mortgage Loan as to which such a defect in a constituent document exists shall be the sole remedy respecting such defect available to the Certificateholders or to the Trustee on their behalf.

Section 2.03    Assignment of Interest in the Mortgage Loan Purchase Agreement. (a) The Depositor hereby assigns to the Trustee, on behalf of the Certificateholders, all of its right, title and interest in the Mortgage Loan Purchase Agreement, including but not limited to the Depositor’s rights and obligations pursuant to the Servicing Agreements (noting that the Seller has retained the right in the event of breach of the representations, warranties and covenants, if any, with respect to the related Mortgage Loans of the related Servicer under the related Servicing Agreement to enforce the provisions thereof and to seek all or any available remedies). The obligations of the Seller to substitute or repurchase, as applicable, a Mortgage Loan shall be the Trustee’s and the Certificateholders’ sole remedy for any breach thereof. At the request of the Trustee, the Depositor shall take such actions as may be necessary to enforce the above right, title and interest on behalf of the Trustee and the Certificateholders or shall execute such further documents as the Trustee may reasonably require in order to enable the Trustee to carry out such enforcement.

(b)   If the Depositor, the Master Servicer, or the Trustee discovers a breach of any of the representations and warranties set forth in the Mortgage Loan Purchase Agreement, which breach materially and adversely affects the value of the interests of Certificateholders or the Trustee in the related Mortgage Loan, the party discovering the breach shall give prompt written notice of the breach to the other parties. The Seller, within 90 days of its discovery or receipt of notice that such breach has occurred (whichever occurs earlier), shall cure the breach in all material respects or, subject to the Mortgage Loan Purchase Agreement or Section 2.04 of this

Agreement, as applicable, shall purchase the Mortgage Loan or any property acquired with respect thereto from the Trustee; provided, however, that if there is a breach of any representation set forth in the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, and the Mortgage Loan or the related property acquired with respect thereto has been sold, then the Seller shall pay, in lieu of the Repurchase Price, any excess of the Repurchase Price over the Net Liquidation Proceeds received upon such sale. (If the Net Liquidation Proceeds exceed the Repurchase Price, any excess shall be paid to the Seller to the extent not required by law to be paid to the borrower.) Any such purchase by the Seller shall be made by providing an amount equal to the Repurchase Price to the Master Servicer for deposit in the Master Servicer Collection Account and written notification detailing the components of such Repurchase Price. The Depositor shall notify the Trustee and submit to the Trustee or the Custodian, as its agent, a Request for Release, and the Trustee shall release, or the Trustee shall cause the Custodian to release, to the Seller the related Mortgage File and the Trustee shall execute and deliver all instruments of transfer or assignment furnished to it by the Seller, without recourse, representation or warranty as are necessary to vest in the Seller title to and rights under the Mortgage Loan or any property acquired with respect thereto. Such purchase shall be deemed to have occurred on the date on which the Repurchase Price in available funds is received by the Securities Administrator. The Securities Administrator shall amend the Mortgage Loan Schedule to reflect such repurchase and shall promptly notify the Trustee and the Rating Agencies of such amendment. Enforcement of the obligation of the Seller to purchase (or substitute a Substitute Mortgage Loan for) any Mortgage Loan or any property acquired with respect thereto (or pay the Repurchase Price as set forth in the above proviso) as to which a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on their behalf.

Section 2.04    Substitution of Mortgage Loans. Notwithstanding anything to the contrary in this Agreement, in lieu of purchasing a Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement or Sections 2.02 or 2.03 of this Agreement, the Seller may, no later than the date by which such purchase by the Seller would otherwise be required, tender to the Trustee a Substitute Mortgage Loan accompanied by a certificate of an authorized officer of the Seller that such Substitute Mortgage Loan conforms to the requirements set forth in the definition of “Substitute Mortgage Loan” in the Mortgage Loan Purchase Agreement or this Agreement, as applicable; provided, however, that substitution pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, in lieu of purchase shall not be permitted after the termination of the two-year period beginning on the Startup Day; provided, further, that if the breach would cause the Mortgage Loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Code, any such cure or substitution must occur within 90 days from the date the breach was discovered. The Trustee or the Custodian, as its agent, shall examine the Mortgage File for any Substitute Mortgage Loan in the manner set forth in Section 2.02(a) and the Trustee or the Custodian, as its agent, shall notify the Seller, in writing, within five Business Days after receipt, whether or not the documents relating to the Substitute Mortgage Loan satisfy the requirements of the fourth sentence of Section 2.02(a). Within two Business Days after such notification, the Seller shall provide to the Securities Administrator for deposit in the Distribution Account the amount, if any, by which the Outstanding Principal Balance as of the next preceding Due Date of the Mortgage Loan for which substitution is being made, after giving effect to the Scheduled Principal due on such date, exceeds the Outstanding Principal Balance as of such date of the Substitute Mortgage Loan, after giving effect to Scheduled Principal due on such date, which amount shall be treated for the purposes of this Agreement as if it were the payment by the Seller of the Repurchase Price for the purchase of a Mortgage Loan by the Seller. After such notification to the Seller and, if any such excess exists, upon receipt of such deposit, the Trustee shall accept such Substitute Mortgage Loan which shall thereafter be deemed to be a Mortgage Loan hereunder. In the event of such a substitution, accrued interest on the Substitute Mortgage Loan for the month in which the substitution occurs and any Principal Prepayments made thereon during such month shall be the property of the Trust Fund and accrued interest for such month on the Mortgage Loan for which the substitution is made and any Principal Prepayments made thereon during such month shall be the property of the Seller. The Scheduled Principal on a Substitute Mortgage Loan due on the Due Date in the month of substitution shall be the property of the Seller and the Scheduled Principal on the Mortgage Loan for which the substitution is made due on such Due Date shall be the property of the Trust Fund. Upon acceptance of the Substitute Mortgage Loan (and delivery to the Trustee or the Custodian as agent of the Trustee, as applicable, of a Request for Release for such Mortgage Loan), the Trustee or the Custodian, as agent for the Trustee, shall release to the Seller the related Mortgage File related to any Mortgage Loan released pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, and shall execute and deliver all instruments of transfer or assignment, without recourse, representation or warranty in form as provided to it as are necessary to vest in the Seller title to and rights under any Mortgage Loan released pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable. The Seller shall deliver the documents related to the Substitute Mortgage Loan in accordance with the provisions of the Mortgage Loan Purchase Agreement or Sections 2.01(b) and 2.02(b) of this Agreement, as applicable, with the date of acceptance of the Substitute Mortgage Loan deemed to be the Closing Date for purposes of the time periods set forth in those Sections. The representations and warranties set forth in the Mortgage Loan Purchase Agreement shall be deemed to have been made by the Seller with respect to each Substitute Mortgage Loan as of the date of acceptance of such Mortgage Loan by the Trustee. The Master Servicer shall amend the Mortgage Loan Schedule to reflect such substitution and shall provide a copy of such amended Mortgage Loan Schedule to the Trustee and the Trustee shall deliver such amended Mortgage Loan Schedule to the Rating Agencies.

Section 2.05    Issuance of Certificates.

(a)   The Trustee acknowledges the assignment to it of the Mortgage Loans and the other assets comprising the Trust Fund and, concurrently therewith, has signed, and countersigned and delivered to the Depositor, in exchange therefor, Certificates in such authorized denominations representing such Fractional Undivided Interests as the Depositor has requested. The Trustee agrees that it will hold the Mortgage Loans and such other assets as may from time to time be delivered to it (or the Custodian, as its agent) segregated on the books of the Trustee in trust for the benefit of the Certificateholders.

(b)   The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to (i) the REMIC I Regular Interests, and the other assets of REMIC III, for the benefit of the holders of the REMIC III Interests, (ii) the REMIC II Regular Interests and the REMIC III Regular Interests, and the other assets of REMIC IV, for the benefit of the holders of the REMIC IV Interests, and (iii) the REMIC IV Regular Interests B-IO-I and B-IO-P, and the other assets of REMIC V for the benefit of the holders of the REMIC V Interests. The Trustee acknowledges receipt of the REMIC I Regular Interests, REMIC II Regular Interests, REMIC III Regular Interests and REMIC IV Regular Interests B-IO-I and B-IO-P (each of which are uncertificated) and the other assets of REMIC III, REMIC IV and REMIC V, and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC III Interests, REMIC IV Interests and REMIC V Interests, as applicable.

Section 2.06    Representations and Warranties Concerning the Depositor. The Depositor hereby represents and warrants to the Trustee, the Master Servicer and the Securities Administrator as follows:

(i)    the Depositor (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (b) is qualified and in good standing as a foreign corporation to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Depositor’s business as presently conducted or on the Depositor’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(ii)    the Depositor has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(iii)     the execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the articles of incorporation or by-laws of the Depositor, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Depositor’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(iv)    the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

(v)    this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally);

(vi)    there are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened against the Depositor, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially and adversely affect the Depositor’s ability to enter into this Agreement or perform its obligations under this Agreement; and the Depositor is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement; and

(vii)     immediately prior to the transfer and assignment to the Trustee, each Mortgage Note and each Mortgage were not subject to an assignment or pledge, and the Depositor had good and marketable title to and was the sole owner thereof and had full right to transfer and sell such Mortgage Loan to the Trustee free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest.

ARTICLE III

Administration and Servicing of Mortgage Loans

Section 3.01    Master Servicer. The Master Servicer shall supervise, monitor and oversee the obligation of the Servicers to service and administer their respective Mortgage Loans in accordance with the terms of the applicable Servicing Agreements and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall oversee and consult with each Servicer as necessary from time-to-time to carry out the Master Servicer’s obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by each Servicer and shall cause each Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such Servicer under its applicable Servicing Agreement. The Master Servicer shall independently and separately monitor each Servicer’s servicing activities with respect to each related Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicers’ and Master Servicer’s records, and based on such reconciled and corrected information, the Master Servicer shall provide such information to the Securities Administrator as shall be necessary in order for it to prepare the statements specified in Section 6.04, and prepare any other information and statements required to be forwarded by the Master Servicer hereunder. The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of the Servicers as reported to the Master Servicer.

The Trustee shall furnish the Servicers and the Master Servicer with any powers of attorney, in substantially the form attached hereto as Exhibit K, and other documents in form as provided to it necessary or appropriate to enable the Servicers and the Master Servicer to service and administer the related Mortgage Loans and REO Property.

The Trustee shall provide access to the records and documentation in possession of the Trustee regarding the related Mortgage Loans and REO Property and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Trustee; provided, however, that, unless otherwise required by law, the Trustee shall not be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Trustee shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Trustee’s actual costs.

The Trustee shall execute and deliver to the Servicer and the Master Servicer any court pleadings, requests for trustee’s sale or other documents necessary or desirable to (i) the foreclosure or trustee’s sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Security Instrument; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or Security Instrument or otherwise available at law or equity.

Section 3.02    REMIC-Related Covenants. For as long as each 2005-4 REMIC shall exist, the Trustee and the Securities Administrator shall act in accordance herewith to assure continuing treatment of such 2005-4 REMIC as a REMIC, and the Trustee and the Securities Administrator shall comply with any directions of the Depositor, the related Servicer or the Master Servicer to assure such continuing treatment. In particular, the Trustee shall not (a) sell or permit the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an Account unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee has received a REMIC Opinion addressed to the Trustee prepared at the expense of the Trust Fund; and (b) other than with respect to a substitution pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, accept any contribution to any 2005-4 REMIC after the Startup Day without receipt of a REMIC Opinion addressed to the Trustee.

Section 3.03    Monitoring of Servicers. (a) The Master Servicer shall be responsible for reporting to the Trustee and the Depositor the compliance by each Servicer with its duties under the related Servicing Agreement. In the review of each Servicer’s activities, the Master Servicer may rely upon an officer’s certificate of the Servicer (or similar document signed by an officer of the Servicer) with regard to such Servicer’s compliance with the terms of its Servicing Agreement. In the event that the Master Servicer, in its judgment, determines that a Servicer should be terminated in accordance with its Servicing Agreement, or that a notice should be sent pursuant to such Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Depositor and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

(b)   The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Servicer under the related Servicing Agreement, and shall, in the event that a Servicer fails to perform its obligations in accordance with the related Servicing Agreement, subject to the preceding paragraph, terminate the rights and obligations of such Servicer thereunder and act as servicer of the related Mortgage Loans or cause the Trustee to enter in to a new Servicing Agreement with a successor Servicer selected by the Master Servicer; provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor Servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

(c)   To the extent that the costs and expenses of the Master Servicer related to any termination of a Servicer, appointment of a successor Servicer or the transfer and assumption of servicing by the Master Servicer with respect to any Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Servicer as a result of an event of default by such Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including, but not limited to, all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor service to service the Mortgage Loans in accordance with the related Servicing Agreement) are not fully and timely reimbursed by the terminated Servicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Master Servicer Collection Account.

(d)   The Master Servicer shall require each Servicer to comply with the remittance requirements and other obligations set forth in the related Servicing Agreement.

(e)   If the Master Servicer acts as Servicer, it will not assume liability for the representations and warranties of the Servicer, if any, that it replaces.

Section 3.04    Fidelity Bond. The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

Section 3.05    Power to Act; Procedures. The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article X hereof, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement and the Servicing Agreement, as applicable; provided, however, that the Master Servicer shall not (and, consistent with its responsibilities under Section 3.03, shall not permit any Servicer to) knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause any 2005-4 REMIC to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) unless the Master Servicer has received an Opinion of Counsel (but not at the expense of the Master Servicer) to the effect that the contemplated action would not cause any 2005-4 REMIC to fail to qualify as a REMIC or result in the imposition of a tax upon any 2005-4 REMIC. The Trustee shall furnish the Master Servicer, upon written request from a Servicing Officer, with any powers of attorney empowering the Master Servicer or any Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with the applicable Servicing Agreement and this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer may request, to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer or any Servicer). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the “doing business” or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 9.11 hereof. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.

Section 3.06    Due-on-Sale Clauses; Assumption Agreements. To the extent provided in the applicable Servicing Agreement, to the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Servicers to enforce such clauses in accordance with the applicable Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the applicable Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the applicable Servicing Agreement.

Section 3.07    Release of Mortgage Files. (a) Upon becoming aware of the payment in full of any Mortgage Loan, or the receipt by any Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Certificateholders on the next Distribution Date, the Servicer will, if required under the applicable Servicing Agreement (or if the Servicer does not, the Master Servicer may), promptly furnish to the Custodian, on behalf of the Trustee, two copies of a certification substantially in the form of Exhibit D hereto signed by a Servicing Officer or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Protected Account maintained by the applicable Servicer pursuant to Section 4.01, or by the applicable Servicer pursuant to its Servicing Agreement, have been or will be so deposited) and shall request that the Custodian, on behalf of the Trustee, deliver to the applicable Servicer the related Mortgage File. Upon receipt of such certification and request, the Custodian, on behalf of the Trustee, shall promptly release the related Mortgage File to the applicable Servicer and the Trustee and Custodian shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, each Servicer is authorized, to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Protected Account.

(b)   From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with the applicable Servicing Agreement, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by a Servicer or the Master Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The Custodian, on behalf of the Trustee, shall, upon the request of a Servicer or the Master Servicer, and delivery to the Custodian, on behalf of the Trustee, of two copies of a request for release signed by a Servicing Officer substantially in the form of Exhibit D (or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer), release the related Mortgage File held in its possession or control to the Servicer or the Master Servicer, as applicable. Such trust receipt shall obligate the Servicer or the Master Servicer to return the Mortgage File to the Custodian on behalf of the Trustee, when the need therefor by the Servicer or the Master Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Mortgage File shall be released by the Custodian, on behalf of the Trustee, to the Servicer or the Master Servicer.

Section 3.08    Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee.

(a)   The Master Servicer shall transmit and each Servicer (to the extent required by the related Servicing Agreement) shall transmit to the Trustee or Custodian such documents and instruments coming into the possession of the Master Servicer or such Servicer from time to time as are required by the terms hereof, or in the case of the Servicers, the applicable Servicing Agreement, to be delivered to the Trustee or Custodian. Any funds received by the Master Servicer or by a Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer or by a Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the Master Servicer’s right to retain or withdraw from the Master Servicer Collection Account the Master Servicing Compensation and other amounts provided in this Agreement, and to the right of each Servicer to retain its Servicing Fee and other amounts as provided in the applicable Servicing Agreement. The Master Servicer shall, and (to the extent provided in the applicable Servicing Agreement) shall cause each Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Trustee, its agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

(b)   All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee; provided, however, that the Master Servicer and each Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or such Servicer under this Agreement or the applicable Servicing Agreement.

Section 3.09    Standard Hazard Insurance and Flood Insurance Policies.

(a)   For each Mortgage Loan, the Master Servicer shall enforce any obligation of the Servicers under the related Servicing Agreements to maintain or cause to be maintained standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of the related Servicing Agreements. It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the applicable Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

(b)   Pursuant to Section 4.01 and 4.02, any amounts collected by the Servicers or the Master Servicer, under any insurance policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the applicable Servicing Agreement) shall be deposited into the Master Servicer Collection Account, subject to withdrawal pursuant to Section 4.02 and 4.03. Any cost incurred by the Master Servicer or any Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer or such Servicer pursuant to Section 4.02 and 4.03.

Section 3.10    Presentment of Claims and Collection of Proceeds. The Master Servicer shall (to the extent provided in the applicable Servicing Agreement) cause the related Servicer to, prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to a Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Master Servicer Collection Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

Section 3.11    Maintenance of the Primary Mortgage Insurance Policies.

(a)   The Master Servicer shall not take, or permit any Servicer (to the extent such action is prohibited under the applicable Servicing Agreement) to take, any action that would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Master Servicer or such Servicer, would have been covered thereunder. The Master Servicer shall use its best reasonable efforts to cause each Servicer (to the extent required under the related Servicing Agreement) to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. The Master Servicer shall not, and shall not permit any Servicer (to the extent required under the related Servicing Agreement) to, cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.

(b)   The Master Servicer agrees to present, or to cause each Servicer (to the extent required under the related Servicing Agreement) to present, on behalf of the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 4.01 and 4.02, any amounts collected by the Master Servicer or any Servicer under any Primary Mortgage Insurance Policies shall be deposited in the Master Servicer Collection Account, subject to withdrawal pursuant to Section 4.03.

Section 3.12    Trustee to Retain Possession of Certain Insurance Policies and Documents.

The Trustee (or the Custodian, as directed by the Trustee), shall retain possession and custody of the originals (to the extent available) of any Primary Mortgage Insurance Policies, or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Trustee (or its Custodian, if any, as directed by the Trustee) shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement. The Master Servicer shall promptly deliver or cause to be delivered to the Trustee (or the Custodian, as directed by the Trustee), upon the execution or receipt thereof the originals of any Primary Mortgage Insurance Policies, any certificates of renewal, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer from time to time.

Section 3.13    Realization Upon Defaulted Mortgage Loans. The Master Servicer shall cause each Servicer (to the extent required under the related Servicing Agreement) to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with the applicable Servicing Agreement.

Section 3.14    Compensation for the Master Servicer.

The Master Servicer will be entitled to all income and gain realized from any investment of funds in the Distribution Account and the Master Servicer Collection Account, pursuant to

Article IV, for the performance of its activities hereunder. Servicing compensation in the form of assumption fees, if any, late payment charges, as collected, if any, or otherwise (but not including any prepayment premium or penalty) shall be retained by the applicable Servicer and shall not be deposited in the Protected Account. The Master Servicer will be entitled to retain, as additional compensation, any interest remitted by a Servicer in connection with a Principal Prepayment in full or otherwise in excess of amounts required to be remitted to the Distribution Account (such amounts together with the amounts specified in the first sentence of this Section 3.14, the “Master Servicing Compensation”). The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

Section 3.15    REO Property.

(a)   In the event the Trust Fund acquires ownership of any REO Property in respect of any related Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the related Certificateholders. The Master Servicer shall, to the extent provided in the applicable Servicing Agreement, cause the applicable Servicer to sell, any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. Pursuant to its efforts to sell such REO Property, the Master Servicer shall cause the applicable Servicer to protect and conserve, such REO Property in the manner and to the extent required by the applicable Servicing Agreement, in accordance with the REMIC Provisions and in a manner that does not result in a tax on “net income from foreclosure property” (unless such result would maximize the Trust Fund’s after-tax return on such property) or cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code.

(b)   The Master Servicer shall, to the extent required by the related Servicing Agreement, cause the applicable Servicer to deposit all funds collected and received in connection with the operation of any REO Property in the Protected Account.

(c)   The Master Servicer and the applicable Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Monthly Advances and other unreimbursed advances as well as any unpaid Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Monthly Advances as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

(d)   To the extent provided in the related Servicing Agreement, the Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer and the applicable Servicer as provided above shall be deposited in the Protected Account on or prior to the Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Master Servicer for deposit into the related Master Servicer Collection Account on the next succeeding Servicer Remittance Date.

Section 3.16	Annual Officer’s Certificate as to Compliance.

(a)        The Master Servicer shall deliver to the Trustee and the Rating Agencies on or before March 1 of each year, commencing with March 1, 2006, an Officer’s Certificate, certifying that with respect to the period ending December 31 of the prior year: (i) such Servicing Officer has reviewed the activities of such Master Servicer during the preceding calendar year or portion thereof and its performance under this Agreement, (ii) to the best of such Servicing Officer’s knowledge, based on such review, such Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof, (iii) nothing has come to the attention of such Servicing Officer to lead such Servicing Officer to believe that any Servicer has failed to perform any of its duties, responsibilities and obligations under its Servicing Agreement in all material respects throughout such year, or, if there has been a material default in the performance or fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such Servicing Officer and the nature and status thereof.

(b)        Copies of such statements shall be provided to any Certificateholder upon request, by the Master Servicer or by the Trustee at the Master Servicer’s expense if the Master Servicer failed to provide such copies (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer’s failure to provide such statement).

Section 3.17     Annual Independent Accountant’s Servicing Report. If the Master Servicer has, during the course of any fiscal year, directly serviced any of the Mortgage Loans, then the Master Servicer at its expense shall cause a nationally recognized firm of independent certified public accountants to furnish a statement to the Trustee, the Rating Agencies and the Depositor on or before March 1 of each year, commencing with March 1, 2006 to the effect that, with respect to the most recently ended fiscal year, such firm has examined certain records and documents relating to the Master Servicer’s performance of its servicing obligations under this Agreement and pooling and servicing and trust agreements in material respects similar to this Agreement and to each other and that, on the basis of such examination conducted substantially in compliance with the audit program for mortgages serviced for Freddie Mac or the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Master Servicer’s activities have been conducted in compliance with this Agreement, or that such examination has disclosed no material items of noncompliance except for (i) such exceptions as such firm believes to be immaterial, (ii) such other exceptions as are set forth in such statement and (iii) such exceptions that the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages Serviced by Freddie Mac requires it to report. Copies of such statements shall be provided to any Certificateholder upon request by the Master Servicer, or by the Trustee at the expense of the Master Servicer if the Master Servicer shall fail to provide such copies. If such report discloses exceptions that are material, the Master Servicer shall advise the Trustee whether such exceptions have been or are susceptible of cure, and will take prompt action to do so.

Section 3.18    Reports Filed with Securities and Exchange Commission. Within 15 days after each Distribution Date, the Securities Administrator shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System (“EDGAR”), a Form 8-K (or other comparable form containing the same or comparable information or other information mutually agreed upon) with a copy of the statement to the Trustee who shall (to the extent received from the Securities Administrator) make available (via the Trustee’s internet website) a copy of the monthly statement to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to January 30 in each year, the Securities Administrator shall, in accordance with industry standards, file a Form 15 Suspension Notice with respect to the Trust Fund, if applicable. Prior to (i) March 15, 2006 and (ii) unless and until a Form 15 Suspension Notice shall have been filed, prior to March 15 of each year thereafter, the Master Servicer shall provide the Securities Administrator with a Master Servicer Certification, together with a copy of the annual independent accountant's servicing report and annual statement of compliance of each Servicer, in each case, required to be delivered pursuant to the related Servicing Agreement, and, if applicable, the annual independent accountant's servicing report and annual statement of compliance to be delivered by the Master Servicer pursuant to Sections 3.16 and 3.17. Prior to (i) March 31, 2006, or such earlier filing date as may be required by the Commission, and (ii) unless and until a Form 15 Suspension Notice shall have been filed, March 31 of each year thereafter, or such earlier filing date as may be required by the Commission, the Securities Administrator shall prepare and file a Form 10-K, in substance conforming to industry standards, with respect to the Trust. Such Form 10-K shall include the Master Servicer Certification and other documentation provided by the Master Servicer pursuant to the second preceding sentence. The Depositor hereby grants to the Securities Administrator a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Securities Administrator from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Depositor agrees to promptly furnish to the Securities Administrator, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement and the Mortgage Loans as the Securities Administrator reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Securities Administrator shall have no responsibility to file any items other than those specified in this Section 3.18; provided, however, the Securities Administrator will cooperate with the Depositor in connection with any additional filings with respect to the Trust Fund as the Depositor deems necessary under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Fees and expenses incurred by the Securities Administrator in connection with this Section 3.18 shall not be reimbursable from the Trust Fund.

Section 3.19    The Company. On the Closing Date, the Company will receive from the Depositor a payment of $5,000.

Section 3.20    UCC. The Depositor shall inform the Trustee in writing of any Uniform Commercial Code financing statements that were filed on the Closing Date in connection with the Trust with stamped recorded copies of such financing statements to be delivered to the Trustee promptly upon receipt by the Depositor. The Trustee agrees to monitor and notify the Depositor if any continuation statements for such Uniform Commercial Code financing statements need to be filed. If directed by the Depositor in writing, the Trustee will file any such continuation statements solely at the expense of the Depositor. The Depositor shall file any financing statements or amendments thereto required by any change in the Uniform Commercial Code.

Section 3.21    Optional Purchase of Defaulted Mortgage Loans.

(a)   With respect to any Mortgage Loan which as of the first day of a Fiscal Quarter is delinquent in payment by 90 days or more or is an REO Property, the Company shall have the right to purchase such Mortgage Loan from the Trust at a price equal to the Repurchase Price; provided however (i) that such Mortgage Loan is still 90 days or more delinquent or is an REO Property as of the date of such purchase and (ii) this purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of the related Fiscal Quarter. This purchase option, if not exercised, shall not be thereafter reinstated unless the delinquency is cured and the Mortgage Loan thereafter again becomes 90 days or more delinquent or becomes an REO Property, in which case the option shall again become exercisable as of the first day of the related Fiscal Quarter.

(b)   If at any time the Company remits to the Master Servicer a payment for deposit in the Master Servicer Collection Account covering the amount of the Repurchase Price for such a Mortgage Loan, and the Company provides to the Trustee a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in the Master Servicer Collection Account, then the Trustee shall execute the assignment of such Mortgage Loan to the Company at the request of the Company without recourse, representation or warranty and the Company shall succeed to all of the Trustee’s right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The Company will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

ARTICLE IV

Accounts

Section 4.01    Protected Accounts. (a) The Master Servicer shall enforce the obligation of each Servicer to establish and maintain a Protected Account in accordance with the applicable Servicing Agreement, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which accounts shall be deposited within 48 hours (or as of such other time specified in the related Servicing Agreement) of receipt, all collections of principal and interest on any Mortgage Loan and with respect to any REO Property received by a Servicer, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds and advances made from the Servicer’s own funds (less servicing compensation as permitted by the applicable Servicing Agreement in the case of any Servicer) and all other amounts to be deposited in the Protected Account. The Servicer is hereby authorized to make withdrawals from and deposits to the related Protected Account for purposes required or permitted by this Agreement. To the extent provided in the related Servicing Agreement, the Protected Account shall be held by a Designated Depository Institution and segregated on the books of such institution in the name of the Trustee for the benefit of Certificateholders.

(b)   To the extent provided in the related Servicing Agreement, amounts on deposit in a Protected Account may be invested in Permitted Investments in the name of the Trustee for the benefit of Certificateholders and, except as provided in the preceding paragraph, not commingled with any other funds. Such Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Master Servicer Collection Account, and shall be held until required for such deposit. The income earned from Permitted Investments made pursuant to this Section 4.01 shall be paid to the related Servicer under the applicable Servicing Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the related Servicer. The related Servicer (to the extent provided in the Servicing Agreement) shall deposit the amount of any such loss in the Protected Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

(c)   To the extent provided in the related Servicing Agreement and subject to this Article IV, on or before each Servicer Remittance Date, the related Servicer shall withdraw or shall cause to be withdrawn from its Protected Accounts and shall immediately deposit or cause to be deposited in the Master Servicer Collection Account amounts representing the following collections and payments (other than with respect to principal of or interest on the Mortgage Loans due on or before the Cut-off Date) with respect to each Loan Group:

(i)    Scheduled Payments on the Mortgage Loans received or any related portion thereof advanced by such Servicer pursuant to its Servicing Agreement which were due during or before the related Due Period, net of the amount thereof comprising its Servicing Fee or any fees with respect to any lender-paid primary mortgage insurance policy;

(ii)    Full Principal Prepayments and any Liquidation Proceeds received by such Servicer with respect to the Mortgage Loans in the related Prepayment Period (or, in the case of Subsequent Recoveries, during the related Due Period), with interest to the date of prepayment or liquidation, net of the amount thereof comprising its Servicing Fee;

(iii)     Partial Principal Prepayments received by such Servicer for the Mortgage Loans in the related Prepayment Period; and

(iv)     Any amount to be used as a Monthly Advance.

(d)   Withdrawals may be made from an Account only to make remittances as provided in Section 4.01(c), 4.02 and 4.03; to reimburse the Master Servicer or a Servicer for Monthly Advances which have been recovered by subsequent collections from the related Mortgagor; to remove amounts deposited in error; to remove fees, charges or other such amounts deposited on a temporary basis; or to clear and terminate the account at the termination of this Agreement in accordance with Section 10.01. As provided in Sections 4.01(c) and 4.02(b) certain amounts otherwise due to the Servicers may be retained by them and need not be deposited in the Master Servicer Collection Account.

(e)   The Master Servicer shall not waive (or permit a Servicer to waive) any Prepayment Charge unless: (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the prepayment penalty is enforced, (iii) the collectability thereof shall have been limited due to acceleration in connection with a foreclosure or other involuntary payment or (iv) such waiver is standard and customary in servicing similar Mortgage Loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Master Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan. In no event will the Master Servicer waive a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default. If a Prepayment Charge is waived, but does not meet the standards described above, then the Master Servicer is required to pay the amount of such waived Prepayment Charge, for the benefit of the Class R Certificates, by depositing such amount into the Master Servicer Collection Account by the immediately succeeding Distribution Account Deposit Date.

Section 4.02    Master Servicer Collection Account. (a) The Master Servicer shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders, the Master Servicer Collection Account as a segregated trust account or accounts. The Master Servicer Collection Account shall be an Eligible Account. The Master Servicer will deposit in the Master Servicer Collection Account as identified by the Master Servicer and as received by the Master Servicer, the following amounts:

(i)	Any amounts withdrawn from a Protected Account;
(ii)	Any Monthly Advance and any Compensating Interest Payments;

(iii)     Any Insurance Proceeds or Net Liquidation Proceeds received by or on behalf of the Master Servicer or which were not deposited in a Protected Account;

(iv)    The Repurchase Price with respect to any Mortgage Loans purchased by the Seller pursuant to the Mortgage Loan Purchase Agreement or Sections 2.02 or 2.03 hereof, any amounts which are to be treated pursuant to Section 2.04 of this Agreement as the payment of a Repurchase Price in connection with the tender of a Substitute Mortgage Loan by the Seller, the Repurchase Price with respect to any Mortgage Loans purchased by the Company pursuant to Section 3.21, and all proceeds of any Mortgage Loans or property acquired with respect thereto repurchased by the Depositor or its designee pursuant to Section 10.01;

(v)    Any amounts required to be deposited with respect to losses on investments of deposits in an Account; and

(vi)    Any other amounts received by or on behalf of the Master Servicer and required to be deposited in the Master Servicer Collection Account pursuant to this Agreement.

(b)   All amounts deposited to the Master Servicer Collection Account shall be held by the Master Servicer in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement. The requirements for crediting the Master Servicer Collection Account or the Distribution Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of (i) prepayment or late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges and (ii) the items enumerated in Sections 4.05(a)(i) through (iv) and (vi) through (xii) with respect to the Securities Administrator and the Master Servicer, need not be credited by the Master Servicer or the Servicer to the Distribution Account or the Master Servicer Collection Account, as applicable. In the event that the Master Servicer shall deposit or cause to be deposited to the Distribution Account any amount not required to be credited thereto, the Securities Administrator, upon receipt of a written request therefor signed by a Servicing Officer of the Master Servicer, shall promptly transfer such amount to the Master Servicer, any provision herein to the contrary notwithstanding.

(c)   The amount at any time credited to the Master Servicer Collection Account may be invested, in the name of the Trustee, or its nominee, for the benefit of the Certificateholders, in Permitted Investments as directed by Master Servicer. All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the next succeeding Distribution Account Deposit Date. Any and all investment earnings on amounts on deposit in the Master Servicer Collection Account from time to time shall be for the account of the Master Servicer. The Master Servicer from time to time shall be permitted to withdraw or receive distribution of any and all investment earnings from the Master Servicer Collection Account. The risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Master Servicer. The Master Servicer shall deposit the amount of any such loss in the Master Servicer Collection Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

Section 4.03    Permitted Withdrawals and Transfers from the Master Servicer Collection Account. (a) The Master Servicer will, from time to time on demand of a Servicer or the Securities Administrator, make or cause to be made such withdrawals or transfers from the Master Servicer Collection Account as the Master Servicer has designated for such transfer or withdrawal pursuant to this Agreement and the related Servicing Agreement. The Master Servicer may clear and terminate the Master Servicer Collection Account pursuant to Section 10.01 and remove amounts from time to time deposited in error.

(b)   On an ongoing basis, the Master Servicer shall withdraw from the Master Servicer Collection Account (i) any expenses recoverable by the Trustee, the Master Servicer or the Securities Administrator or the Custodian pursuant to Sections 3.03, 7.04 and 9.05 and (ii) any amounts payable to the Master Servicer as set forth in Section 3.14.

(c)   In addition, on or before each Distribution Account Deposit Date, the Master Servicer shall deposit in the Distribution Account (or remit to the Securities Administrator for deposit therein) any Monthly Advances required to be made by the Master Servicer with respect to the Mortgage Loans.

(d)   No later than 3:00 p.m. New York time on each Distribution Account Deposit Date, the Master Servicer will transfer all Available Funds on deposit in the Master Servicer Collection Account with respect to the related Distribution Date to the Securities Administrator for deposit in the Distribution Account.

Section 4.04    Distribution Account. (a) The Securities Administrator shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders, the Distribution Account as a segregated trust account or accounts.

(b)   All amounts deposited to the Distribution Account shall be held by the Securities Administrator in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement.

(c)   The Distribution Account shall constitute a trust account of the Trust Fund segregated on the books of the Securities Administrator and held by the Securities Administrator in trust in its Corporate Trust Office, and the Distribution Account and the funds deposited therein shall not be subject to, and shall be protected from, all claims, liens, and encumbrances of any creditors or depositors of the Securities Administrator or the Master Servicer (whether made directly, or indirectly through a liquidator or receiver of the Securities Administrator or the Master Servicer). The Distribution Account shall be an Eligible Account. The amount at any time credited to the Distribution Account shall be (i) held in cash and fully insured by the FDIC to the maximum coverage provided thereby or (ii) invested in the name of the Trustee, in such Permitted Investments selected by the Master Servicer or deposited in demand deposits with such depository institutions as selected by the Master Servicer, provided that time deposits of such depository institutions would be a Permitted Investment. All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the next succeeding Distribution Date if the obligor for such Permitted Investment is the Securities Administrator or, if such obligor is any other Person, the Business Day preceding such Distribution Date. All investment earnings on amounts on deposit in the Distribution Account or benefit from funds uninvested therein from time to time shall be for the account of the Master Servicer. The Master Servicer shall be permitted to withdraw or receive distribution of any and all investment earnings from the Distribution Account on each Distribution Date. If there is any loss on a Permitted Investment or demand deposit, the Master Servicer shall remit the amount of such loss to the Securities Administrator for deposit in the Distribution Account. With respect to the Distribution Account and the funds deposited therein, the Securities Administrator shall take such action as may be necessary to ensure that the Certificateholders shall be entitled to the priorities afforded to such a trust account (in addition to a claim against the estate of the Trustee) as provided by 12 U.S.C. § 92a(e), and applicable regulations pursuant thereto, if applicable, or any applicable comparable state statute applicable to state chartered banking corporations.

Section 4.05    Permitted Withdrawals and Transfers from the Distribution Account. (a) The Securities Administrator will, from time to time on demand of the Master Servicer, make or cause to be made such withdrawals or transfers from the Distribution Account as the Master Servicer has designated for such transfer or withdrawal pursuant to this Agreement and the Servicing Agreements or as the Securities Administrator deems necessary for the following purposes (limited in the case of amounts due the Master Servicer to those not withdrawn from the Master Servicer Collection Account in accordance with the terms of this Agreement):

(i)    to reimburse the Master Servicer or any Servicer for any Monthly Advance of its own funds, the right of the Master Servicer or a Servicer to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan with respect to which such Monthly Advance was made;

(ii)    to reimburse the Master Servicer or any Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Master Servicer or such Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an Uninsured Cause or in connection with the liquidation of such Mortgage Loan;

(iii)     to reimburse the Master Servicer or any Servicer from Insurance Proceeds relating to a particular Mortgage Loan for insured expenses incurred with respect to such Mortgage Loan and to reimburse the Master Servicer or such Servicer from Liquidation Proceeds from a particular Mortgage Loan for Liquidation Expenses incurred with respect to such Mortgage Loan; provided that the Master Servicer shall not be entitled to reimbursement for Liquidation Expenses with respect to a Mortgage Loan to the extent that (i) any amounts with respect to such Mortgage Loan were paid as Excess Liquidation Proceeds pursuant to clause (xi) of this Section 4.05(a) to the Master Servicer; and (ii) such Liquidation Expenses were not included in the computation of such Excess Liquidation Proceeds;

(iv)    to pay the Master Servicer or any Servicer, as appropriate, from Liquidation Proceeds or Insurance Proceeds received in connection with the liquidation of any Mortgage Loan, the amount which the Master Servicer or such Servicer would have been entitled to receive under clause (ix) of this Section 4.05(a) as servicing compensation on account of each defaulted scheduled payment on such Mortgage Loan if paid in a timely manner by the related Mortgagor;

(v)    to pay the Master Servicer or any Servicer from the Repurchase Price for any Mortgage Loan, the amount which the Master Servicer or such Servicer would have been entitled to receive under clause (ix) of this Section 4.05(a) as servicing compensation;

(vi)    to reimburse the Master Servicer or any Servicer for advances of funds (other than Monthly Advances) made with respect to the Mortgage Loans, and the right to reimbursement pursuant to this clause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of the payments for which such advances were made;

(vii)     to reimburse the Master Servicer or any Servicer for any Monthly Advance or advance, after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Monthly Advance or advance has not been reimbursed pursuant to clauses (i) and (vi);

(viii)     to pay the Master Servicer as set forth in Section 3.14;

(ix)        to reimburse the Master Servicer for expenses, costs and liabilities incurred by and reimbursable to it pursuant to Sections 3.03, 7.04(c) and (d);

(x)        to pay to the Master Servicer, as additional servicing compensation, any Excess Liquidation Proceeds to the extent not retained by the related Servicer;

(xi)        to reimburse or pay any Servicer any such amounts as are due thereto under the applicable Servicing Agreement and have not been retained by or paid to the Servicer, to the extent provided in the related Servicing Agreement;

(xii)        to reimburse the Trustee, the Securities Administrator or the Custodian for expenses, costs and liabilities incurred by or reimbursable to it pursuant to this Agreement;

(xiii)        to remove amounts deposited in error; and

(xiv)        to clear and terminate the Distribution Account pursuant to Section 10.01.

(b)   The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis and shall provide a copy to the Securities Administrator, for the purpose of accounting for any reimbursement from the Distribution Account pursuant to clauses (i) through (vi) and (viii) or with respect to any such amounts which would have been covered by such clauses had the amounts not been retained by the Master Servicer without being deposited in the Distribution Account under Section 4.02(b). Reimbursements made pursuant to clauses (vii), (ix), (xi) and (xii) will be allocated between the Loan Groups pro rata based on the aggregate Stated Principal Balances of the Mortgage Loans in each Loan Group.

(c)   On each Distribution Date, the Securities Administrator shall distribute the Interest Funds, Principal Funds and Available Funds to the extent on deposit in the Distribution Account for each Loan Group to the Holders of the Certificates in accordance with Section 6.01.

Section 4.06 Reserve Fund. (a) On or before the Closing Date, the Securities Administrator shall establish a Reserve Fund in the name of the Trustee on behalf of the Holders of the Group I Offered Certificates. The Reserve Fund must be an Eligible Account. The Reserve Fund shall be entitled “Reserve Fund, JPMorgan Chase Bank, National Association as Trustee for the benefit of holders of Structured Asset Mortgage Investments II Inc., Bear Stearns ALT-A Trust 2005-4, Mortgage Pass-Through Certificates, Series 2005-4, Class I-A-1, Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2 and Class I-B-3”. The Securities Administrator shall demand payment of all money payable by the Counterparty under the Cap Contracts. The Securities Administrator shall deposit in the Reserve Fund all payments received by it from the Counterparty pursuant to the Cap Contracts and, prior to distribution of such amounts pursuant to Section 6.01.1(a), all payments described under the eighth and ninth clauses of Section 6.01.1(a). On each Distribution Date, the Securities Administrator shall remit amounts received by it from the Counterparty to the Holders of the applicable Group I Offered Certificates in the manner provided in Section 6.01.1(b).

(b)    The Reserve Fund is an “outside reserve fund” within the meaning of Treasury Regulation '1.860G-2(h) and shall be an asset of the Trust Fund but not an asset of any 2005-4 REMIC. The Securities Administrator on behalf of the Trust shall be the nominal owner of the Reserve Fund. For federal income tax purposes, the Class B-IO Certificateholder shall be the beneficial owner of the Reserve Fund, subject to the power of the Securities Administrator to distribute amounts under Section 6.01.1(b) and the eighth and ninth clauses of Section 6.01.1(a) and shall report items of income, deduction, gain or loss arising therefrom. For federal income tax purposes, amounts distributed to Certificateholders pursuant to the eighth and ninth clauses of Section 6.01.1(a) will be treated as first distributed to the Class B-IO Certificates and then paid from the Class B-IO Certificateholders to the applicable holders of the Group I Offered Certificates. Amounts in the Reserve Fund shall, at the written direction of the Class B-IO Certificateholder, be held either uninvested in a trust or deposit account of the Securities Administrator with no liability for interest or other compensation thereon or invested in Permitted Investments that mature no later than the Business Day prior to the next succeeding Distribution Date. To the extent that the Class B-IO Certificateholders have provided the Securities Administrator with such written direction to invest such funds in Permitted Investments, on each Distribution Date the Securities Administrator shall distribute all net income and gain from such Permitted Investments in the Reserve Fund to the Class B-IO Certificateholder, not as a distribution in respect of any interest in any 2005-4 REMIC. All amounts earned on amounts on deposit in the Reserve Fund shall be taxable to the Class B-IO Certificateholder. Any losses on such Permitted Investments shall not in any case be a liability of the Securities Administrator but an amount equal to such losses shall be given by the Class B-IO Certificateholder to the Securities Administrator out of the Class B-IO Certificateholders’ own funds immediately as realized, for deposit by the Securities Administrator into the Reserve Fund.

Section 4.07 Class XP Reserve Account. (a) The Master Servicer shall establish and maintain with itself a separate, segregated trust account, which shall be an Eligible Account, titled “Reserve Account, Wells Fargo Bank, National Association, as Master Servicer f/b/o Bear

Stearns ALT-A Trust 2005-4, Mortgage Pass-Through Certificates, Series 2005-4, Class XP”. On the Closing Date, the Depositor shall deposit $100 into the Class XP Reserve Account. Funds on deposit in the Class XP Reserve Account shall be held in trust by the Master Servicer for the holder of the Class XP Certificates.

(b)   The amount on deposit in the Class XP Reserve Account shall be held uninvested. On the earlier of (x) the Business Day prior to the Distribution Date on which all the assets of the Trust Fund are repurchased as described in Section 10.01(a) and (y) the Business Day prior to the Distribution Date immediately following the Prepayment Period during which the last Prepayment Charge on the Group I Mortgage Loans is payable by the related Mortgagor, which Prepayment Period is the month of April 2011, the Master Servicer shall withdraw the amount on deposit in the Class XP Reserve Account and remit such amount to the Securities Administrator and provide written instruction to the Securities Administrator to pay such amount to the Class XP Certificates in reduction of the Certificate Principal Balance thereof.

Section 4.08 Cap Reserve Account. (a) The Securities Administrator shall establish and maintain in the name of the Trustee on behalf of the Trust, for the benefit of the Certificateholders, the Cap Reserve Account as a segregated trust account or accounts.

(b)   All amounts deposited to the Cap Reserve Account pursuant to Section 6.01.1(b) shall be held by the Securities Administrator in the name of the Trustee on behalf of the Trust, in trust for the benefit of the Group I Offered Certificateholders and the Class I-B-3 Certificateholders in accordance with the terms and provisions of this Agreement.

(c)   The Cap Reserve Account is an “outside reserve fund” within the meaning of Treasury Regulation '1.860G-2(h) and shall be an asset of the Trust Fund but not an asset of any 2005-1 REMIC. The Securities Administrator on behalf of the Trust shall be the nominal owner of the Cap Reserve Account. The Class B-IO Certificateholder shall be the beneficial owner of the Cap Reserve Account, subject to the power of the Securities Administrator to distribute amounts under Section 6.01.1. Amounts in the Cap Reserve Account shall, at the direction of the Class B-IO Certificateholder, be held either uninvested in a trust or deposit account of the Securities Administrator with no liability for interest or other compensation thereon or invested in Permitted Investments in the name of the Trustee as selected by the Class B-IO Certificateholder that mature no later than the Business Day prior to the next succeeding Distribution Date. Any losses on such investments shall be deposited in the Cap Reserve Account by the Class B-IO Certificateholder out of its own funds immediately as realized.

(d)   On each Distribution Date, the Securities Administrator shall distribute amounts on deposit in the Cap Reserve Account to the Holders of the Group I Certificates no later than one Business Day prior to such Distribution Date in accordance with Section 6.01.1(b).

ARTICLE V

Certificates

Section 5.01    Certificates. (a) The Depository, the Depositor and the Securities Administrator have entered into a Depository Agreement dated as of the Closing Date (the “Depository Agreement”). Except for the Residual Certificates, the Private Certificates and the Individual Certificates and as provided in Section 5.01(b), the Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Securities Administrator except to a successor to the Depository; (ii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iii) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (iv) the Securities Administrator shall deal with the Depository as representative of such Certificate Owners of the respective Class of Certificates for purposes of exercising the rights of Certificateholders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (v) the Trustee and the Securities Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants.

The Residual Certificates and the Private Certificates are initially Physical Certificates. If at any time the Holders of all of the Certificates of one or more such Classes request that the Securities Administrator cause such Class to become Global Certificates, the Securities Administrator and the Depositor will take such action as may be reasonably required to cause the Depository to accept such Class or Classes for trading if it may legally be so traded.

All transfers by Certificate Owners of such respective Classes of Book-Entry Certificates and any Global Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.

(b)   If (i)(A) the Depositor advises the Securities Administrator in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Depositor is unable to locate a qualified successor within 30 days or (ii) the Depositor at its option advises the Securities Administrator in writing that it elects to terminate the book-entry system through the Depository, the Securities Administrator shall request that the Depository notify all Certificate Owners of the occurrence of any such event and of the availability of definitive, fully registered Certificates to Certificate Owners requesting the same. Upon surrender to the Securities Administrator of the Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Securities Administrator shall issue the definitive Certificates.

In addition, if an Event of Default has occurred and is continuing, each Certificate Owner materially adversely affected thereby may at its option request a definitive Certificate evidencing such Certificate Owner’s interest in the related Class of Certificates. In order to make such request, such Certificate Owner shall, subject to the rules and procedures of the Depository, provide the Depository or the related Depository Participant with directions for the Securities Administrator to exchange or cause the exchange of the Certificate Owner’s interest in such Class of Certificates for an equivalent interest in fully registered definitive form. Upon receipt by the Securities Administrator of instructions from the Depository directing the Securities Administrator to effect such exchange (such instructions to contain information regarding the Class of Certificates and the Certificate Principal Balance being exchanged, the Depository Participant account to be debited with the decrease, the registered holder of and delivery instructions for the definitive Certificate, and any other information reasonably required by the Securities Administrator), (i) the Securities Administrator shall instruct the Depository to reduce the related Depository Participant’s account by the aggregate Certificate Principal Balance of the definitive Certificate, (ii) the Securities Administrator shall execute and deliver, in accordance with the registration and delivery instructions provided by the Depository, a Definitive Certificate evidencing such Certificate Owner’s interest in such Class of Certificates and (iii) the Securities Administrator shall execute a new Book-Entry Certificate reflecting the reduction in the aggregate Certificate Principal Balance of such Class of Certificates by the amount of the definitive Certificates.

Neither the Depositor nor the Securities Administrator shall be liable for any delay in the delivery of any instructions required pursuant to this Section 5.01(b) and may conclusively rely on, and shall be protected in relying on, such instructions.

(c)   (i)  As provided herein, the REMIC Administrator will make an election to treat the segregated pool of assets consisting of the Group II Mortgage Loans and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC I.” Component I of the Class R Certificates will represent the sole Class of “residual interests” in REMIC I for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The following table irrevocably sets forth the designation, Uncertificated Pass-Through Rate and initial Uncertificated Principal Balance for each of the “regular interests” in REMIC I and the designation and Certificate Principal Balance of the Class R Certificates allocable to Component I of the Class R Certificates. None of the REMIC I Regular Interests will be certificated.

Class Designation for each REMIC I Interest	Type of Interest	Uncertificated Pass-Through Rate	Initial Uncertificated Principal Balance	Final Maturity Date*
Class Y-1	Regular	Variable(1)	$99,491.00	May 2035
Class Y-2	Regular	Variable(2)	$95,135.69	May 2035
Class Y-3	Regular	Variable(3)	$557,015.29	May 2035
Class Y-4	Regular	Variable(4)	$46,548.61	May 2035
Class Y-5	Regular	Variable(5)	$31,755.48	May 2035
Class Z-1	Regular	Variable(1)	$198,882,504.00	May 2035
Class Z-2	Regular	Variable(2)	$190,176,253.31	May 2035
Class Z-3	Regular	Variable(3)	$1,113,508,765.71	May 2035
Class Z-4	Regular	Variable(4)	$93,050,678.39	May 2035
Class Z-5	Regular	Variable(5)	$63,481,206.52	May 2035
Component I of the Class R Certificates	Residual	(6)	$100	May 2035

*     The Distribution Date in the specified month, which is the month following the month the latest maturing Mortgage Loan in the related Loan Group matures. For federal income tax purposes, for each Class of REMIC I Interests, the “latest possible maturity date” shall be the Final Maturity Date.

(1)   Interest distributed to the REMIC I Regular Interests Y-1 and Z-1 on each Distribution Date will have accrued at the weighted average of the Net Rates for the Group II-1 Loans on the applicable Uncertificated Principal Balance outstanding immediately before such Distribution Date.

(2)  Interest distributed to the REMIC I Regular Interests Y-2 and Z-2 on each Distribution Date will have accrued at the weighted average of the Net Rates for the Group II-2 Loans on the applicable Uncertificated Principal Balance outstanding immediately before such Distribution Date.

(3)  Interest distributed to the REMIC I Regular Interests Y-3 and Z-3 on each Distribution Date will have accrued at the weighted average of the Net Rates for the Group II-3 Loans on the applicable Uncertificated Principal Balance outstanding immediately before such Distribution Date.

(4)  Interest distributed to the REMIC I Regular Interests Y-4 and Z-4 on each Distribution Date will have accrued at the weighted average of the Net Rates for the Group II-4 Loans on the applicable Uncertificated Principal Balance outstanding immediately before such Distribution Date.

(5)  Interest distributed to the REMIC I Regular Interests Y-5 and Z-5 on each Distribution Date will have accrued at the weighted average of the Net Rates for the Group II-5 Loans on the applicable Uncertificated Principal Balance outstanding immediately before such Distribution Date.

(6) Component I of the Class R Certificates will not bear interest.

(ii)    As provided herein, the REMIC Administrator will make an election to treat the segregated pool of assets consisting of the Group I Loans and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC II.” Component II of the Class R Certificates will represent the sole Class of “residual interests” in REMIC II for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, Uncertificated Pass-Through Rate and initial Uncertificated Principal Balance for each of the “regular interests” in REMIC II and the designation and Certificate Principal Balance of the Class R Certificates allocable to Component II of the Class R Certificates. None of the REMIC II Regular Interests will be certificated.

Class Designation for each REMIC II Interest	Type of Interest	Uncertificated Pass-Through Rate	Initial Uncertificated Principal Balance	Final Maturity Date*
LT1	Regular	Variable(1)	$383,936,125.78	May 2035
LT2	Regular	Variable(1)	$9,412.48	May 2035
LT3	Regular	0.00%	$28,987.87	May 2035
LT4	Regular	Variable(2)	$28,987.87	May 2035
Component II of the Class R Certificates	Residual	(3)	$0	May 2035

_______________

*

The Distribution Date in the specified month, which is the month following the month the latest maturing Mortgage Loan in the related Loan Group matures. For federal income tax purposes, for each Class of REMIC II Interests, the “latest possible maturity date” shall be the Final Maturity Date.

(1)	The Class LT1 and LT2 REMIC II Regular Interests will bear interest at a variable rate equal to the weighted average of the Net Rates on the Group I Mortgage Loans.
(2)	Class LT4 REMIC II Regular Interests will bear interest at a variable rate equal to twice the weighted average of the Net Rates on the Group I Mortgage Loans

(3) Component II of the Class R Certificates will not bear interest.

(iii) As provided herein, the REMIC Administrator will make an election to treat the segregated pool of assets consisting of the REMIC I Regular Interests and any proceeds thereof as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC III.” Component III of the Class R Certificates will represent the sole Class of “residual interests” in REMIC III for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, Uncertificated Pass-Through Rate and initial Uncertificated Principal Balance for each of the “regular interests” in REMIC III and the designation and Certificate Principal Balance of the Class R Certificates allocable to Component III of the Class R Certificates.

Class Designation for each REMIC III Interest	Type of Interest	Initial Uncertificated Principal Balance	Uncertificated Pass-Through Rate
II-1A-1	Regular	$183,759,000	(1)
II-2A-1	Regular	$38,499,000	(2)
II-2A-2	Regular	$126,295,000	(2)
II-2A-3	Regular	$10,921,000	(2)
II-3A-1	Regular	$724,638,000	(3)
II-3A-2	Regular	$145,786,000	(3)
II-3A-3	Regular	$20,827,000	(3)
II-3A-4	Regular	$137,588,000	(3)
II-4A-1	Regular	$83,182,000	(4)
II-4A-2	Regular	$2,793,000	(4)
II-5A-1	Regular	$56,748,000	(5)
II-5A-2	Regular	$1,906,000	(5)
II-B-1	Regular	$11,619,000	(6)
II-B-2	Regular	$8,300,000	(6)
II-B-3	Regular	$16,599,000	(6)
II-B-4	Regular	$13,280,000	(6)
II-B-5	Regular	$10,789,000	(6)
II-B-6	Regular	$7,473,353	(6)
Component III of the Class R Certificates	Residual	$0	(7)

——————————

(1)	The Class II-1A-1 REMIC III Regular Interests will bear interest at a variable rate equal to the weighted average of the Net Rates of the Group II-1 Morgage Loans.
(2)

The Class II-2A-1 REMIC III Regular Interests, Class II-2A-2 REMIC III Regular Interests and Class II-2A-3 REMIC III Regular Interests will bear interest at a variable rate equal to the weighted average of the Net Rates of the Group II-2 Mortgage Loans.

(3)

The Class II-3A-1 REMIC III Regular Interests, Class II-3A-2 REMIC III Regular Interests, Class II-3A-3 REMIC III Regular Interests and Class II-3A-4 REMIC III Regular Interests will bear interest at a variable rate equal to the weighted average of the Net Rates of the Group II-3 Mortgage Loans.

(4)

The Class II-4A-1 REMIC III Regular Interests and Class II-4A-2 REMIC III Regular Interests will bear interest at a variable rate equal to the weighted average of the Net Rates of the Group II-4 Mortgage Loans.

(5)

The Class II-5A-1 REMIC III Regular Interests and Class II-5A-2 REMIC III Regular Interests will bear interest at a variable rate equal to the weighted average of the Net Rates of the Group II-5 Mortgage Loans.

(6) The Group II Subordinate REMIC III Regular Interests will bear interest at a variable rate equal to the weighted average of the Net Rate of the Mortgage Loans in each Mortgage Loan Group weighted in proportion to the results of subtracting from the aggregate principal balance of each Mortgage Loan Group, the Certificate Principal Balance of the related Classes of Senior REMIC III Regular Interests.

(7)	Component III of the Class R Certificates will not bear interest.

(iv)    As provided herein, the REMIC Administrator will make an election to treat the segregated pool of assets consisting of the REMIC II Regular Interests and the REMIC III Regular Interests and any proceeds thereof as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC IV.” Component IV of the Class R Certificates will represent the sole Class of “residual interests” in REMIC IV for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, Uncertificated Pass-Through Rate (which is also the Pass-Through Rate for the Related Certificates) and initial Uncertificated Principal Balance for each of the “regular interests” in REMIC IV, and the designation and Certificate Principal Balance of the Class R Certificates allocable to Component IV of the Class R Certificates.

Class Designation for each REMIC IV Interest	Type of Interest	Initial Uncertificated Principal Balance	Uncertificated Pass-Through Rate
I-A-1	Regular	$320,893,000	(1)
I-A-2	Regular	$35,655,000	(2)
II-1A-1	Regular	$183,759,000	(3)
II-2A-1	Regular	$38,499,000	(4)
II-2A-2	Regular	$126,295,000	(4)
II-2A-3	Regular	$10,921,000	(4)
II-3A-1	Regular	$724,638,000	(5)
II-3A-2	Regular	$145,786,000	(5)
II-3A-3	Regular	$20,827,000	(5)
II-3A-4	Regular	$137,588,000	(5)
II-4A-1	Regular	$83,182,000	(6)
II-4A-2	Regular	$2,793,000	(6)
II-5A-1	Regular	$56,748,000	(7)
II-5A-2	Regular	$1,906,000	(7)
II-M-1	Regular	$20,749,000	(8)
II-M-2	Regular	$16,599,000	(8)
II-M-3	Regular	$13,279,000	(8)
II-M-4	Regular	$8,300,000	(8)
II-B-1	Regular	$11,619,000	(8)
II-B-2	Regular	$8,300,000	(8)
II-B-3	Regular	$16,599,000	(8)
II-B-4	Regular	$13,280,000	(8)
II-B-5	Regular	$10,789,000	(8)
II-B-6	Regular	$7,473,353	(8)
I-M-1	Regular	$9,600,000	(9)
I-M-2	Regular	$7,296,000	(10)
I-B-1	Regular	$4,032,000	(11)
I-B-2	Regular	$1,920,000	(12)
I-B-3	Regular	$3,072,000	(13)
XP	Regular	$0	(14)
B-IO-I and B-IO-P	Regular	$1,535,514	(15)
Component IV of the Class R Certificates	Residual	$0	(16)

——————————

(1)	The Class I-A-1 REMIC IV Regular Interests will bear interest at a variable rate equal to the least of (i) One-Month LIBOR plus the related Margin, (ii) 11.50% and (iii) the related Net Rate Cap.
(2)	The Class I-A-2 REMIC IV Regular Interests will bear interest at a variable rate equal to the least of (i) One-Month LIBOR plus the related Margin, (ii) 11.50% and (iii) the related Net Rate Cap.
(3)	The Class II-1A-1 REMIC IV Regular Interests will bear interest at a variable rate equal to the weighted average of the Net Rates of the Group II-1 Loans
(4)

The Class II-2A-1 REMIC IVRegular Interests, Class II-2A-2 REMIC IVRegular Interests and the Class II-2A-3 REMIC IVRegular Interests will bear interest at a variable rate equal to the weighted average of the Net Rates of the Group II-2 Loans.

(5)

The Class II-3A-1 REMIC IV Regular Interests, Class II-3A-2 REMIC IV Regular Interests, Class II-3A-3 REMIC IV Regular Interests and Class II-3A-4 REMIC IV Regular Interests will bear interest at a variable rate equal to the weighted average of the Net Rates of the Group II-3 Mortgage Loans.

(6)	The Class II-4A-1 REMIC IVRegular Interests and Class II-4A-2 REMIC IVRegular Interests will bear interest at a variable rate equal to the weighted average of the Net Rates of the Group II-4 Loans.
(7)	The Class II-5A-1 REMIC IVRegular Interests and Class II-5A-2 REMIC IVRegular Interests will bear interest at a variable rate equal to the weighted average of the Net Rates of the Group II-5 Loans.
(8)

The Group II Subordinate REMIC IV Regular Interests will bear interest at a variable rate equal to the weighted average of the Net Rate of the Mortgage Loans in each Mortgage Loan Group weighted in proportion to the results of subtracting from the aggregate principal balance of each Mortgage Loan Group, the Certificate Principal Balance of the related Classes of Senior Certificates. For federal income tax purposes, the interest rate on the Group II Subordinate REMIC IV Regular Interests is equal to the interest rate on REMIC III Regular Interest bearing the same alphanumeric class designation.

(9)	The Class I-M-1 REMIC IV Regular Interests will bear interest at a rate equal to the least of (i) One-Month LIBOR plus the related Margin, (ii) 11.50% and (iii) the related Net Rate Cap.
(10)	The Class I-M-2 REMIC IV Regular Interests will bear interest at a rate equal to the least of (i) One-Month LIBOR plus the related Margin, (ii) 11.50% and (iii) the related Net Rate Cap.
(11)	The Class I-B-1 REMIC IV Regular Interests will bear interest at a rate equal to the least of (i) One-Month LIBOR plus the related Margin, (ii) 11.50% and (iii) the related Net Rate Cap.
(12)	The Class I-B-2 REMIC IV Regular Interests will bear interest at a rate equal to the least of (i) One-Month LIBOR plus the related Margin, (ii) 11.50% and (iii) the related Net Rate Cap.
(13)	The Class I-B-3 REMIC IV Regular Interests will bear interest at a rate equal to the least of (i) One-Month LIBOR plus the related Margin, (ii) 11.50% and (iii) the related Net Rate Cap.
(14)

The Class XP Certificates will not bear any interest. It will be entitled to receive prepayment penalties collected with respect to the Mortgage Loans. The Class XP Certificate will not represent an interest in any REMIC. It will instead represent an interest the trust constituted by this Pooling and Servicing Agreement that is a strip of the prepayment penalties associated with those Mortgage Loans that have prepayment penalties.

(15)

The Class B-IO Certificates will bear interest at a per annum rate equal to the Class B-IO Pass-Through Rate on its Notional Amount. Amounts paid, or deemed paid, to the Class B-IO Certificates shall be deemed to first be paid to the REMIC IV Regular Interest B-IO-I in reduction of accrued and unpaid interest thereon until such accrued and unpaid interest shall have been reduced to zero and shall then be deemed paid to the REMIC IV Regular Interest B-IO-P in reduction of the principal balance thereof.

(16) Component IV of the Class R Certificates will not bear interest.

(v)    As provided herein, the REMIC Administrator will make an election to treat the segregated pool of assets consisting of REMIC IV Regular Interests B-IO-I and B-IO-P and any proceeds thereof as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC V.” The Class R-X Certificates will represent the sole Class of “residual interests” in REMIC V for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, Uncertificated Pass-Through Rate and initial Uncertificated Principal Balance for the single “regular interest” in REMIC V and the designation and Certificate Principal Balance of the Class R-X Certificates.

Class Designation for each REMIC V Interest	Type of Interest	Initial Uncertificated Principal Balance	Uncertificated Pass-Through Rate
B-IO	Regular	$1,535,514	(1)
Class R-X Certificates	Residual	$0	(2)

(1)

The Class B-IO Certificates will bear interest at a per annum rate equal to the Class B-IO Pass-Through Rate on its Notional Amount. The REMIC V Regular Interest will not have an Uncertificated Pass-Through Rate, but will be entitled to 100% of all amounts distributed or deemed distributed on the REMIC IV Regular Interests B-IO-I and B-IO-P.

(2) The Class R-X Certificates will not bear interest.

(d)   Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date in the Trust Fund has been designated as the “latest possible maturity date” for the REMIC I Regular Interests, REMIC II Regular Interests, REMIC III Regular Interests, REMIC IV Regular Interests, REMIC V Regular Interest and the Certificates.

(e)   With respect to each Distribution Date, each Class of Certificates shall accrue interest during the related Interest Accrual Period. With respect to each Distribution Date and each such Class of Certificates (other than the Residual Certificates or the Class B-IO Certificates), interest shall be calculated, on the basis of a 360-day year and the actual number of days elapsed in the related Interest Accrual Period, based upon the respective Pass-Through Rate set forth, or determined as provided, above and the Certificate Principal Balance of such Class applicable to such Distribution Date. With respect to each Distribution Date and the Class B-IO Certificates, interest shall be calculated, on the basis of a 360-day year consisting of twelve 30-day months, based upon the Pass-Through Rate set forth, or determined as provided, above and the Notional Amount of such Class applicable to such Distribution Date.

(f)    The Certificates shall be substantially in the forms set forth in Exhibits A-1, A-2, A-3, A-4-1, A-4-2, A-5, A-6, A-7, A-8, A-9 and A-10. On original issuance, the Securities Administrator shall sign, countersign and shall deliver them at the direction of the Depositor. Pending the preparation of definitive Certificates of any Class, the Securities Administrator may sign and countersign temporary Certificates that are printed, lithographed or typewritten, in authorized denominations for Certificates of such Class, substantially of the tenor of the definitive Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers or authorized signatories executing such Certificates may determine, as evidenced by their execution of such Certificates. If temporary Certificates are issued, the Depositor will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office of the Securities Administrator, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Securities Administrator shall sign and countersign and deliver in exchange therefor a like aggregate principal amount, in authorized denominations for such Class, of definitive Certificates of the same Class. Until so exchanged, such temporary Certificates shall in all respects be entitled to the same benefits as definitive Certificates.

(g)    Each Class of Book-Entry Certificates will be registered as a single Certificate of such Class held by a nominee of the Depository or the DTC Custodian, and beneficial interests will be held by investors through the book-entry facilities of the Depository in minimum denominations of (i) in the case of the Senior Certificates, $1,000 and in each case increments of $1.00 in excess thereof, and (ii) in the case of the Offered Subordinate Certificates, $25,000 and increments of $1.00 in excess thereof, except that one Certificate of each such Class may be issued in a different amount so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Certificate Principal Balance of such Class on the Closing Date. On the Closing Date, the Securities Administrator shall execute and countersign Physical Certificates all in an aggregate principal amount that shall equal the Certificate Principal Balance of such Class on the Closing Date. The Group II Non-offered Subordinate Certificates shall be issued in certificated fully-registered form in minimum dollar denominations of $25,000 and integral multiples of $1.00 in excess thereof, except that one Group II Non-offered SubordinateCertificate of each Class may be issued in a different amount so that the sum of the denominations of all outstanding Private Certificates of such Class shall equal the Certificate Principal Balance of such Class on the Closing Date. The Class R Certificates shall each be issued in certificated fully-registered form in the denomination of $100. The Class R-X Certificates shall each be issued in certificated fully-registered form with no denomination. Each Class of Global Certificates, if any, shall be issued in fully registered form in minimum dollar denominations of $50,000 and integral multiples of $1.00 in excess thereof, except that one Certificate of each Class may be in a different denomination so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Certificate Principal Balance of such Class on the Closing Date. On the Closing Date, the Securities Administrator shall execute and countersign (i) in the case of each Class of Offered Certificates, the Certificate in the entire Certificate Principal Balance of the respective Class and (ii) in the case of each Class of Private Certificates, Individual Certificates all in an aggregate principal amount that shall equal the Certificate Principal Balance of each such respective Class on the Closing Date. The Certificates referred to in clause (i) and if at any time there are to be Global Certificates, the Global Certificates shall be delivered by the Depositor to the Depository or pursuant to the Depository’s instructions, shall be delivered by the Depositor on behalf of the Depository to and deposited with the DTC Custodian. The Securities Administrator shall sign the Certificates by facsimile or manual signature and countersign them by manual signature on behalf of the Securities Administrator by one or more authorized signatories, each of whom shall be Responsible Officers of the Securities Administrator or its agent. A Certificate bearing the manual and facsimile signatures of individuals who were the authorized signatories of the Securities Administrator or its agent at the time of issuance shall bind the Securities Administrator, notwithstanding that such individuals or any of them have ceased to hold such positions prior to the delivery of such Certificate.

(h)No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate the manually executed countersignature of the Securities Administrator or its agent, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates issued on the Closing Date shall be dated the Closing Date. All Certificates issued thereafter shall be dated the date of their countersignature.

(i)         The Closing Date is hereby designated as the “startup” day of each 2005-4 REMIC within the meaning of Section 860G(a)(9) of the Code.

(j)         For federal income tax purposes, each 2005-4 REMIC shall have a tax year that is a calendar year and shall report income on an accrual basis.

(k)        The Trustee on behalf of the Trust shall cause each 2005-4 REMIC to timely elect to be treated as a REMIC under Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of any Trust established hereby shall be resolved in a manner that preserves the validity of such elections.

(l)         The following legend shall be placed on the Residual Certificates, whether upon original issuance or upon issuance of any other Certificate of any such Class in exchange therefor or upon transfer thereof:

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICER AND THE SECURITIES ADMINISTRATOR THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY POSSESSION OF THE UNITED STATES, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND EXCEPT FOR FREDDIE MAC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY SUCH GOVERNMENTAL UNIT), (B) A FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF EITHER OF THE FOREGOING, (C) ANY ORGANIZATION (OTHER THAN CERTAIN FARMERS’ COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE (INCLUDING THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (D) RURAL ELECTRIC AND TELEPHONE COOPERATIVES DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (E) AN ELECTING LARGE PARTNERSHIP UNDER SECTION 775(a) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), (C), (D) OR (E) BEING HEREIN REFERRED TO AS A “DISQUALIFIED ORGANIZATION”), OR (F) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION

OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

Section 5.02    Registration of Transfer and Exchange of Certificates. (a) The Securities Administrator shall maintain at its Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

(b)   Subject to Section 5.01(a) and, in the case of any Global Certificate or Physical Certificate upon the satisfaction of the conditions set forth below, upon surrender for registration of transfer of any Certificate at any office or agency of the Securities Administrator maintained for such purpose, the Securities Administrator shall sign, countersign and shall deliver, in the name of the designated transferee or transferees, a new Certificate of a like Class and aggregate Fractional Undivided Interest, but bearing a different number.

(c)   By acceptance of a Private Certificate or a Residual Certificate, whether upon original issuance or subsequent transfer, each holder of such Certificate acknowledges the restrictions on the transfer of such Certificate set forth in the Securities Legend and agrees that it will transfer such a Certificate only as provided herein. In addition to the provisions of Section 5.02(h), the following restrictions shall apply with respect to the transfer and registration of transfer of an Private Certificate or a Residual Certificate to a transferee that takes delivery in the form of an Individual Certificate:

(i)    The Securities Administrator shall register the transfer of an Individual Certificate if the requested transfer is being made to a transferee who has provided the Securities Administrator with a Rule 144A Certificate or comparable evidence as to its QIB status.

(ii)    The Securities Administrator shall register the transfer of any Individual Certificate if (x) the transferor has advised the Securities Administrator in writing that the Certificate is being transferred to an Institutional Accredited Investor along with facts surrounding the transfer as set forth in Exhibit F-3 hereto; and (y) prior to the transfer the transferee furnishes to the Securities Administrator an Investment Letter (and the Securities Administrator shall be fully protected in so doing), provided that, if based upon an Opinion of Counsel addressed to the Securities Administrator to the effect that the delivery of (x) and (y) above are not sufficient to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable laws, the Securities Administrator shall as a condition of the registration of any such transfer require the transferor to furnish such other certifications, legal opinions or other information prior to registering the transfer of an Individual Certificate as shall be set forth in such Opinion of Counsel.

(d)   So long as a Global Certificate of such Class is outstanding and is held by or on behalf of the Depository, transfers of beneficial interests in such Global Certificate, or transfers by holders of Individual Certificates of such Class to transferees that take delivery in the form of beneficial interests in the Global Certificate, may be made only in accordance with Section 5.02(h), the rules of the Depository and the following:

(i)    In the case of a beneficial interest in the Global Certificate being transferred to an Institutional Accredited Investor, such transferee shall be required to take delivery in the form of an Individual Certificate or Certificates and the Securities Administrator shall register such transfer only upon compliance with the provisions of Section 5.02(c)(ii).

(ii)    In the case of a beneficial interest in a Class of Global Certificates being transferred to a transferee that takes delivery in the form of an Individual Certificate or Certificates of such Class, except as set forth in clause (i) above, the Securities Administrator shall register such transfer only upon compliance with the provisions of Section 5.02(c)(i).

(iii)     In the case of an Individual Certificate of a Class being transferred to a transferee that takes delivery in the form of a beneficial interest in a Global Certificate of such Class, the Securities Administrator shall register such transfer if the transferee has provided the Securities Administrator with a Rule 144A Certificate or comparable evidence as to its QIB status.

(iv)    No restrictions shall apply with respect to the transfer or registration of transfer of a beneficial interest in the Global Certificate of a Class to a transferee that takes delivery in the form of a beneficial interest in the Global Certificate of such Class; provided that each such transferee shall be deemed to have made such representations and warranties contained in the Rule 144A Certificate as are sufficient to establish that it is a QIB.

(e)   Subject to Section 5.02(h), an exchange of a beneficial interest in a Global Certificate of a Class for an Individual Certificate or Certificates of such Class, an exchange of an Individual Certificate or Certificates of a Class for a beneficial interest in the Global Certificate of such Class and an exchange of an Individual Certificate or Certificates of a Class for another Individual Certificate or Certificates of such Class (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and, in the case of the Global Certificate of such Class, so long as such Certificate is outstanding and is held by or on behalf of the Depository) may be made only in accordance with Section 5.02(h), the rules of the Depository and the following:

(i)    A holder of a beneficial interest in a Global Certificate of a Class may at any time exchange such beneficial interest for an Individual Certificate or Certificates of such Class.

(ii)    A holder of an Individual Certificate or Certificates of a Class may exchange such Certificate or Certificates for a beneficial interest in the Global Certificate of such Class if such holder furnishes to the Securities Administrator a Rule 144A Certificate or comparable evidence as to its QIB status.

(iii)     A holder of an Individual Certificate of a Class may exchange such Certificate for an equal aggregate principal amount of Individual Certificates of such Class in different authorized denominations without any certification.

(f)    (i) Upon acceptance for exchange or transfer of an Individual Certificate of a Class for a beneficial interest in a Global Certificate of such Class as provided herein, the Securities Administrator shall cancel such Individual Certificate and shall (or shall request the Depository to) endorse on the schedule affixed to the applicable Global Certificate (or on a continuation of such schedule affixed to the Global Certificate and made a part thereof) or otherwise make in its books and records an appropriate notation evidencing the date of such exchange or transfer and an increase in the certificate balance of the Global Certificate equal to the certificate balance of such Individual Certificate exchanged or transferred therefor.

(ii)    Upon acceptance for exchange or transfer of a beneficial interest in a Global Certificate of a Class for an Individual Certificate of such Class as provided herein, the Securities Administrator shall (or shall request the Depository to) endorse on the schedule affixed to such Global Certificate (or on a continuation of such schedule affixed to such Global Certificate and made a part thereof) or otherwise make in its books and records an appropriate notation evidencing the date of such exchange or transfer and a decrease in the certificate balance of such Global Certificate equal to the certificate balance of such Individual Certificate issued in exchange therefor or upon transfer thereof.

(g)    The Securities Legend shall be placed on any Individual Certificate issued in exchange for or upon transfer of another Individual Certificate or of a beneficial interest in a Global Certificate.

(h)    Subject to the restrictions on transfer and exchange set forth in this Section 5.02, the holder of any Individual Certificate may transfer or exchange the same in whole or in part (in an initial certificate balance equal to the minimum authorized denomination set forth in Section 5.01(g) or any integral multiple of $1.00 in excess thereof) by surrendering such Certificate at the Corporate Trust Office of the Securities Administrator, or at the office of any transfer agent, together with an executed instrument of assignment and transfer satisfactory in form and substance to the Securities Administrator in the case of transfer and a written request for exchange in the case of exchange. The holder of a beneficial interest in a Global Certificate may, subject to the rules and procedures of the Depository, cause the Depository (or its nominee) to notify the Securities Administrator in writing of a request for transfer or exchange of such beneficial interest for an Individual Certificate or Certificates. Following a proper request for transfer or exchange, the Securities Administrator shall, within five Business Days of such request made at the Corporate Trust Office of the Securities Administrator, sign, countersign and deliver at the Corporate Trust Office of the Securities Administrator, to the transferee (in the case of transfer) or holder (in the case of exchange) or send by first class mail at the risk of the transferee (in the case of transfer) or holder (in the case of exchange) to such address as the transferee or holder, as applicable, may request, an Individual Certificate or Certificates, as the case may require, for a like aggregate Fractional Undivided Interest and in such authorized denomination or denominations as may be requested. The presentation for transfer or exchange of any Individual Certificate shall not be valid unless made at the Corporate Trust Office of the

Securities Administrator by the registered holder in person, or by a duly authorized attorney-in-fact.

(i)    At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class and aggregate Fractional Undivided Interest, upon surrender of the Certificates to be exchanged at the Corporate Trust Office of the Securities Administrator; provided, however, that no Certificate may be exchanged for new Certificates unless the original Fractional Undivided Interest represented by each such new Certificate (i) is at least equal to the minimum authorized denomination or (ii) is acceptable to the Depositor as indicated to the Securities Administrator in writing. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall sign and countersign and the Securities Administrator shall deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

(j)    If the Securities Administrator so requires, every Certificate presented or surrendered for transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer, with a signature guarantee, in form satisfactory to the Securities Administrator, duly executed by the holder thereof or his or her attorney duly authorized in writing.

(k)   No service charge shall be made for any transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

(l)    The Securities Administrator shall cancel all Certificates surrendered for transfer or exchange but shall retain such Certificates in accordance with its standard retention policy or for such further time as is required by the record retention requirements of the Securities Exchange Act of 1934, as amended, and thereafter may destroy such Certificates.

Section 5.03    Mutilated, Destroyed, Lost or Stolen Certificates. (a) If (i) any mutilated Certificate is surrendered to the Securities Administrator, or the Securities Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Securities Administrator such security or indemnity as it may require to save it harmless, and (iii) the Securities Administrator has not received notice that such Certificate has been acquired by a third Person, the Securities Administrator shall sign, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Fractional Undivided Interest but in each case bearing a different number. The mutilated, destroyed, lost or stolen Certificate shall thereupon be canceled of record by the Securities Administrator and shall be of no further effect and evidence no rights.

(b)   Upon the issuance of any new Certificate under this Section 5.03, the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator) connected therewith. Any duplicate Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.04    Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Securities Administrator and any agent of the Depositor or the Securities Administrator may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 6.01 and for all other purposes whatsoever. Neither the Depositor, the Securities Administrator nor any agent of the Depositor or the Securities Administrator shall be affected by notice to the contrary. No Certificate shall be deemed duly presented for a transfer effective on any Record Date unless the Certificate to be transferred is presented no later than the close of business on the third Business Day preceding such Record Date.

Section 5.05    Transfer Restrictions on Residual Certificates. (a) Residual Certificates, or interests therein, may not be transferred without the prior express written consent of the Tax Matters Person and the Seller, which cannot be unreasonably withheld. As a prerequisite to such consent, the proposed transferee must provide the Tax Matters Person, the Seller and the Securities Administrator with an affidavit that the proposed transferee is a Permitted Transferee (and an affidavit that it is a U.S. Person, unless, in the case of a Class R Certificate only, the Tax Matters Person and the Seller consent to the transfer to a person who is not a U.S. Person) as provided in Section 5.05(b).

(b)   No transfer, sale or other disposition of a Residual Certificate (including a beneficial interest therein) may be made unless, prior to the transfer, sale or other disposition of a Residual Certificate, the proposed transferee (including the initial purchasers thereof) delivers to the Tax Matters Person, the Securities Administrator and the Depositor an affidavit in the form attached hereto as Exhibit E stating, among other things, that as of the date of such transfer (i) such transferee is a Permitted Transferee and that (ii) such transferee is not acquiring such Residual Certificate for the account of any person who is not a Permitted Transferee. The Tax Matters Person shall not consent to a transfer of a Residual Certificate if it has actual knowledge that any statement made in the affidavit issued pursuant to the preceding sentence is not true. Notwithstanding any transfer, sale or other disposition of a Residual Certificate to any Person who is not a Permitted Transferee, such transfer, sale or other disposition shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Holder of a Residual Certificate for any purpose hereunder, including, but not limited to, the receipt of distributions thereon. If any purported transfer shall be in violation of the provisions of this Section 5.05(b), then the prior Holder thereof shall, upon discovery that the transfer of such Residual Certificate was not in fact permitted by this Section 5.05(b), be restored to all rights as a Holder thereof retroactive to the date of the purported transfer. None of the Securities Administrator, the Tax Matters Person or the Depositor shall be under any liability to any Person for any registration or transfer of a Residual Certificate that is not permitted by this Section 5.05(b) or for making payments due on such Residual Certificate to the purported Holder thereof or taking any other action with respect to such purported Holder under the provisions of this Agreement so long as the written affidavit referred to above was received with respect to such transfer, and the Tax Matters Person, the Securities Administrator and the Depositor, as applicable, had no knowledge that it was untrue. The prior Holder shall be entitled to recover from any purported Holder of a Residual Certificate that was in fact not a permitted transferee under this Section 5.05(b) at the time it became a Holder all payments made on such Residual Certificate. Each Holder of a Residual Certificate, by acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this Section 5.05(b) and to any amendment of this Agreement deemed necessary (whether as a result of new legislation or otherwise) by counsel of the Tax Matters Person or the Depositor to ensure that the Residual Certificates are not transferred to any Person who is not a Permitted Transferee and that any transfer of such Residual Certificates will not cause the imposition of a tax upon the Trust or cause any REMIC to fail to qualify as a REMIC.

(c)   The Class R-X Certificates (including a beneficial interest therein) and, unless the Tax Matters Person shall have consented in writing (which consent may be withheld in the Tax Matters Person’s sole discretion), the Class R Certificates (including a beneficial interest therein), may not be purchased by or transferred to any person who is not a United States Person.

(d)   By accepting a Residual Certificate, the purchaser thereof agrees to be a Tax Matters Person if it is the Holder of the largest percentage interest of such Certificate, and appoints the Securities Administrator to act as its agent with respect to all matters concerning the tax obligations of the Trust.

Section 5.06    Restrictions on Transferability of Certificates. (a) No offer, sale, transfer or other disposition (including pledge) of any Certificate shall be made by any Holder thereof unless registered under the Securities Act, or an exemption from the registration requirements of the Securities Act and any applicable state securities or “Blue Sky” laws is available and the prospective transferee (other than the Depositor) of such Certificate signs and delivers to the Securities Administrator an Investment Letter, if the transferee is an Institutional Accredited Investor, in the form set forth as Exhibit F-l hereto, or a Rule 144A Certificate, if the transferee is a QIB, in the form set forth as Exhibit F-2 hereto. Notwithstanding the provisions of the immediately preceding sentence, no restrictions shall apply with respect to the transfer or registration of transfer of a beneficial interest in any Certificate that is a Global Certificate of a Class to a transferee that takes delivery in the form of a beneficial interest in the Global Certificate of such Class provided that each such transferee shall be deemed to have made such representations and warranties contained in the Rule 144A Certificate as are sufficient to establish that it is a QIB. In the case of a proposed transfer of any Certificate to a transferee other than a QIB, the Securities Administrator may require an Opinion of Counsel addressed to the Securities Administrator that such transaction is exempt from the registration requirements of the Securities Act. The cost of such opinion shall not be an expense of the Securities Administrator or the Trust Fund.

(b)   The Private Certificates shall each bear a Securities Legend.

Section 5.07    ERISA Restrictions. (a) Subject to the provisions of subsection (b), no Residual Certificates or Private Certificates may be acquired directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement (a “Plan”) that is subject to Title I of ERISA or Section 4975 of the Code, or by a person using “plan assets” of a Plan, unless the proposed transferee provides the Securities Administrator, with an Opinion of Counsel addressed to the Master Servicer and the Securities Administrator (upon which they may rely) that is satisfactory to the Securities Administrator, which opinion will not be at the expense of the Master Servicer or the Securities Administrator, that the purchase of such Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in a nonexempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Master Servicer or the Securities Administrator to any obligation in addition to those undertaken in the Agreement.

(b)   Unless such Person has provided an Opinion of Counsel in accordance with Section 5.07(a), any Person acquiring an interest in a Global Certificate which is a Private Certificate, by acquisition of such Certificate, shall be deemed to have represented to the Securities Administrator, and any Person acquiring an interest in a Private Certificate in definitive form shall represent in writing to the Securities Administrator, that it is not acquiring an interest in such Certificate directly or indirectly by, or on behalf of, or with “plan assets” of, an employee benefit plan or other retirement arrangement which is subject to Title I of ERISA and/or Section 4975 of the Code.

(c)   Each beneficial owner of a Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2, Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4 or Class II-B-5 Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) such Certificate is rated at least “BBB-” or its equivalent by Fitch, S&P or Moody’s, (ii) such beneficial owner is not a Plan or investing with “plan assets” of any Plan, or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

(d)   Neither the Master Servicer nor the Securities Administrator will be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to the Global Certificates. Any attempted or purported transfer of any Certificate in violation of the provisions of Sections (a), (b) or (c) above shall be void ab initio and such Certificate shall be considered to have been held continuously by the prior permitted Certificateholder. Any transferor of any Certificate in violation of such provisions, shall indemnify and hold harmless the Securities Administrator and the Master Servicer from and against any and all liabilities, claims, costs or expenses incurred by the Securities Administrator or the Master Servicer as a result of such attempted or purported transfer. The Securities Administrator shall have no liability for transfer of any such Global Certificates in or through book-entry facilities of any Depository or between or among Depository Participants or Certificate Owners made in violation of the transfer restrictions set forth herein.

Section 5.08    Rule 144A Information. For so long as any Private Certificates are outstanding, (1) the Seller will provide or cause to be provided to any holder of such Private Certificates and any prospective purchaser thereof designated by such a holder, upon the request of such holder or prospective purchaser, the information required to be provided to such holder or prospective purchaser by Rule 144A(d)(4) under the Securities Act; and (2) the Seller shall update such information from time to time in order to prevent such information from becoming false and misleading and will take such other actions as are necessary to ensure that the safe harbor exemption from the registration requirements of the Securities Act under Rule 144A is and will be available for resales of such Private Certificates conducted in accordance with Rule 144A.

ARTICLE VI

Payments to Certificateholders

Section 6.01.1     Distributions on the Group I Certificates. (a)On each Distribution Date, with respect to Loan Group I, an amount equal to the Interest Funds and Principal Funds for such Distribution Date shall be withdrawn by the Securities Administrator from the Distribution Account to the extent of funds on deposit therein and distributed in the following order of priority:

First, Interest Funds will be distributed, in the following manner and order of priority:

1.   From Interest Funds, to the Class I-A-1 Certificates and the Class I-A-2 Certificates, the Current Interest and then any Interest Carry Forward Amount for each such Class, on a pro rata basis based on the Current Interest and Interest Carry Forward Amount owed to each such Class;

2.   From remaining Interest Funds, to the Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates, sequentially, in that order, the Current Interest for each such Class;

3.   Any Excess Spread, to the extent necessary to cause the Overcollateralization Amount to equal to the Overcollateralization Target Amount, will be the Extra Principal Distribution Amount and will be included as part of the Principal Distribution Amount and distributed in accordance with second (A) and (B) below; and

4.   Any Remaining Excess Spread will be applied as Excess Cashflow pursuant to clauses Third through Thirteenth below.

On any Distribution Date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest Payments will be allocated as set forth in the definition of Current Interest herein.

Second, to pay as principal on the Certificates entitled to payments of principal, in the following order of priority:

(A)    For each Distribution Date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect, from Principal Funds and the Extra Principal Distribution Amount for such Distribution Date:

1.   To the Class I-A-1 Certificates and the Class I-A-2 Certificates, on a pro rata basis, based on their respective Certificate Principal Balances, an amount equal to the Principal Distribution Amount until the Certificate Principal Balance of each such Class is reduced to zero;

2.   To the Class I-M-1 Certificates, any remaining Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

3.   To the Class I-M-2 Certificates, any remaining Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

4.   To the Class I-B-1 Certificates, any remaining Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;

5.   To the Class I-B-2 Certificates, any remaining Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero; and

6.   To the Class I-B-3 Certificates, any remaining Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero.

(B)    For each Distribution Date on or after the Stepdown Date, so long as a Trigger Event is not in effect, from Principal Funds and the Extra Principal Distribution Amount for such Distribution Date:

1. To the Class I-A-1 Certificates and the Class I-A-2 Certificates, on a pro rata basis in accordance with their respective Certificate Principal Balances, an amount equal to the Class I-A Principal Distribution Amount, until the Certificate Principal Balance of each such Class is reduced to zero;

2.   To the Class I-M-1 Certificates, from any remaining Principal Distribution Amount, the Class I-M-1 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

3.   To the Class I-M-2 Certificates, from any remaining Principal Distribution Amount, the Class I-M-2 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

4.   To the Class I-B-1 Certificates, from any remaining Principal Distribution Amount, the Class I-B-1 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

5.   To the Class I-B-2 Certificates, from any remaining Principal Distribution Amount, the Class I-B-2 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero; and

6.   To the Class I-B-3 Certificates, from any remaining Principal Distribution Amount, the Class I-B-3 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero.

Third, from any remaining Excess Cashflow, the following amounts to the Class I-A-1 Certificates and the Class I-A-2 Certificates, on a pro rata basis in accordance with the respective amounts owed to each such Class: (a) any Interest Carry Forward Amount to the extent not paid pursuant to clause First 1 above and then (b) any Unpaid Realized Loss Amount, in each case for each such Class for such Distribution Date;

Fourth, from any remaining Excess Cashflow, the following amounts to the Class I-M-1 Certificates: (a) any Interest Carry Forward Amount and then (b) any Unpaid Realized Loss Amount, in each case for such Class for such Distribution Date;

Fifth, from any remaining Excess Cashflow, the following amounts to the Class I-M-2 Certificates: (a) any Interest Carry Forward Amount and then (b) any Unpaid Realized Loss Amount, in each case for such Class for such Distribution Date;

Sixth, from any remaining Excess Cashflow, the following amounts to the Class I-B-1 Certificates: (a) any Interest Carry Forward Amount and then (b) any Unpaid Realized Loss Amount, in each case for such Class for such Distribution Date;

Seventh, from any remaining Excess Cashflow, the following amounts to the Class I-B-2 Certificates: (a) any Interest Carry Forward Amount and then (b) any Unpaid Realized Loss Amount, in each case for such Class for such Distribution Date;

Eighth, from any remaining Excess Cashflow, the following amounts to the Class I-B-3 Certificates: (a) any Interest Carry Forward Amount and then (b) any Unpaid Realized Loss Amount, in each case for such Class for such Distribution Date;

Ninth, from any remaining Excess Cashflow, to the Class I-A-1 Certificates and the Class I-A-2 Certificates, any Basis Risk Shortfall and any Basis Risk Shortfall Carryforward Amount (remaining unpaid after payments are made under the related Cap Contracts) for each such Class for such Distribution Date, pro rata, based on the Basis Risk Shortfall and Basis Risk Shortfall Carry Forward Amount owed to each such Class;

Tenth, from any remaining Excess Cashflow, to the Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates, in that order, any Basis Risk Shortfall and any Basis Risk Shortfall Carryforward Amount (remaining unpaid after payments are made under the related Cap Contracts), in each case for such Class for such Distribution Date;

Eleventh, from any remaining Excess Cashflow, to the Class B-IO Certificates, the Class B-IO Distribution Amount for such Distribution Date;

Twelfth, from any remaining Excess Cashflow, to the Class B-IO Certificates, any unreimbursed Class B-IO Advanced Amounts; and

Thirteenth, any remaining amounts to the Class R Certificates.

All payments of amounts in respect of Basis Risk Shortfall or Basis Risk Shortfall Carryforward Amount made pursuant to the provisions of this paragraph (a) shall, for federal income tax purposes, be deemed to have been distributed from REMIC V to the holder of the Class B-IO Certificates, and then paid outside of any 2005-4 REMIC to the recipients thereof pursuant to an interest rate cap contract. By accepting their Certificates the holders of the Certificates agree so to treat such payments for purposes of filing their income tax returns.

(b)   On each Distribution Date, the related Cap Contract Payment Amount with respect to such Payment Date shall be distributed in the following order of priority, in each case to the extent of amounts available:

(i)    first, to the holders of the related Class or Classes of Certificates, the payment of any Basis Risk Shortfall or Basis Risk Shortfall Carry Forward Amount for such Distribution Date to the extent not covered by Excess Cashflow for such Distribution Date;

(ii)    second, from any remaining amounts, the payment of an amount equal to any Current Interest and Interest Carry Forward Amount for the related Class or Classes of Certificates to the extent not covered by Interest Funds or Excess Cashflow on such Distribution Date;

(iii)     third, from any remaining amounts, available from the Cap Contracts relating to the Class I-A-1 Certificates and the Class I-A-2 Certificates, to the Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates, in that order, to the extent not paid pursuant to clauses (i) or (ii) above; and

(iv)     fourth, for deposit into the Cap Reserve Account, any remaining amount.

On each Distribution Date, amounts on deposit in the Cap Reserve Account will be allocated first to the Class I-A-1 Certificates and the Class I-A-2 Certificates, pro rata, based on the current Realized Losses and any Unpaid Realized Loss Amount for each such Class for such Distribution Date, and then to the Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates, in that order, to pay any current Realized Losses and any Unpaid Realized Loss Amount, in each case, for such Class and for such Distribution Date to the extent not covered by Excess Cashflow on such Distribution Date.

All Cap Contract Payment Amounts made with respect to Current Interest and Interest Carry Forward Amounts will be treated, for federal income tax purposes, as reimburseable advances (“Class B-IO Advances”) made from the holder of the Class B-IO Certificates. Such Class B-IO Advances will be paid back to the holder of the Class B-IO Certificate pursuant to Section 6.01.1(a).

(c)   On each Distribution Date, all amounts representing Prepayment Charges in respect of the Prepayment Charge Loans received during the related Prepayment Period will be withdrawn from the Distribution Account and distributed by the Securities Administrator to the Class XP Certificates and shall not be available for distribution to the holders of any other Class of Certificates. The payment of such Prepayment Charges shall not reduce the Certificate Principal Balance of the Class XP Certificates. In addition, as provided in Section 4.07 hereof, on the Distribution Date immediately following the Prepayment Period in which the last Prepayment Charge is collectible on the Prepayment Charge Loans, which Prepayment Period is the month of April 2011, the Securities Administrator shall distribute the amount on deposit in the Class XP Reserve Account to the Class XP Certificates in reduction of the Certificate Principal Balance thereof until the Certificate Principal Balance thereof is reduced to zero.

(d)   The expenses and fees of the Trust shall be paid by each of the 2005-4 REMICs, to the extent that such expenses relate to the assets of each of such respective 2005-4 REMICs, and all other expenses and fees of the Trust shall be paid pro rata by each of the 2005-4 REMICs.

Section 6.01.2 Distributions on the Group II Certificates. (a) Interest and principal (as applicable) on the Group II Certificates of each Certificate Group will be distributed by the Securities Administrator monthly on each Distribution Date, commencing in May 2005, in an amount equal to the Available Funds for the related Loan Group on deposit in the Distribution Account for such Distribution Date. On each Distribution Date, the Available Funds for each Loan Group in Loan Group II on deposit in the Distribution Account shall be distributed as follows:

(A)   on each Distribution Date, the Available Funds for Loan Group II-1 will be distributed to the Class II-1A-1 Certificates as follows:

first, to the Class II-1A-1 Certificates, the Accrued Certificate Interest on such Class for such Distribution Date;

second, to the Class II-1A-1 Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, to the extent of remaining Available Funds for Loan Group II-1; and

third, to the Class II-1A-1 Certificates, in reduction of the Certificate Principal Balance thereof, the Senior Optimal Principal Amount with respect to the Group II-1 Certificates for such Distribution Date to the extent of remaining Available Funds for Loan Group II-1, until the Certificate Principal Balance of such Class has been reduced to zero.

(B)    on each Distribution Date, the Available Funds for Loan Group II-2 will be distributed to the Class II-2A-1, Class II-2A-2 and Class II-2A-3 Certificates as follows:

first, to the Class II-2A-1, Class II-2A-2 and Class II-2A-3 Certificates, the Accrued Certificate Interest on such Classes for such Distribution Date, pro rata, based on the Accrued Certificate Interest owed to each such Class;

second, to the Class II-2A-1, Class II-2A-2 and Class II-2A-3 Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each such Class, to the extent of remaining Available Funds for Loan Group II-2; and

third, to the Class II-2A-1, Class II-2A-2 and Class II-2A-3 Certificates, in reduction of the Certificate Principal Balance of each such Class, the Senior Optimal Principal Amount with respect to the Group II-2 Certificates for such Distribution Date, pro rata, based on the Certificate Principal Balance of each such Class, to the extent of remaining Available Funds for Loan Group II-2, until the Certificate Principal Balance of each such Class has been reduced to zero.

(C)   on each Distribution Date, the Available Funds for Loan Group II-3 will be distributed to the Class II-3A-1, Class II-3A-2, Class II-3A-3 and Class II-3A-4 Certificates as follows:

first, to the Class II-3A-1, Class II-3A-2, Class II-3A-3 and Class II-3A-4 Certificates, the Accrued Certificate Interest on such Classes for such Distribution Date, pro rata, based on the Accrued Certificate Interest owed to each such Class;

second, to the Class II-3A-1, Class II-3A-2, Class II-3A-3 and Class II-3A-4 Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each such Class, to the extent of remaining Available Funds for Loan Group II-3; and

third, to the Class II-3A-1, Class II-3A-2, Class II-3A-3 and Class II-3A-4 Certificates, in reduction of each Certificate Principal Balance thereof, the Senior Optimal Principal Amount with respect to the Group II-3 Certificates for such Distribution Date, pro rata, based on the Certificate Principal Balance of each such Class, to the extent of remaining Available Funds for Loan Group II-3, until the Certificate Principal Balance of each such Class has been reduced to zero.

(D)   on each Distribution Date, the Available Funds for Loan Group II-4 will be distributed to the Class II-4A-1 Certificates and the Class II-4A-2 Certificates as follows:

first, to the Class II-4A-1 Certificates and the Class II-4A-2 Certificates, the Accrued Certificate Interest on such Classes for such Distribution Date, pro rata, based on the Accrued Certificate Interest owed to each such Class;

second, to the Class II-4A-1 Certificates and the Class II-4A-2 Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each such Class, to the extent of remaining Available Funds for Loan Group II-4; and

third, to the Class II-4A-1 Certificates and the Class II-4A-2 Certificates, in reduction of the Certificate Principal Balance of each such Class, the Senior Optimal Principal Amount with respect to the Group II-4 Certificates for such Distribution Date, pro rata, based on the Certificate Principal Balance of each such Class, to the extent of remaining Available Funds for Loan Group II-4, until the Certificate Principal Balance of each such Class has been reduced to zero.

(E)    on each Distribution Date, the Available Funds for Loan Group II-5 will be distributed to the Class II-5A-1 Certificates and the Class II-5A-2 Certificates as follows:

first, to the Class II-5A-1 Certificates and the Class II-5A-2 Certificates, the Accrued Certificate Interest on such Classes for such Distribution Date, pro rata, based on the Accrued Certificate Interest owed to each such Class;

second, to the Class II-5A-1 Certificates and the Class II-5A-2 Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each such Class, to the extent of remaining Available Funds for Loan Group II-5; and

third, to the Class II-5A-1 Certificates and the Class II-5A-2 Certificates, in reduction of each Certificate Principal Balance thereof, the Senior Optimal Principal Amount with respect to the Group II-5 Certificates for such Distribution Date, pro rata, based on the Certificate Principal Balance of each such Class, to the extent of remaining Available Funds for Loan Group II-5, until the Certificate Principal Balance of each such Class has been reduced to zero.

(F)   Except as provided in clauses (G) and (H) below, on each Distribution Date on or prior to the Cross-Over Date, an amount equal to the sum of any remaining Available Funds for all Loan Groups in Loan Group II after the distributions in clauses (A) through (E) above will be distributed sequentially, in the following order, to the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates, in each case up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such Distribution Date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous Distribution Dates and (c) such Class’s Allocable Share for such Distribution Date, in each case, to the extent of remaining Available Funds for all Loan Groups in Loan Group II.

(G)   On each Distribution Date prior to the Cross-Over Date, but after the reduction of the aggregate Certificate Principal Balance of the Group II Senior Certificates in any Certificate Group to zero, the remaining Certificate Groups related to the Group II Mortgage Loans will be entitled to receive in reduction of their Certificate Principal Balances, pro rata based upon aggregate Certificate Principal Balance of the Senior Certificates in each Certificate Group related to the Group II Mortgage Loans immediately prior to such Distribution Date, in addition to any Principal Prepayments related to such remaining Group II Senior Certificates’ respective Loan Group allocated to such Senior Certificates, 100% of the Principal Prepayments on any Group II Mortgage Loan in the Loan Group or Loan Groups relating to any fully paid Certificate Group. Such amounts allocated to Group II Senior Certificates shall be treated as part of the Available Funds for the related Loan Group and distributed as part of the related Senior Optimal Distribution Amount in accordance with priority third in clauses (A) through (E) above, as applicable, in reduction of the Certificate Principal Balances thereof. Notwithstanding the foregoing, if (i) the weighted average of the Subordinate Percentages for each Loan Group in Loan Group II on such Distribution Date equals or exceeds two times the initial weighted average of the Subordinate Percentages for each Loan Group in Loan Group II and (ii) the aggregate Stated Principal Balance of the Group II Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and Group II Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the aggregate Certificate Principal Balance of the Group II Subordinate Certificates does not exceed 100%, then the additional allocation of Principal Prepayments to the Certificates in accordance with this clause will not be made and 100% of the Principal Prepayments on any Group II Mortgage Loan in the Loan Group relating to the fully paid Certificate Group or Certificate Groups related to the Group II Mortgage Loans will be allocated to the Group II Subordinate Certificates.

(H)   For any Undercollateralized Certificate Group on any Distribution Date prior to the Cross-Over Date, (i) 100% of amounts otherwise allocable to the Group II Subordinate Certificates in respect of principal will be distributed to the Group II Senior Certificates of such Undercollateralized Certificate Group on a pro rata basis in accordance with their respective Certificate Principal Balances in reduction of the Certificate Principal Balances thereof, until the aggregate Certificate Principal Balance of such Group II Senior Certificates is an amount equal to the aggregate Stated Principal Balance of the Group II Mortgage Loans in the related Loan Group and (ii) the Accrued Certificate Interest otherwise allocable to the Group II Subordinate Certificates on such Distribution Date will be reduced and distributed to such Group II Senior Certificates, to the extent of any amount due and unpaid on such Group II

Senior Certificates, in an amount equal to one month’s interest at a rate equal to the related Pass-Through Rate for such Distribution Date on the related Undercollateralized Amount. Any such reduction in the Accrued Certificate Interest on the Group II Subordinate Certificates will be allocated in reverse order of their respective numerical designations, commencing with the Class II-B-6 Certificates. If there exists more than one Undercollateralized Certificate Group on a Distribution Date, amounts distributable to such Undercollateralized Certificate Groups pursuant to this clause will be allocated between such Undercollateralized Certificate Groups, pro rata, based upon their respective Undercollateralized Amounts.

(I)    If, after distributions have been made pursuant to priorities first and second of clauses (A) through (E) above on any Distribution Date, the remaining Available Funds for any Loan Group in Loan Group II is less than the Senior Optimal Principal Amount for that Loan Group, the Senior Optimal Principal Amount for such Loan Group shall be reduced by that amount, and the remaining Available Funds for such Loan Group will be distributed as principal among the related Classes of Group II Senior Certificates on a pro rata basis in accordance with their respective Certificate Principal Balances.

(J)    On each Distribution Date, any Available Funds remaining after payment of interest and principal to the Classes of Certificates entitled thereto, will be distributed to the Class R Certificates; provided that if on any Distribution Date there are any Available Funds for any Loan Group in Loan Group II remaining after payment of interest and principal to a Class or Classes of Certificates entitled thereto, such amounts will be distributed to the other Classes of Group II Senior Certificates, pro rata, based upon their Certificate Principal Balances, until all amounts due to all Classes of Group II Senior Certificates have been paid in full, before any Available Funds are distributed in accordance with this clause to the Class R Certificates.

(b)   No Accrued Certificate Interest will be payable with respect to any Class of Certificates after the Distribution Date on which the Certificate Principal Balance of such Certificate has been reduced to zero.

(c)   If on any Distribution Date the Available Funds for the Group II Senior Certificates in any Certificate Group is less than the Accrued Certificate Interest on the related Senior Certificates for such Distribution Date prior to reduction for Net Interest Shortfalls and the interest portion of Realized Losses, the shortfall will be allocated to the holders of the Class of Senior Certificates in such Certificate Group on a pro rata basis in accordance with the amount of Accrued Certificate Interest for that Distribution Date absent such shortfalls. In addition, the amount of any interest shortfalls will constitute unpaid Accrued Certificate Interest and will be distributable to holders of the Certificates of the related Classes entitled to such amounts on subsequent Distribution Dates, to the extent of the applicable Available Funds after current interest distributions as required herein. Any such amounts so carried forward will not bear interest. Shortfalls in interest payments will not be offset by a reduction in the servicing compensation of the Master Servicer or otherwise, except to the extent of applicable Compensating Interest Payments.

(d)   The expenses and fees of the Trust shall be paid by each of the 2005-4 REMICs, to the extent that such expenses relate to the assets of each of such respective 2005-4 REMICs, and all other expenses and fees of the Trust shall be paid pro rata by each of the 2005-4 REMICs.

Section 6.02.1    Allocation of Losses and Subsequent Recoveries on the Group I Certificates. (a) On or prior to each Determination Date, the Master Servicer shall determine the amount of any Realized Loss in respect of each Group I Mortgage Loan that occurred during the immediately preceding calendar month, based on information provided by the related Servicer. Any Realized Losses with respect to the Group I Mortgage Loans shall be applied on each Distribution Date after the distributions provided for in Section 6.01, in reduction of the Certificate Principal Balance of the Class or Classes of Group I Certificates to the extent provided in the definition of Applied Realized Loss Amount.

(b)   In addition, in the event that the Master Servicer receives any Subsequent Recoveries from a Servicer, the Master Servicer shall deposit such funds into the Master Servicer Collection Account pursuant to Section 4.01(c)(ii). If, after taking into account such Subsequent Recoveries, the amount of a Realized Loss is reduced, the amount of such Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the Class of Group I Subordinate Certificates with the highest payment priority to which Applied Realized Loss Amounts have been allocated, but not by more than the amount of Applied Realized Loss Amounts previously allocated to that Class of Group I Subordinate Certificates. The amount of any remaining Subsequent Recoveries will be applied to sequentially increase the Certificate Principal Balance of the Group I Subordinate Certificates, beginning with the Class of Group I Subordinate Certificates with the next highest payment priority, up to the amount of such Applied Realized Loss Amounts previously allocated to such Class or Classes of Group I Certificates. Holders of such Group I Certificates will not be entitled to any payments in respect of Current Interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Group I Subordinate Certificate of such Class in accordance with its respective Fractional Undivided Interest.

Section 6.02.2 Allocation of Losses and Subsequent Recoveries on the Group II Certificates. (a) On or prior to each Determination Date, the Master Servicer shall determine the amount of any Realized Loss in respect of each Group II Mortgage Loan that occurred during the immediately preceding calendar month, based on information provided by the related Servicer.

(b)   With respect to any Group II Certificates on any Distribution Date, the principal portion of each Realized Loss on a Group II Mortgage Loan in a Loan Group shall be allocated as follows:

first, to the Class II-B-6 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

second, to the Class II-B-5 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

third, to the Class II-B-4 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

fourth, to the Class II-B-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

fifth, to the Class II-B-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

sixth, to the Class II-B-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

seventh, to the Class II-M-4 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

eighth, to the Class II-M-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

ninth, to the Class II-M-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

tenth, to the Class II-M-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; and

eleventh, to the Senior Certificates in the related Certificate Group until the Certificate Principal Balance thereof has been reduced to zero.

(c)   Notwithstanding the foregoing clause (b), no such allocation of any Realized Loss shall be made on a Distribution Date to any Class of (i) Group II Subordinated Certificates to the extent that such allocation would result in the reduction of the aggregate Certificate Principal Balances of all Group II Certificates in as of such Distribution Date, after giving effect to all distributions and prior allocations of Realized Losses on the Group II Mortgage Loans on such date, to an amount less than the aggregate Stated Principal Balance of all of the Group II Mortgage Loans as of the first day of the month of such Distribution Date and (ii) Group II Senior Certificates in a Certificate Group to the extent that such allocation would result in the reduction of the aggregate Certificate Principal Balances of all the Group II Certificates in such Certificate Group as of such Distribution Date, after giving effect to all distributions and prior allocations of Realized Losses on the Group II Mortgage Loans in the related Group II Loan Group on such date, to an amount less than the aggregate Stated Principal Balance of all of the Group II Mortgage Loans in such Loan Group as of the first day of the month of such Distribution Date (each such limitation in clause (i) and (ii), the “Loss Allocation Limitation”).

(d)The principal portion of any Realized Losses allocated to a Class of Certificates shall be allocated among the Certificates of such Class in proportion to their respective Certificate Principal Balances. The principal portion of any allocation of Realized Losses shall be accomplished by reducing the Certificate Principal Balance of the related Group II Certificates on the related Distribution Date. The principal portion of any Realized Losses allocated to the Group II-2 Certificates will be allocated, concurrently and pro rata, to (i) the Class II-2A-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero and (ii) the Class II-2A-3 Certificates and the Class II-2A-2 Certificates, sequentially, in that order, until the Certificate Principal Balance of each such Class has been reduced to zero. The principal portion of any Realized Losses allocated to the Group II-3 Certificates will be allocated first to the Class II-3A-4 Certificates until the Certificate Principal Balance thereof has been reduced to zero and then, concurrently and pro rata, to (i) the Class II-3A-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero and (ii) the Class II-3A-3 Certificates and the Class II-3A-2 Certificates, sequentially, in that order, until the Certificate Principal Balance of each such Class has been reduced to zero. The principal portion of any Realized Losses allocated to the Group II-4 Certificates will be allocated first to the Class II-4A-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero and then to the Class II-4A-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero. The principal portion of any Realized Losses allocated to the Group II-5 Certificates will be allocated first to the Class II-5A-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero and then to the Class II-5A-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero. Once the aggregate Certificate Principal Balance of the Certificates in a Certificate Group been reduced to zero, the principal portion of Realized Losses on the Mortgage Loans in the related Loan Group (if any) that are not allocated to the Subordinate Certificates pursuant to Section 6.02.2(b) will be allocated pro rata based upon their respective Certificate Principal Balances to the remaining Group II Senior Certificates of the other Certificate Groups, pro rata based upon their respective Certificate Principal Balances.

(e)        Realized Losses shall be allocated on the Distribution Date in the month following the month in which such loss was incurred and, in the case of the principal portion thereof, after giving effect to distributions made on such Distribution Date.

(f)         On each Distribution Date, the Securities Administrator shall determine the Subordinate Certificate Writedown Amount. Any Subordinate Certificate Writedown Amount shall effect a corresponding reduction in the Certificate Principal Balance of the Class II-B Certificates in the reverse order of their numerical Class designations.

(g)        The applicable Senior Percentage of Net Interest Shortfalls will be allocated among the Group II Senior Certificates in the related Group II Certificate Group in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls. The applicable Subordinate Percentage of Net Interest Shortfall will be allocated among the Group II Subordinate Certificates in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls. The interest portion of any Realized Losses with respect to the Group II Mortgage Loans occurring on or prior to the Cross-Over Date will be allocated to the Class II-B Certificates in inverse order of their numerical Class designations. Following the Cross-Over Date, the interest portion of Realized Losses on the Group II Mortgage Loans will be allocated to the Group II Senior Certificates in the related Group II Certificate Group on a pro rata basis in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such Realized Losses.

(h)    In addition, in the event that the Master Servicer receives any Subsequent Recoveries from a Servicer, the Master Servicer shall deposit such funds into the Master Servicer Collection Account pursuant to Section 4.01(c)(ii). If, after taking into account such Subsequent Recoveries, the amount of a Realized Loss is reduced, the amount of such Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the Class of Group II Subordinate Certificates with the highest payment priority to which Realized Losses have been allocated, but not by more than the amount of Realized Losses previously allocated to that Class of Group II Subordinate Certificates pursuant to this Section 6.02.2. The amount of any remaining Subsequent Recoveries will be applied to sequentially increase the Certificate Principal Balance of the Group II Subordinate Certificates, beginning with the Class of Group II Subordinate Certificates with the next highest payment priority, up to the amount of such Realized Losses previously allocated to such Class or Classes of Group II Certificates pursuant to this Section 6.02.2. Holders of such Certificates will not be entitled to any payments in respect of current interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Group II Subordinate Certificate of such Class in accordance with its respective Fractional Undivided Interest.

Section 6.02.3     Cross-Collateralization. Notwithstanding the foregoing, on any Distribution Date on which the Certificate Principal Balance of the Group I Subordinate Certificates or the Group II Subordinate Certificates have been reduced to zero and a Realized Loss that is a Special Hazard Loss is to be allocated to the related Senior Certificates, such loss will be allocated among such Senior Certificates and the most subordinate outstanding class of non-related Subordinate Certificates on a pro rata basis, based on the Certificate Principal Balance thereof.

Section 6.03     Payments. (a) On each Distribution Date, other than the final Distribution Date, the Securities Administrator shall distribute to each Certificateholder of record as of the immediately preceding Record Date the Certificateholder’s pro rata share of its Class (based on the aggregate Fractional Undivided Interest represented by such Holder’s Certificates) of all amounts required to be distributed on such Distribution Date to such Class. The Securities Administrator shall calculate the amount to be distributed to each Class and, based on such amounts, the Securities Administrator shall determine the amount to be distributed to each Certificateholder. The Securities Administrator’s calculations of payments shall be based solely on information provided to the Securities Administrator by the Master Servicer. The Securities Administrator shall not be required to confirm, verify or recompute any such information but shall be entitled to rely conclusively on such information.

(b)   Payment of the above amounts to each Certificateholder shall be made (i) by check mailed to each Certificateholder entitled thereto at the address appearing in the Certificate Register or (ii) upon receipt by the Securities Administrator on or before the fifth Business Day preceding the Record Date of written instructions from a Certificateholder by wire transfer to a United States dollar account maintained by the payee at any United States depository institution with appropriate facilities for receiving such a wire transfer; provided, however, that the final payment in respect of each Class of Certificates will be made only upon presentation and surrender of such respective Certificates at the office or agency of the Securities Administrator specified in the notice to Certificateholders of such final payment.

Section 6.04     Statements to Certificateholders. (a) On each Distribution Date, concurrently with each distribution to Certificateholders, the Securities Administrator shall make available to the parties hereto and each Certificateholder via the Securities Administrator’s internet website as set forth below, the following information, expressed with respect to clauses (i) through (vii) in the aggregate and as a Fractional Undivided Interest representing an initial Certificate Principal Balance of $1,000, or in the case of the Class B-IO Certificates, an initial Notional Balance of $1,000:

(i)    the Certificate Principal Balance or Notional Principal Balance, as applicable, of each Class of Certificates immediately prior to such Distribution Date;

(ii)    the amount of the distribution allocable to principal on each applicable Class of Certificates;

(iii)     the aggregate amount of interest accrued at the related Pass-Through Rate with respect to each Class during the related Interest Accrual Period;

(iv)    the Net Interest Shortfall and any other adjustments to interest at the related Pass-Through Rate necessary to account for any difference between interest accrued and aggregate interest distributed with respect to each Class of Certificates;

(v)    the amount of the distribution allocable to interest on each Class of Certificates;

(vi)    the Pass-Through Rates for each Class of Certificates with respect to such Distribution Date;

(vii)     the Certificate Principal Balance or Notional Principal Balance, as applicable, of each Class of Certificates after such Distribution Date;

(viii)     the amount of any Monthly Advances, Compensating Interest Payments and outstanding unreimbursed advances by the Master Servicer or the Servicer included in such distribution separately stated for each Loan Group;

(ix)    the aggregate amount of any Realized Losses (listed separately for each category of Realized Loss and for each Loan Group) during the related Prepayment Period and cumulatively since the Cut-off Date and the amount and source (separately identified) of any distribution in respect thereof included in such distribution;

(x)    with respect to each Mortgage Loan which incurred a Realized Loss during the related Prepayment Period, (i) the loan number, (ii) the Stated Principal Balance of such Mortgage Loan as of the Cut-off Date, (ii) the Stated Principal Balance of such Mortgage Loan for such Distribution Date, (iii) the Net Liquidation Proceeds with respect to such Mortgage Loan and (iv) the amount of the Realized Loss with respect to such Mortgage Loan;

(xi)    with respect to each Loan Group, the amount of Scheduled Principal and Principal Prepayments, (including but separately identifying the principal amount of Principal Prepayments, Insurance Proceeds, the purchase price in connection with the purchase of

Mortgage Loans, cash deposits in connection with substitutions of Mortgage Loans and Net Liquidation Proceeds) and the number and principal balance of Mortgage Loans purchased or substituted for during the relevant period and cumulatively since the Cut-off Date;

(xii)     the number of Mortgage Loans (excluding REO Property) in each Loan Group remaining in the Trust Fund as of the end of the related Prepayment Period;

(xiii)     information for each Loan Group and in the aggregate regarding any Mortgage Loan delinquencies as of the end of the related Prepayment Period, including the aggregate number and aggregate Outstanding Principal Balance of Mortgage Loans (a) delinquent 30 to 59 days on a contractual basis, (b) delinquent 60 to 89 days on a contractual basis, and (c) delinquent 90 or more days on a contractual basis, in each case as of the close of business on the last Business Day of the immediately preceding month;

(xiv)     for each Loan Group, the number of Mortgage Loans in the foreclosure process as of the end of the related Due Period and the aggregate Outstanding Principal Balance of such Mortgage Loans;

(xv)    for each Loan Group, the number and aggregate Outstanding Principal Balance of all Mortgage Loans as to which the Mortgaged Property was REO Property as of the end of the related Due Period;

(xvi)     the book value (the sum of (A) the Outstanding Principal Balance of the Mortgage Loan, (B) accrued interest through the date of foreclosure and (C) foreclosure expenses) of any REO Property in each Loan Group; provided that, in the event that such information is not available to the Securities Administrator on the Distribution Date, such information shall be furnished promptly after it becomes available;

(xvii)     the amount of Realized Losses allocated to each Class of Certificates since the prior Distribution Date and in the aggregate for all prior Distribution Dates;

(xviii)     the Average Loss Severity Percentage for each Loan Group;

(xix)        the Senior Percentage, Senior Prepayment Percentage, Subordinate Percentage and Subordinate Prepayment Percentage, in each case, for such Distribution Date;

(xx)        the Interest Carry Forward Amount and any Basis Risk Shortfall Carry Forward Amount for each Class of Certificates;

(xxi)       the amount of the distribution made on such Distribution Date to Holders of each Class allocable to interest and the portion thereof, if any, provided by the Cap Contracts;

(xxii)       the cumulative amount of Applied Realized Loss Amounts to date; and

(xxiii)       whether a Trigger Event exists.

The information set forth above shall be calculated or reported, as the case may be, by the Securities Administrator, based solely on, and to the extent of, information provided to the

Securities Administrator by the Master Servicer. The Securities Administrator may conclusively rely on such information and shall not be required to confirm, verify or recalculate any such information.

The Securities Administrator may make available each month, to any interested party, the monthly statement to Certificateholders via the Securities Administrator’s website initially located at “www.ctslink.com.” Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the Securities Administrator’s customer service desk and indicating such. The Securities Administrator shall have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the parties, and the Securities Administrator shall provide timely and adequate notification to all parties regarding any such change.

To the extent timely received from the Securities Administrator, the Trustee will also make monthly statements available each month to Certificateholders via the Trustee’s internet website. The Trustee’s internet website will initially be located at www.jpmorgan.com/sfr. Assistance in using the Trustee’s website service can be obtained by calling the Trustee’s customer service desk at (877) 722-1095.

(b)   Within a reasonable period of time after the end of the preceding calendar year beginning in 2006, the Securities Administrator will furnish a report to each Holder of the Certificates of record at any time during the prior calendar year as to the aggregate of amounts reported pursuant to subclauses (a)(ii) and (a)(v) above with respect to the Certificates, plus information with respect to the amount of servicing compensation and such other customary information as the Securities Administrator may determine to be necessary and/or to be required by the Internal Revenue Service or by a federal or state law or rules or regulations to enable such Holders to prepare their tax returns for such calendar year. Such obligations shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator or the Trustee pursuant to the requirements of the Code.

Section 6.05 Monthly Advances. If the Scheduled Payment on a Mortgage Loan that was due on a related Due Date is delinquent other than as a result of application of the Relief Act and for which the related Servicer was required to make an advance pursuant to the related Servicing Agreement exceeds the amount deposited in the Master Servicer Collection Account which will be used for an advance with respect to such Mortgage Loan, the Master Servicer will deposit in the Master Servicer Collection Account not later than the Distribution Account Deposit Date immediately preceding the related Distribution Date an amount equal to such deficiency, net of the Servicing Fee for such Mortgage Loan except to the extent the Master Servicer determines any such advance to be a Nonrecoverable Advance. Subject to the foregoing, the Master Servicer shall continue to make such advances through the date that the related Servicer is required to do so under its Servicing Agreement. If the Master Servicer deems an advance to be a Nonrecoverable Advance, on the Distribution Account Deposit Date, the Master Servicer shall present an Officer’s Certificate to the Trustee (i) stating that the Master Servicer elects not to make a Monthly Advance in a stated amount and (ii) detailing the reason it deems the advance to be a Nonrecoverable Advance.

Section 6.06 Compensating Interest Payments. The Master Servicer shall deposit in the Master Servicer Collection Account not later than each Distribution Account Deposit Date an amount equal to the lesser of (i) the sum of the aggregate amounts required to be paid by the Servicers under the Servicing Agreements with respect to subclauses (a) and (b) of the definition of Interest Shortfall with respect to the Mortgage Loans for the related Distribution Date, and not so paid by the related Servicers and (ii) the Master Servicer Compensation for such Distribution Date (such amount, the “Compensating Interest Payment”). The Master Servicer shall not be entitled to any reimbursement of any Compensating Interest Payment.

Section 6.07 Distributions on REMIC Regular Interests.

(a)   On each Distribution Date, the Securities Administrator shall be deemed to distribute to the Trustee on behalf of REMIC III as the holder of the REMIC I Regular Interests, those portions of the REMIC I Distribution Amount not designated to Component I of the Class R Certificate, in the amounts and in accordance with the priorities set forth in the definition of REMIC I Distribution Amount.

(b)   On each Distribution Date, the Securities Administrator shall be deemed to distribute to the Trustee on behalf of REMIC IV as the holder of the REMIC II Regular Interests and REMIC III Regular Interests, those portions of the REMIC II Distribution Amount and REMIC III Distribution Amount not designated to Component II or Component III of the Class R Certificate, in the amounts and in accordance with the priorities set forth in the definitions of REMIC II Distribution Amount and REMIC III Distribution Amount.

(c)   On each Distribution Date, the Securities Administrator shall be deemed to distribute the REMIC IV Distribution Amount to: (i) the holders of the Certificates (other than the Class B-IO Certificates), as the holders of the REMIC IV Interests (other than REMIC IV Regular Interests B-IO-I and B-IO-P) and (ii) itself on behalf of REMIC V, as the holder of REMIC IV Regular Interests B-IO-I and B-IO-P, in the amounts and in accordance with the priorities set forth in the definition of REMIC IV Distribution Amount.

(d)   On each Distribution Date, the Securities Administrator shall be deemed to distribute to the holder of the Class B-IO Certificates, as the holder of REMIC V Regular Interest, the amounts set forth in the definition of REMIC V Distribution Amount.

(e)   Notwithstanding the deemed distributions on the REMIC Regular Interests described in this Section 6.07, distributions of funds from the Distribution Account shall be made only in accordance with Sections 6.01.1 and 6.01.2.

ARTICLE VII

The Master Servicer

Section 7.01    Liabilities of the Master Servicer. The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by it herein.

Section 7.02    Merger or Consolidation of the Master Servicer.

(a)   The Master Servicer will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its duties under this Agreement.

(b)   Any Person into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 7.03    Indemnification of the Trustee, the Master Servicer and the Securities Administrator. (a) The Master Servicer agrees to indemnify the Indemnified Persons for, and to hold them harmless against, any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or relating to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement, the Servicing Agreements, the Assignment Agreements or the Certificates or the powers of attorney delivered by the Trustee hereunder (i) related to the Master Servicer’s failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or (ii) incurred by reason of the Master Servicer’s willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder, provided, in each case, that with respect to any such claim or legal action (or pending or threatened claim or legal action), the Trustee shall have given the Master Servicer and the Depositor written notice thereof promptly after the Trustee shall have with respect to such claim or legal action knowledge thereof. The Trustee’s failure to give any such notice shall not affect the Trustee’s right to indemnification hereunder, except to the extent the Master Servicer is materially prejudiced by such failure to give notice. This indemnity shall survive the resignation or removal of the Trustee, Master Servicer or the Securities Administrator and the termination of this Agreement.

(a)   The Depositor will indemnify any Indemnified Person for any loss, liability or expense of any Indemnified Person not otherwise covered by the Master Servicer’s indemnification pursuant to Section 7.03(a).

Section 7.04    Limitations on Liability of the Master Servicer and Others. Subject to the obligation of the Master Servicer to indemnify the Indemnified Persons pursuant to Section 7.03:

(a)   Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Indemnified Persons, the Depositor, the Trust Fund or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of such Person’s willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

(b)   The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

(c)   The Master Servicer, the Custodian and any director, officer, employee or agent of the Master Servicer or the Custodian shall be indemnified by the Trust and held harmless thereby against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or related to, any claim or legal action (including any pending or threatened claim or legal action) relating to this Agreement, the Certificates or any Servicing Agreement (except to the extent that the Master Servicer is indemnified by the Servicer thereunder), other than (i) any such loss, liability or expense related to the Master Servicer’s failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement), or to the Custodian’s failure to perform its duties under the Custodial Agreement, respectively, or (ii) any such loss, liability or expense incurred by reason of the Master Servicer’s or the Custodian’s willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or under the Custodial Agreement, as applicable, or by reason of reckless disregard of obligations and duties hereunder or under the Custodial Agreement, as applicable.

(d)   The Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement and that in its opinion may involve it in any expense or liability; provided, however, the Master Servicer may in its discretion, with the consent of the Trustee (which consent shall not be unreasonably withheld), undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Master Servicer shall be entitled to be reimbursed therefor out of the Master Servicer Collection Account as provided by Section 4.03. Nothing in this Section 7.04(d) shall affect the Master Servicer’s obligation to supervise, or to take such actions as are necessary to ensure, the servicing and administration of the Mortgage Loans pursuant to Section 3.01(a).

(e)   In taking or recommending any course of action pursuant to this Agreement, unless specifically required to do so pursuant to this Agreement, the Master Servicer shall not be required to investigate or make recommendations concerning potential liabilities which the Trust might incur as a result of such course of action by reason of the condition of the Mortgaged Properties but shall give notice to the Trustee if it has notice of such potential liabilities.

(f)    The Master Servicer shall not be liable for any acts or omissions of any Servicer, except as otherwise expressly provided herein.

Section 7.05    Master Servicer Not to Resign. Except as provided in Section 7.07, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon a determination that any such duties hereunder are no longer permissible under applicable law and such impermissibility cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Independent Counsel addressed to the Trustee to such effect delivered to the Trustee. No such resignation by the Master Servicer shall become effective until the Company or the Trustee or a successor to the Master Servicer reasonably satisfactory to the Trustee shall have assumed the responsibilities and obligations of the Master Servicer in accordance with Section 8.02 hereof. The Trustee shall notify the Rating Agencies upon its receipt of written notice of the resignation of the Master Servicer.

Section 7.06    Successor Master Servicer. In connection with the appointment of any successor master servicer or the assumption of the duties of the Master Servicer, the Company or the Trustee may make such arrangements for the compensation of such successor master servicer out of payments on the Mortgage Loans as the Company or the Trustee and such successor master servicer shall agree. If the successor master servicer does not agree that such market value is a fair price, such successor master servicer shall obtain two quotations of market value from third parties actively engaged in the servicing of single-family mortgage loans. Notwithstanding the foregoing, the compensation payable to a successor master servicer may not exceed the compensation which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act as Master Servicer hereunder.

Section 7.07    Sale and Assignment of Master Servicing. The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under this Agreement and the Company may terminate the Master Servicer without cause and select a new Master Servicer; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a Person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall have a net worth of not less than $10,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); and (d) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency’s rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; (iii) the

Master Servicer assigning and selling the master servicing shall deliver to the Trustee an Officer’s Certificate and an Opinion of Independent Counsel addressed to the Trustee, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement; and (iv) in the event the Master Servicer is terminated without cause by the Company, the Company shall pay the terminated Master Servicer a termination fee equal to 0.25% of the aggregate Stated Principal Balance of the Mortgage Loans at the time the master servicing of the Mortgage Loans is transferred to the successor Master Servicer. No such assignment or delegation shall affect any rights or liability of the Master Servicer arising prior to the effective date thereof.

ARTICLE VIII

Default

Section 8.01    Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and only with respect to the defaulting Master Servicer:

(i)    The Master Servicer fails to cause to be deposited in the Distribution Account any amount so required to be deposited pursuant to this Agreement (other than a Monthly Advance), and such failure continues unremedied for a period of three Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer; or

(ii)    The Master Servicer fails to observe or perform in any material respect any other material covenants and agreements set forth in this Agreement to be performed by it, which covenants and agreements materially affect the rights of Certificateholders, and such failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund; or

(iii)     There is entered against the Master Servicer a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order is unstayed and in effect for a period of 60 consecutive days, or an involuntary case is commenced against the Master Servicer under any applicable insolvency or reorganization statute and the petition is not dismissed within 60 days after the commencement of the case; or

(iv)    The Master Servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property; or the Master Servicer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations;

(v)    The Master Servicer assigns or delegates its duties or rights under this Agreement in contravention of the provisions permitting such assignment or delegation under Sections 7.05 or 7.07; or

(vi)    The Master Servicer fails to cause to be deposited, in the Distribution Account any Monthly Advance (other than a Nonrecoverable Advance) by 5:00 p.m. New York City time on the Distribution Account Deposit Date.

In each and every such case, so long as such Event of Default with respect to the Master Servicer shall not have been remedied, either the Trustee or the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the principal of the Trust Fund, by notice in writing to the Master Servicer (and to the Trustee if given by such Certificateholders), with a copy to the Rating Agencies, and with the consent of the Company, may terminate all of the rights and obligations (but not the liabilities) of the Master Servicer under this Agreement and in and to the Mortgage Loans and/or the REO Property serviced by the Master Servicer and the proceeds thereof. Upon the receipt by the Master Servicer of the written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates, the Mortgage Loans, REO Property or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans or related REO Property) shall, subject to Section 8.02, automatically and without further action pass to and be vested in the Trustee pursuant to this Section 8.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer’s rights and obligations hereunder, including, without limitation, the transfer to the Trustee of (i) the property and amounts which are then or should be part of the Trust or which thereafter become part of the Trust; and (ii) originals or copies of all documents of the Master Servicer reasonably requested by the Trustee to enable it to assume the Master Servicer’s duties thereunder. In addition to any other amounts which are then, or, notwithstanding the termination of its activities under this Agreement, may become payable to the Master Servicer under this Agreement, the Master Servicer shall be entitled to receive, out of any amount received on account of a Mortgage Loan or related REO Property, that portion of such payments which it would have received as reimbursement under this Agreement if notice of termination had not been given. The termination of the rights and obligations of the Master Servicer shall not affect any obligations incurred by the Master Servicer prior to such termination.

Notwithstanding the foregoing, if an Event of Default described in clause (vi) of this Section 8.01 shall occur, the Trustee shall, by notice in writing to the Master Servicer, which may be delivered by telecopy, immediately terminate all of the rights and obligations of the Master Servicer thereafter arising under this Agreement, but without prejudice to any rights it may have as a Certificateholder or to reimbursement of Monthly Advances and other advances of its own funds, and the Trustee shall act as provided in Section 8.02 to carry out the duties of the Master Servicer, including the obligation to make any Monthly Advance the nonpayment of which was an Event of Default described in clause (vi) of this Section 8.01. Any such action taken by the Trustee must be prior to the distribution on the relevant Distribution Date.

Section 8.02    Trustee to Act; Appointment of Successor. (a) Upon the receipt by the Master Servicer of a notice of termination pursuant to Section 8.01 or an Opinion of Independent Counsel pursuant to Section 7.05 to the effect that the Master Servicer is legally unable to act or to delegate its duties to a Person which is legally able to act, the Trustee shall automatically become the successor in all respects to the Master Servicer in its capacity under this Agreement and the transactions set forth or provided for herein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof; provided, however, that the Company shall have the right to either (a) immediately assume the duties of the Master Servicer or (b) select a successor Master Servicer; provided further, however, that the Trustee shall have no obligation whatsoever with respect to any liability (other than advances deemed recoverable and not previously made) incurred by the Master Servicer at or prior to the time of termination. As compensation therefor, but subject to Section 7.06, the Trustee shall be entitled to compensation which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act hereunder, except for those amounts due the Master Servicer as reimbursement permitted under this Agreement for advances previously made or expenses previously incurred. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae- or Freddie Mac-approved servicer, and with respect to a successor to the Master Servicer only, having a net worth of not less than $10,000,000, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, that the Trustee shall obtain a letter from each Rating Agency that the ratings, if any, on each of the Certificates will not be lowered as a result of the selection of the successor to the Master Servicer. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that the provisions of Section 7.06 shall apply, the compensation shall not be in excess of that which the Master Servicer would have been entitled to if the Master Servicer had continued to act hereunder, and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third Person acting as an agent or independent contractor in the performance of master servicing responsibilities hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

(b)   If the Trustee shall succeed to any duties of the Master Servicer respecting the Mortgage Loans as provided herein, it shall do so in a separate capacity and not in its capacity as Trustee and, accordingly, the provisions of Article IX shall be inapplicable to the Trustee in its duties as the successor to the Master Servicer in the servicing of the Mortgage Loans (although such provisions shall continue to apply to the Trustee in its capacity as Trustee); the provisions of Article VII, however, shall apply to it in its capacity as successor master servicer.

Section 8.03    Notification to Certificateholders. Upon any termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to the Rating Agencies and the Securities Administrator, and the Securities Administrator shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register.

Section 8.04    Waiver of Defaults. The Trustee shall transmit by mail to the Securities Administrator, who shall give prompt written notice thereof to all Certificateholders, within 60 days after the occurrence of any Event of Default actually known to a Responsible Officer of the Trustee, unless such Event of Default shall have been cured, notice of each such Event of

Default. The Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund may, on behalf of all Certificateholders, waive any default by the Master Servicer in the performance of its obligations hereunder and the consequences thereof, except a default in the making of or the causing to be made any required distribution on the Certificates, which default may only be waived by Holders of Certificates evidencing Fractional Undivided Interests aggregating 100% of the Trust Fund. Upon any such waiver of a past default, such default shall be deemed to cease to exist, and any Event of Default arising therefrom shall be deemed to have been timely remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. The Securities Administrator shall give notice of any such waiver to the Trustee, who shall then give such notice to the Rating Agencies.

Section 8.05    List of Certificateholders. Upon written request of three or more Certificateholders of record, for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, the Securities Administrator will afford such Certificateholders access during business hours to the most recent list of Certificateholders held by the Securities Administrator.

ARTICLE IX

Concerning the Trustee and the Securities Administrator

Section 9.01    Duties of Trustee.

(a)   The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, and the Securities Administrator each undertake to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee and the Securities Administrator, respectively. If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and subject to Section 8.02(b) use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs.

(b)   Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee and the Securities Administrator pursuant to any provision of this Agreement, the Trustee and the Securities Administrator, respectively, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that neither the Trustee nor the Securities Administrator shall be responsible for the accuracy or verification of any calculation provided to it pursuant to this Agreement.

(c)   On each Distribution Date, the Securities Administrator shall make monthly distributions and the final distribution to the Certificateholders from funds in the Distribution Account as provided in Sections 6.01 and 10.01 herein based solely on the report of the Securities Administrator.

(d)   No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)    Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee and the Securities Administrator shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Securities Administrator shall be liable except for the performance of their respective duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Securities Administrator and, in the absence of bad faith on the part of the Trustee or the Securities Administrator, respectively, the Trustee or the Securities Administrator, respectively, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Securities Administrator, respectively, and conforming to the requirements of this Agreement;

(ii)    Neither the Trustee nor the Securities Administrator shall be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or an officer of the Securities Administrator, respectively, unless it shall be proved that the Trustee or the Securities Administrator, respectively, was negligent in ascertaining the pertinent facts;

(iii)     Neither the Trustee nor the Securities Administrator shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the directions of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund, if such action or non-action relates to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Securities Administrator, respectively, or exercising any trust or other power conferred upon the Trustee or the Securities Administrator, respectively, under this Agreement;

(iv)    The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee’s Corporate Trust Office shall have actual knowledge thereof. In the absence of such notice, the Trustee may conclusively assume there is no such default or Event of Default;

(v)    The Trustee shall not in any way be liable by reason of any insufficiency in any Account held by or in the name of Trustee unless it is determined by a court of competent jurisdiction that the Trustee’s gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the Trustee is obligor and has defaulted thereon);

(vi)    The Securities Administrator shall not in any way be liable by reason of any insufficiency in any Account held by the Securities Administrator hereunder or any Account held by the Securities Administrator in the name of the Trustee unless it is determined by a court of competent jurisdiction that the Securities Administrator’s gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the Securities Administrator is obligor and has defaulted thereon);

(vii)     Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee or the Securities Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or the Securities Administrator, respectively, has been advised of the likelihood of such loss or damage and regardless of the form of action;

(viii)     None of the Securities Administrator, the Master Servicer, the Depositor, the Company, the Custodian, the Counterparty or the Trustee shall be responsible for the acts or omissions of the other, it being understood that this Agreement shall not be construed to render them partners, joint venturers or agents of one another and

(ix)       Neither the Trustee nor the Securities Administrator shall be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

(e)   All funds received by the Master Servicer and the Securities Administrator and required to be deposited in the Master Servicer Collection Account or Distribution Account pursuant to this Agreement will be promptly so deposited by the Master Servicer or the Securities Administrator, as applicable.

(f)    Except for those actions that the Trustee or the Securities Administrator is required to take hereunder, neither the Trustee nor the Securities Administrator shall have any obligation or liability to take any action or to refrain from taking any action hereunder in the absence of written direction as provided hereunder.

Section 9.02    Certain Matters Affecting the Trustee and the Securities Administrator. Except as otherwise provided in Section 9.01:

(a)   The Trustee and the Securities Administrator may rely and shall be protected in acting or refraining from acting in reliance on any resolution, certificate of the Securities Administrator (with respect to the Trustee only), the Depositor, the Master Servicer or a Servicer, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)   The Trustee and the Securities Administrator may consult with counsel and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(c)   Neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notices pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. Nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs;

(d)   Prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default which may have occurred, neither the Trustee nor the Securities Administrator shall be liable in its individual capacity for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(e)   Neither the Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund and provided that the payment within a reasonable time to the Trustee or the Securities Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, as applicable, reasonably assured to the Trustee or the Securities Administrator, as applicable, by the security afforded to it by the terms of this Agreement. The Trustee or the Securities Administrator may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Certificateholders requesting the investigation;

(f)    The Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through Affiliates, agents or attorneys; provided, however, that the Trustee may not appoint any agent (other than the Custodian) to perform its custodial functions with respect to the Mortgage Files or paying agent functions under this Agreement without the express written consent of the Master Servicer, which consent will not be unreasonably withheld. Neither the Trustee nor the Securities Administrator shall be liable or responsible for the misconduct or negligence of any of the Trustee’s or the Securities Administrator’s agents or attorneys or a custodian or paying agent appointed hereunder by the Trustee or the Securities Administrator with due care and, when required, with the consent of the Master Servicer;

(g)    Should the Trustee or the Securities Administrator deem the nature of any action required on its part, other than a payment or transfer by the Securities Administrator under Section 4.01(b) or Section 4.02, to be unclear, the Trustee or the Securities Administrator, respectively, may require prior to such action that it be provided by the Depositor with reasonable further instructions;

(h)    The right of the Trustee or the Securities Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and neither the Trustee nor the Securities Administrator shall be accountable for other than its negligence or willful misconduct in the performance of any such act;

(i)    Neither the Trustee nor the Securities Administrator shall be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder, except as provided in Section 9.07; and

(j)    Neither the Trustee nor the Securities Administrator shall have any duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by the Seller pursuant to this Agreement or the Mortgage Loan

Purchase Agreement, as applicable, or the eligibility of any Mortgage Loan for purposes of this Agreement.

Section 9.03    Trustee and Securities Administrator Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the signature and countersignature of the Securities Administrator on the Certificates) shall be taken as the statements of the Depositor, and neither the Trustee nor the Securities Administrator shall have any responsibility for their correctness. Neither the Trustee nor the Securities Administrator makes any representation as to the validity or sufficiency of the Certificates (other than the signature and countersignature of the Securities Administrator on the Certificates) or of any Mortgage Loan except as expressly provided in Sections 2.02 and 2.05 hereof; provided, however, that the foregoing shall not relieve the Trustee of the obligation to review the Mortgage Files pursuant to Sections 2.02 and 2.04. The Securities Administrator’s signature and countersignature (or countersignature of its agent) on the Certificates shall be solely in its capacity as Securities Administrator and shall not constitute the Certificates an obligation of the Securities Administrator in any other capacity. Neither the Trustee nor the Securities Administrator shall be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor with respect to the Mortgage Loans. Subject to the provisions of Section 2.05, neither the Trustee nor the Securities Administrator shall be responsible for the legality or validity of this Agreement or any document or instrument relating to this Agreement, the validity of the execution of this Agreement or of any supplement hereto or instrument of further assurance, or the validity, priority, perfection or sufficiency of the security for the Certificates issued hereunder or intended to be issued hereunder. Neither the Trustee nor the Securities Administrator shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders, under this Agreement. Neither the Trustee nor the Securities Administrator shall have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement other than any continuation statements filed by the Trustee pursuant to Section 3.20.

Section 9.04    Trustee and Securities Administrator May Own Certificates. The Trustee and the Securities Administrator in their individual capacities or in any capacity other than as Trustee or Securities Administrator, hereunder may become the owner or pledgee of any Certificates with the same rights it would have if it were not the Trustee or the Securities Administrator, as applicable, and may otherwise deal with the parties hereto.

Section 9.05    Trustee’s and Securities Administrator’s Fees and Expenses. The fees and expenses of the Trustee and the Securities Administrator shall be paid in accordance with a side letter agreement between the Trustee and the Master Servicer. In addition, the Trustee and the Securities Administrator will be entitled to recover from the Master Servicer Collection Account pursuant to Section 4.03(b) all reasonable out-of-pocket expenses, disbursements and advances and the expenses of the Trustee and the Securities Administrator, respectively, in connection with any Event of Default, any breach of this Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by or against the Trustee or the Securities Administrator, respectively, in the administration of the trusts hereunder (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the Certificateholders. If funds in the Master Servicer Collection Account are insufficient therefor, the Trustee and the Securities Administrator shall recover such expenses from the Depositor. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.

Section 9.06    Eligibility Requirements for Trustee and Securities Administrator. The Trustee and any successor Trustee and the Securities Administrator and any successor Securities Administrator shall during the entire duration of this Agreement be a state bank or trust company or a national banking association organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus and undivided profits of at least $40,000,000 or, in the case of a successor Trustee, $50,000,000, subject to supervision or examination by federal or state authority and, in the case of the Trustee, rated “BBB” or higher by S&P with respect to their long-term rating and rated “BBB” or higher by S&P and “Baa2” or higher by Moody’s with respect to any outstanding long-term unsecured unsubordinated debt, and, in the case of a successor Trustee or successor Securities Administrator other than pursuant to Section 9.10, rated in one of the two highest long-term debt categories of, or otherwise acceptable to, each of the Rating Agencies. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.06 the combined capital and surplus of such corporation shall be deemed to be its total equity capital (combined capital and surplus) as set forth in its most recent report of condition so published. In case at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of this Section 9.06, the Trustee or the Securities Administrator shall resign immediately in the manner and with the effect specified in Section 9.08.

Section 9.07    Insurance. The Trustee and the Securities Administrator, at their own expense, shall at all times maintain and keep in full force and effect: (i) fidelity insurance, (ii) theft of documents insurance and (iii) forgery insurance (which may be collectively satisfied by a “Financial Institution Bond” and/or a “Bankers’ Blanket Bond”). All such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for insurance typically maintained by banks or their affiliates which act as custodians for investor-owned mortgage pools. A certificate of an officer of the Trustee or the Securities Administrator as to the Trustee’s or the Securities Administrator’s, respectively, compliance with this Section 9.07 shall be furnished to any Certificateholder upon reasonable written request.

Section 9.08    Resignation and Removal of the Trustee and Securities Administrator.

(a) The Trustee and the Securities Administrator may at any time resign and be discharged from the Trust hereby created by giving written notice thereof to the Depositor and the Master Servicer, with a copy to the Rating Agencies. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee or successor Securities Administrator, as applicable, by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the resigning Trustee or Securities Administrator, as applicable, the successor Trustee or Securities Administrator, as applicable. If no successor Trustee or Securities Administrator shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor Trustee or Securities Administrator.

(b)        If at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Depositor or if at any time the Trustee or the Securities Administrator shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator, as applicable, or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities Administrator, as applicable, or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor shall promptly remove the Trustee, or shall be entitled to remove the Securities Administrator, as applicable, and appoint a successor Trustee or Securities Administrator, as applicable, by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the Trustee or Securities Administrator, as applicable, so removed, and the successor Trustee or Securities Administrator, as applicable.

(c)        The Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund may at any time remove the Trustee or the Securities Administrator and appoint a successor Trustee or Securities Administrator by written instrument or instruments, in quintuplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, the Master Servicer, the Securities Administrator (if the Trustee is removed), the Trustee (if the Securities Administrator is removed), and the Trustee or Securities Administrator so removed and the successor so appointed. In the event that the Trustee or Securities Administrator is removed by the Holders of Certificates in accordance with this Section 9.08(c), the Holders of such Certificates shall be responsible for paying any compensation payable hereunder to a successor Trustee or successor Securities Administrator, in excess of the amount paid hereunder to the predecessor Trustee or predecessor Securities Administrator, as applicable.

(d)        No resignation or removal of the Trustee or the Securities Administrator and appointment of a successor Trustee or Securities Administrator pursuant to any of the provisions of this Section 9.08 shall become effective except upon appointment of and acceptance of such appointment by the successor Trustee or Securities Administrator as provided in Section 9.09.

Section 9.09    Successor Trustee and Successor Securities Administrator.

(a)        Any successor Trustee or Securities Administrator appointed as provided in Section 9.08 shall execute, acknowledge and deliver to the Depositor and to its predecessor Trustee or Securities Administrator an instrument accepting such appointment hereunder. The resignation or removal of the predecessor Trustee or Securities Administrator shall then become effective and such successor Trustee or Securities Administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee or Securities

Administrator herein. The predecessor Trustee or Securities Administrator shall, after its receipt of payment in full of its outstanding fees and expenses promptly deliver to the successor Trustee or Securities Administrator, as applicable, all assets and records of the Trust held by it hereunder, and the Depositor and the predecessor Trustee or Securities Administrator, as applicable, shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee or Securities Administrator, as applicable, all such rights, powers, duties and obligations.

(b)   No successor Trustee or Securities Administrator shall accept appointment as provided in this Section 9.09 unless at the time of such acceptance such successor Trustee or Securities Administrator shall be eligible under the provisions of Section 9.06.

(c)   Upon acceptance of appointment by a successor Trustee or Securities Administrator as provided in this Section 9.09, the successor Trustee or Securities Administrator shall mail notice of the succession of such Trustee or Securities Administrator hereunder to all Certificateholders at their addresses as shown in the Certificate Register and to the Rating Agencies. The Company shall pay the cost of any mailing by the successor Trustee or Securities Administrator.

Section 9.10    Merger or Consolidation of Trustee or Securities Administrator. Any state bank or trust company or national banking association into which the Trustee or the Securities Administrator may be merged or converted or with which it may be consolidated or any state bank or trust company or national banking association resulting from any merger, conversion or consolidation to which the Trustee or the Securities Administrator, respectively, shall be a party, or any state bank or trust company or national banking association succeeding to all or substantially all of the corporate trust business of the Trustee or the Securities Administrator, respectively, shall be the successor of the Trustee or the Securities Administrator, respectively, hereunder, provided such state bank or trust company or national banking association shall be eligible under the provisions of Section 9.06. Such succession shall be valid without the execution, delivery of notice or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 9.11    Appointment of Co-Trustee or Separate Trustee.

(a)   Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or property constituting the same may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the Depositor to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 9.11, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable.

(b)   If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a written request so to do, the Trustee shall have the power to make such appointment without the Depositor.

(c)   No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 9.06 hereunder and no notice to Certificateholders of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.08 hereof.

(d)   In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.11, all rights, powers, duties and obligations conferred or imposed upon the Trustee and required to be conferred on such co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

(e)   Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

(f)    To the extent not prohibited by law, any separate trustee or co-trustee may, at any time, request the Trustee, its agent or attorney-in-fact, with full power and authority, to do any lawful act under or with respect to this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

(g)    No trustee under this Agreement shall be personally liable by reason of any act or omission of another trustee under this Agreement. The Depositor and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

Section 9.12    Federal Information Returns and Reports to Certificateholders; REMIC Administration.

(a)   For federal income tax purposes, the taxable year of each 2005-4 REMIC shall be a calendar year and the Securities Administrator shall maintain or cause the maintenance of the books of each such 2005-4 REMIC on the accrual method of accounting.

(b)   The Securities Administrator shall prepare and file or cause to be filed with the Internal Revenue Service, and the Trustee shall upon the written instruction of the Securities Administrator sign, Federal tax information returns or elections required to be made hereunder with respect to each 2005-4 REMIC, the Trust Fund, if applicable, and the Certificates containing such information and at the times and in the manner as may be required by the Code or applicable Treasury regulations, and the Securities Administrator shall furnish to each Holder of Certificates at any time during the calendar year for which such returns or reports are made such statements or information at the times and in the manner as may be required thereby, including, without limitation, reports relating to mortgaged property that is abandoned or foreclosed, receipt of mortgage interests in kind in a trade or business, a cancellation of indebtedness, interest, original issue discount and market discount or premium (using a constant prepayment assumption of 30% CPR for the Group I Mortgage Loans and 25% CPR for the Group II Mortgage Loans). The Securities Administrator will apply for an Employee Identification Number from the IRS under Form SS-4 or any other acceptable method for all tax entities. In connection with the foregoing, the Securities Administrator shall timely prepare and file, and the Trustee shall upon the written instruction of the Securities Administrator sign, IRS Form 8811, which shall provide the name and address of the person who can be contacted to obtain information required to be reported to the holders of regular interests in each 2005-4 REMIC (the “REMIC Reporting Agent”). The Trustee shall make elections to treat each 2005-4 REMIC as a REMIC (which elections shall apply to the taxable period ending December 31, 2005 and each calendar year thereafter) in such manner as the Code or applicable Treasury regulations may prescribe, and as described by the Securities Administrator. The Trustee shall upon the written instruction of the Securities Administrator sign all tax information returns filed pursuant to this Section and any other returns as may be required by the Code. The Holder of the largest percentage interest in the Residual Certificates is hereby designated as the “Tax Matters Person” (within the meaning of Treas. Reg. §§1.860F-4(d)) for each 2005-4 REMIC. The Securities Administrator is hereby designated and appointed as the agent of each such Tax Matters Person. Any Holder of a Residual Certificate will by acceptance thereof appoint the Securities Administrator as agent and attorney-in-fact for the purpose of acting as Tax Matters Person for each 2005-4 REMIC during such time as the Securities Administrator does not own any such Residual Certificate. In the event that the Code or applicable Treasury regulations prohibit the Trustee from signing tax or information returns or other statements, or the Securities Administrator from acting as agent for the Tax Matters Person, the Trustee and the Securities Administrator shall take whatever action that in their sole good faith judgment is necessary for the proper filing of such information returns or for the provision of a tax matters person, including designation of the Holder of the largest percentage interest in a Residual Certificate to sign such returns or act as tax matters person. Each Holder of a Residual Certificate shall be bound by this Section.

(c)   The Securities Administrator shall provide upon request and receipt of reasonable compensation, such information as required in Section 860D(a)(6)(B) of the Code to the Internal Revenue Service, to any Person purporting to transfer a Residual Certificate to a Person other than a transferee permitted by Section 5.05(b), and to any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate, organization described in Section 1381 of the Code, or nominee holding an interest in a pass-through entity described in Section 860E(e)(6) of the Code, any record holder of which is not a transferee permitted by Section 5.05(b) (or which is deemed by statute to be an entity with a disqualified member).

(d)   The Securities Administrator shall prepare and file or cause to be filed, and the Trustee shall upon the written instruction of the Securities Administrator sign, any state income tax returns required under Applicable State Law with respect to each REMIC or the Trust Fund.

(e)   Notwithstanding any other provision of this Agreement, the Securities Administrator shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount on the Mortgage Loans, that the Securities Administrator reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Securities Administrator withholds any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Securities Administrator shall, together with its monthly report to such Certificateholders, indicate such amount withheld.

(f)    The Trustee and the Securities Administrator agree to indemnify the Trust Fund and the Depositor for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Depositor or the Master Servicer, as a result of a breach of the Trustee’s covenants and the Securities Administrator’s covenants, respectively, set forth in this Section 9.12; provided, however, such liability and obligation to indemnify in this paragraph shall be several and not joint and neither the Trustee nor the Securities Administrator shall be liable or be obligated to indemnify the Trust Fund for the failure by the other to perform any duty under this Agreement or the breach by the other of any covenant in this Agreement.

ARTICLE X

Termination

Section 10.01    Termination Upon Repurchase by EMC or its Designee or Liquidation of the Mortgage Loans.

(a)   Subject to Section 10.02, the respective obligations and responsibilities of the Depositor, the Trustee, the Master Servicer and the Securities Administrator created hereby, other than the obligation of the Securities Administrator to make payments to Certificateholders as set forth in this Section 10.01 shall terminate:

(i)    in accordance with Section 10.01(c), the repurchase by or at the direction of EMC or its designee of all of the Mortgage Loans in each of Loan Group I and Loan Group II (which repurchase of the Group I Mortgage Loans and the Group II Mortgage Loans may occur on separate dates) and all related REO Property remaining in the Trust at a price (the “Termination Purchase Price”) equal to the sum of (a) 100% of the Outstanding Principal Balance of each Mortgage Loan in such Loan Group (other than a Mortgage Loan related to REO Property) as of the date of repurchase, net of the principal portion of any unreimbursed Monthly Advances on the Mortgage Loans unpaid to, but not including, the first day of the month of repurchase, (b) the appraised value of any related REO Property, less the good faith estimate of the Depositor of liquidation expenses to be incurred in connection with its disposal thereof (but not more than the Outstanding Principal Balance of the related Mortgage Loan, together with interest at the applicable Mortgage Interest Rate accrued on that balance but unpaid to, but not including, the first day of the month of repurchase), such appraisal to be calculated by an appraiser mutually agreed upon by the Depositor and the Trustee at the expense of the Depositor, (c) unreimbursed out-of pocket costs of the Master Servicer, including unreimbursed servicing advances and the principal portion of any unreimbursed Monthly Advances, made on the Mortgage Loans in such Loan Group prior to the exercise of such repurchase right, (d) any costs and damages incurred by the Trust in connection with any violation of any predatory or abusive lending laws with respect to a Mortgage Loan, and (e) any unreimbursed costs and expenses of the Trustee and the Securities Administrator payable pursuant to Section 9.05;

(ii)    the later of the making of the final payment or other liquidation, or any advance with respect thereto, of the last Mortgage Loan, remaining in the Trust Fund or the disposition of all property acquired with respect to any Mortgage Loan; provided, however, that in the event that an advance has been made, but not yet recovered, at the time of such termination, the Person having made such advance shall be entitled to receive, notwithstanding such termination, any payments received subsequent thereto with respect to which such advance was made; or

(iii)     the payment to the Certificateholders of all amounts required to be paid to them pursuant to this Agreement.

(b)   In no event, however, shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P.

Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date of this Agreement.

(c)   (i) The right of EMC or its designee to repurchase Group I Mortgage Loans and related assets described in Section 10.01(a)(i) above shall be exercisable only if the aggregate Stated Principal Balance of the Mortgage Loans at the time of any such repurchase is less than 20% of the sum of the Cut-off Date Balance.

(ii) The right of EMC or its designee to repurchase Group II Mortgage Loans and related assets described in Section 10.01(a)(i) above shall be exercisable only if the aggregate Stated Principal Balance of the Mortgage Loans at the time of any such repurchase is less than 10% of the sum of the Cut-off Date Balance.

(iii) The right of EMC or its designee to repurchase all the assets of the Trust Fund described in Section 10.01(a)(i) above shall also be exercisable if the Depositor, based upon an Opinion of Counsel addressed to the Depositor, the Trustee and the Securities Administrator has determined that the REMIC status of any 2005-4 REMIC has been lost or that a substantial risk exists that such REMIC status will be lost for the then-current taxable year.

(iv)     At any time thereafter, in the case of (i) and (ii) or (iii) above, EMC may elect to terminate any 2005-4 REMIC at any time, and upon such election, the Depositor or its designee, shall purchase in accordance with Section 10.01(a)(i) above all the assets of the Trust Fund.

(d)   The Securities Administrator shall give notice of any termination to the Certificateholders, with a copy to the Master Servicer and the Trustee (who shall then give such copy of notice to the Rating Agencies) upon which the Certificateholders shall surrender their Certificates to the Securities Administrator for payment of the final distribution and cancellation. Such notice shall be given by letter, mailed not earlier than the l5th day and not later than the 25th day of the month next preceding the month of such final distribution, and shall specify (i) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the Corporate Trust Office of the Securities Administrator therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the Corporate Trust Office of the Securities Administrator therein specified.

(e)   If the option of EMC to repurchase or cause the repurchase of all Group I Mortgage Loans or the Group II Mortgage Loans and the related assets described in Section 10.01(c) above is exercised, EMC and/or its designee shall deliver to the Securities Administrator for deposit in the Distribution Account, by the Business Day prior to the applicable Distribution Date, an amount equal to the Termination Purchase Price of the Mortgage Loans being repurchased on such Distribution Date. Upon presentation and surrender of the related Certificates by the related Certificateholders, the Securities Administrator shall distribute to such Certificateholders from amounts then on deposit in the Distribution Account an amount determined as follows: with respect to each such Certificate (other than the Residual Certificates), the outstanding Certificate Principal Balance, plus with respect to each such

Certificate (other than the Residual Certificates), one month’s interest thereon at the applicable Pass-Through Rate; and with respect to the Class R Certificates, the percentage interest evidenced thereby multiplied by the difference, if any, between the above described repurchase price and the aggregate amount to be distributed to the Holders of the related Certificates (other than the Residual Certificates). If the amounts then on deposit in the Distribution Account are not sufficient to pay all of the related Certificates in full (other than the Residual Certificates), any such deficiency will be allocated in the case of a repurchase of the Group I Mortgage Loans, first, to the Class I-B Certificates, in inverse order of their numerical designation, second, to the Class I-M Certificates, in inverse order of their numerical designation, and then to the related Senior Certificates, on a pro rata basis and in the case of a repurchase of the Group II Mortgage Loans, first, to the Class II-B Certificates, in inverse order of their numerical designation, and then to the related Senior Certificates, on a pro rata basis. Upon deposit of the required repurchase price and following such final Distribution Date for the related Certificates, the Trustee shall release promptly (or cause the Custodian to release) to EMC and/or its designee the Mortgage Files for the remaining applicable Mortgage Loans, and the Accounts with respect thereto shall terminate, subject to the Securities Administrator’s obligation to hold any amounts payable to the related Certificateholders in trust without interest pending final distributions pursuant to Section 10.01(g). After final distributions pursuant to Section 10.01(g) to all Certificateholders, any other amounts remaining in the Accounts will belong to the Depositor.

(f)    In the event that this Agreement is terminated by reason of the payment or liquidation of all Mortgage Loans or the disposition of all property acquired with respect to all Mortgage Loans under Section 10.01(a)(ii) above, the Master Servicer shall deliver to the Securities Administrator for deposit in the Distribution Account all distributable amounts remaining in the Master Servicer Collection Account. Upon the presentation and surrender of the Certificates, the Securities Administrator shall distribute to the remaining Certificateholders, in accordance with their respective interests, all distributable amounts remaining in the Distribution Account. Upon deposit by the Master Servicer of such distributable amounts, and following such final Distribution Date, the Trustee shall release (or shall instruct the Custodian, as its agent, to release) promptly to the Depositor or its designee the Mortgage Files for the remaining Mortgage Loans, and the Master Servicer Collection Account and the Distribution Account shall terminate, subject to the Securities Administrator’s obligation to hold any amounts payable to the Certificateholders in trust without interest pending final distributions pursuant to this Section 10.01(f).

(g)    If not all of the Certificateholders shall surrender their Certificates for cancellation within six months after the time specified in the above-mentioned written notice, the Securities Administrator shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice, not all the Certificates shall have been surrendered for cancellation, the Securities Administrator may take appropriate steps, or appoint any agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject to this Agreement.

Section 10.02    Additional Termination Requirements. (a) If the option of the Depositor to repurchase all the Mortgage Loans under Section 10.01(a)(i) above is exercised, the Trust

Fund and each 2005-4 REMIC shall be terminated in accordance with the following additional requirements, unless the Trustee has been furnished with an Opinion of Counsel addressed to the Trustee to the effect that the failure of the Trust to comply with the requirements of this Section 10.02 will not (i) result in the imposition of taxes on “prohibited transactions” as defined in Section 860F of the Code on each 2005-4 REMIC or (ii) cause any 2005-4 REMIC to fail to qualify as a 2005-4 REMIC at any time that any Regular Certificates are outstanding:

(i)    within 90 days prior to the final Distribution Date, at the written direction of Depositor, the Securities Administrator, as agent for the respective Tax Matters Persons, shall adopt a plan of complete liquidation of each 2005-4 REMIC in the case of a termination under Section 10.01(a)(i). Such plan, which shall be provided to the Securities Administrator by the Depositor, shall meet the requirements of a “qualified liquidation” under Section 860F of the Code and any regulations thereunder.

(ii)    the Depositor shall notify the Trustee and the Securities Administrator at the commencement of such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Securities Administrator shall sell or otherwise dispose of all of the remaining assets of the Trust Fund in accordance with the terms hereof; and

(iii)     at or after the time of adoption of such a plan of complete liquidation of any 2005-4 REMIC and at or prior to the final Distribution Date, the Securities Administrator shall sell for cash all of the assets of the Trust to or at the direction of the Depositor, and each 2005-4 REMIC, shall terminate at such time.

(b)   By their acceptance of the Residual Certificates, the Holders thereof hereby (i) agree to adopt such a plan of complete liquidation of the related 2005-4 REMIC upon the written request of the Depositor, and to take such action in connection therewith as may be reasonably requested by the Depositor and (ii) appoint the Depositor as their attorney-in-fact, with full power of substitution, for purposes of adopting such a plan of complete liquidation. The Trustee shall adopt such plan of liquidation by filing the appropriate statement on the final tax return of each 2005-4 REMIC. Upon complete liquidation or final distribution of all of the assets of the Trust Fund, the Trust Fund and each 2005-4 REMIC shall terminate.

ARTICLE XI

Miscellaneous Provisions

Section 11.01    Intent of Parties. The parties intend that each 2005-4 REMIC shall be treated as a REMIC for federal income tax purposes and that the provisions of this Agreement should be construed in furtherance of this intent. Notwithstanding any other express or implied agreement to the contrary, the Seller, the Master Servicer, the Securities Administrator, the Depositor, the Trustee, each recipient of the related Prospectus Supplement and, by its acceptance thereof, each holder of a Certificate, agrees and acknowledges that each party hereto has agreed that each of them and their employees, representatives and other agents may disclose, immediately upon commencement of discussions, to any and all persons the tax treatment and tax structure of the Certificates and the 2005-4 REMICs, the transactions described herein and all materials of any kind (including opinions and other tax analyses) that are provided to any of them relating to such tax treatment and tax structure except where confidentiality is reasonably necessary to comply with the securities laws of any applicable jurisdiction. For purposes of this paragraph, the terms “tax treatment” and “tax structure” have the meanings set forth in Treasury Regulation Sections 1.6011-4(c), 301.6111-2(c) and 301.6112-1(d).

Section 11.02    Amendment.

(a)   This Agreement may be amended from time to time by the Company, the Depositor, the Master Servicer, the Securities Administrator and the Trustee, without notice to or the consent of any of the Certificateholders, to (i) cure any ambiguity, (ii) correct or supplement any provisions herein that may be defective or inconsistent with any other provisions herein, (iii) conform any provisions herein to the provisions in the Prospectus, (iv) comply with any changes in the Code or (v) make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that with respect to clauses (iv) and (v) of this Section 11.02(a), such action shall not, as evidenced by an Opinion of Independent Counsel, addressed to the Trustee, adversely affect in any material respect the interests of any Certificateholder.

(b)   This Agreement may also be amended from time to time by the Company, the Master Servicer, the Depositor, the Securities Administrator and the Trustee, with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund or of the applicable Class or Classes, if such amendment affects only such Class or Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding, or (iii) cause any 2005-4 REMIC to fail to qualify as a REMIC for federal income tax purposes, as evidenced by an Opinion of Independent Counsel addressed to the Trustee which shall be provided to the Trustee other than at the Trustee’s expense. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.02(b), Certificates registered in the name of or held for the benefit of the Depositor, the Securities Administrator, the Master Servicer, or the Trustee or any Affiliate thereof shall be entitled to vote their Fractional Undivided Interests with respect to matters affecting such Certificates.

(c)   Promptly after the execution of any such amendment, the Securities Administrator shall furnish a copy of such amendment or written notification of the substance of such amendment to each Certificateholder and the Trustee, and the Trustee shall then provide a copy of such amendment or notice to the Rating Agencies.

(d)   In the case of an amendment under Section 11.02(b) above, it shall not be necessary for the Certificateholders to approve the particular form of such an amendment. Rather, it shall be sufficient if the Certificateholders approve the substance of the amendment. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Securities Administrator may prescribe.

(e)   Prior to the execution of any amendment to this Agreement, the Trustee and the Securities Administrator shall be entitled to receive and rely upon an Opinion of Counsel addressed to the Trustee and the Securities Administrator stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee and the Securities Administrator may, but shall not be obligated to, enter into any such amendment which affects the Trustee’s or the Securities Administrator’s own respective rights, duties or immunities under this Agreement.

Section 11.03    Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. The Depositor shall effect such recordation, at the expense of the Trust upon the request in writing of a Certificateholder, but only if such direction is accompanied by an Opinion of Counsel (provided at the expense of the Certificateholder requesting recordation) to the effect that such recordation would materially and beneficially affect the interests of the Certificateholders or is required by law.

Section 11.04    Limitation on Rights of Certificateholders.

(a)   The death or incapacity of any Certificateholder shall not terminate this Agreement or the Trust, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

(b)   Except as expressly provided in this Agreement, no Certificateholders shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to establish the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholders be under any liability to any third Person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

(c)   No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon, under or with respect to this Agreement against the Depositor, the Securities Administrator, the Master Servicer or any successor to any such parties unless (i) such Certificateholder previously shall have given to the Securities Administrator a written notice of a continuing default, as herein provided, (ii) the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs and expenses and liabilities to be incurred therein or thereby, and (iii) the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.

(d)   No one or more Certificateholders shall have any right by virtue of any provision of this Agreement to affect the rights of any other Certificateholders or to obtain or seek to obtain priority or preference over any other such Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.04, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 11.05    Acts of Certificateholders.

(a)   Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Securities Administrator and, where it is expressly required, to the Depositor. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Securities Administrator and the Depositor, if made in the manner provided in this Section 11.05.

(b)   The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Securities Administrator deems sufficient.

(c)   The ownership of Certificates (notwithstanding any notation of ownership or other writing on such Certificates, except an endorsement in accordance with Section 5.02 made on a Certificate presented in accordance with Section 5.04) shall be proved by the Certificate Register, and neither the Trustee, the Securities Administrator, the Depositor, the Master Servicer nor any successor to any such parties shall be affected by any notice to the contrary.

(d)   Any request, demand, authorization, direction, notice, consent, waiver or other action of the holder of any Certificate shall bind every future holder of the same Certificate and the holder of every Certificate issued upon the registration of transfer or exchange thereof, if applicable, or in lieu thereof with respect to anything done, omitted or suffered to be done by the Trustee, the Securities Administrator, the Depositor, the Master Servicer or any successor to any such party in reliance thereon, whether or not notation of such action is made upon such Certificates.

(e)   In determining whether the Holders of the requisite percentage of Certificates evidencing Fractional Undivided Interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by the Trustee, the Securities Administrator, the Depositor, the Master Servicer or any Affiliate thereof shall be disregarded, except as otherwise provided in Section 11.02(b) and except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Certificates which have been pledged in good faith to the Trustee, the Securities Administrator, the Depositor, the Master Servicer or any Affiliate thereof may be regarded as outstanding if the pledgor establishes to the satisfaction of the Trustee the pledgor’s right to act with respect to such Certificates and that the pledgor is not an Affiliate of the Trustee, the Securities Administrator, the Depositor, or the Master Servicer, as the case may be.

Section 11.06    Governing Law. THIS AGREEMENT AND THE CERTIFICATES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS RULES (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW, WHICH THE PARTIES HERETO EXPRESSLY RELY UPON IN THE CHOICE OF SUCH LAW AS THE GOVERNING LAW HEREUNDER) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 11.07    Notices. All demands and notices hereunder shall be in writing and shall be deemed given when delivered at (including delivery by facsimile) or mailed by registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, to (i) in the case of the Depositor, 383 Madison Avenue, New York, New York 10179, Attention: Vice President-Servicing, telecopier number: (212) 272-5591, or to such other address as may hereafter be furnished to the other parties hereto in writing; (ii) in the case of the Trustee, at its Corporate Trust Office, or such other address as may hereafter be furnished to the other parties hereto in writing; (iii) in the case of the Company, 383 Madison Avenue, New York, New York 10179, Attention: Vice President-Servicing, telecopier number: (212) 272-5591, or to such other address as may hereafter be furnished to the other parties hereto in writing; (iv) in the case of the Master Servicer or Securities Administrator, Wells Fargo Bank, National Association, P.O. Box 98, Columbia Maryland 21046 (or, in the case of overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland 21045) (Attention: Corporate Trust Services – BSALTA 2005-4), facsimile no.: (410) 715-2380, or such other address as may hereafter be furnished to the other parties hereto in writing; or (v) in the case of the Rating Agencies, Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007 and Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041. Any notice delivered to the Depositor, the Master Servicer, the Securities Administrator or the Trustee under this Agreement shall be effective only upon receipt. Any notice required or permitted to be mailed to a Certificateholder, unless otherwise provided herein, shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice.

Section 11.08    Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severed from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

Section 11.09    Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

Section 11.10    Article and Section Headings. The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

Section 11.11    Counterparts. This Agreement may be executed in two or more counterparts each of which when so executed and delivered shall be an original but all of which together shall constitute one and the same instrument.

Section 11.12    Notice to Rating Agencies. The article and section headings herein are for convenience of reference only, and shall not limited or otherwise affect the meaning hereof. The Trustee shall promptly provide notice to each Rating Agency with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

1.   Any material change or amendment to this Agreement or the Servicing Agreements;

2.   The occurrence of any Event of Default that has not been cured;

3.   The resignation or termination of the Master Servicer, the Trustee or the Securities Administrator;

4.   The repurchase or substitution of any Mortgage Loans;

5.   The final payment to Certificateholders; and

6.   Any change in the location of the Master Servicer Collection Account or the Distribution Account.

IN WITNESS WHEREOF, the Depositor, the Trustee, the Master Servicer and the Securities Administrator have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC., as Depositor

By: /s/ Baron Silverstein Name: Baron Silverstein Title: Senior Managing Director

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Trustee

By: /s/ Peggy Remy Name: Peggy Remy Title: Assistant Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Master Servicer

By: /s/ Stacey Taylor Name: Stacey Taylor Title: Assistant Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Securities Administrator

By: /s/ Stacey Taylor Name: Stacey Taylor Title: Assistant Vice President

[PSA]

EMC MORTGAGE CORPORATION

By: /s/ Dana Dillard Name: Dana Dillard Title: Senior Vice President

Accepted and Agreed as to

Sections 2.01, 2.02, 2.03, 2.04 and 9.09(c)

in its capacity as Seller

EMC MORTGAGE CORPORATION

By: /s/ Dana Dillard
Name: Dana Dillard Title: Senior Vice President

[PSA]

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the 29th day of April, 2005, before me, a notary public in and for said State, personally appeared Baron Silverstein, known to me to be a Vice President of Structured Asset Mortgage Investments II Inc., the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

  /s/ Michelle Sterling
Notary Public

[Notarial Seal]

[PSA]

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the 29th day of April, 2005, before me, a notary public in and for said State, personally appeared Peggy Remy, known to me to be an Assistant Vice President of JPMorgan Chase Bank, National Association, the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

  /s/ Irene Siegel
Notary Public

[Notarial Seal]

[PSA]

STATE OF MARYLAND	)
	)	ss.:
COUNTY OF BALTIMORE	)

On the 29th day of April, 2005, before me, a notary public in and for said State, personally appeared Stacey Taylor, known to me to be an Assistant Vice President of Wells Fargo Bank, National Association, the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

  /s/ Darron Woodus
Notary Public

[Notarial Seal]

[PSA]

STATE OF MARYLAND	)
	)	ss.:
COUNTY OF BALTIMORE	)

On the 29th day of April, 2005, before me, a notary public in and for said State, personally appeared Stacey Taylor, known to me to be an Assistant Vice President of Wells Fargo Bank, National Association, the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

  /s/ Darron C. Woodus
Notary Public

[Notarial Seal]

[PSA]

STATE OF TEXAS	)
	)	ss.:
COUNTY OF DALLAS	)

On the 29th day of April, 2005, before me, a notary public in and for said State, personally appeared Dana Dillard, known to me to be Senior Vice President of EMC Mortgage Corporation, the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

  /s/ Louella Savage
Notary Public

[Notarial Seal]

[PSA]

STATE OF TEXAS	)
	)	ss.:
COUNTY OF DALLAS	)

On the 29th day of April, 2005, before me, a notary public in and for said State, personally appeared Dana Dillard, known to me to be Senior Vice President of EMC Mortgage Corporation, the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

  /s/ Louella Savage
Notary Public

[Notarial Seal]

[PSA]

                                                                    APPENDIX 1

Class Y Principal Reduction Amounts:  For any Distribution Date the amounts by which the principal balances of the Class Y-1, Class Y-2, Class Y-3, Class
Y-4 and Class Y-5 Certificates respectively will be reduced on such distribution date by the allocation of Realized Losses and the distribution of principal, determined as follows:

First for each of Group II-1, Group II-2, Group II-3, Group II-4 and Group
II-5 determine the weighted average pass-through rate for that Group for distributions of interest that will be made on the next succeeding
Distribution Date (the "Group Interest Rate").  The Principal Reduction
Amount for each of the Class Y Certificates will be determined pursuant to the "Generic solution for the Class Y Principal Reduction Amounts" set forth below (the "Generic Solution") by making identifications among the actual
Groups and their related Class Y and Class Z Certificates and weighted average pass-through rates and the Groups named in the Generic Solution and their related Class Y and Class Z Certificates as follows:

A.  Determine which Group has the lowest Group Interest Rate.  That Group will be identified with Group AA and the Class Y and Class Z Certificates related to that Group will be respectively identified with the Class YAA and
Class ZAA Certificates.  The Group Interest Rate for that Group will be identified with J%.  If two or more Groups have the lowest Group Interest
Rate pick one for this purpose, subject to the restriction that each Group may be picked only once in the course of any such selections pursuant to paragraphs A through E or this definition.

B. Determine which Group has the second lowest Group Interest Rate.  That
Group will be identified with Group BB and the Class Y and Class Z
Certificates related to that Group will be respectively identified with the
Class BB and Class ZBB Certificates.  The Group Interest Rate for that Group will be identified with K%.  If two or more Groups have the second lowest
Group Interest Rate pick one for this purpose, subject to the restriction that each Group may be picked only once in the course of any such selections pursuant to paragraphs A through E or this definition.

C.  Determine which Group has the third lowest Group Interest Rate.  That
Group will be identified with Group CC and the Class Y and Class Z
Certificates related to that Group will be respectively identified with the
Class YCC and Class ZCC Certificates.  The Group Interest Rate for that Group will be identified with L%.  If two or more Groups have the third lowest
Group Interest Rate pick one for this purpose, subject to the restriction that each Group may be picked only once in the course of any such selections pursuant to paragraphs A through E or this definition.

D.  Determine which Group has the fourth lowest Group Interest Rate.  That
Group will be identified with Group DD and the Class Y and Class Z
Certificates related to that Group will be respectively identified with the
Class YDD and Class ZDD Certificates.  The Group Interest Rate for that Group will be identified with M%.  If two or more Groups have the fourth lowest
Group Interest Rate pick one for this purpose, subject to the restriction that each Group may be picked only once in the course of any such selections pursuant to paragraphs A through E or this definition.

                                       I-1

E.  Determine which Group has the fifth lowest Group Interest Rate.  That
Group will be identified with Group EE and the Class Y and Class Z
Certificates related to that Group will be respectively identified with the
Class YEE and Class ZEE Certificates.  The Group Interest Rate for that Group will be identified with N%.  If two or more Groups have the fifth lowest
Group Interest Rate pick one for this purpose, subject to the restriction that each Group may be picked only once in the course of any such selections pursuant to paragraphs A through E or this definition.

Second, apply the Generic Solution set forth below to determine the Class Y
Principal Reduction Amounts for the Distribution Date using the identifications made above.

 Generic Solution for the Class Y Principal Reduction Amounts:For any
Distribution Date, the amounts by which the principal balances of the Class
YAA, Class YBB, Class YCC, Class YDD and Class YEE Certificates respectively will be reduced on such Distribution Date by the allocation of Realized
Losses and the distribution of principal, determined as follows:

For purposes of the succeeding formulas the following symbols shall have the meanings set forth below:

J% =  the weighted average pass-through rate on the Group AA mortgage loans
for interest to be distributed on   the next succeeding Distribution Date.

K% =  the weighted average pass-through rate on the Group BB mortgage loans
for interest to be distributed on   the next succeeding Distribution Date.

L% =  the weighted average pass-through rate on the Group CC mortgage loans
for interest to be distributed on   the next succeeding Distribution Date.

M% =  the weighted average pass-through rate on the Group DD mortgage loans
for interest to be distributed on   the next succeeding Distribution Date.

N% =  the weighted average pass-through rate on the Group EE mortgage loans
for interest to be distributed on   the next succeeding Distribution Date.

For purposes of the succeeding definitions and formulas, it is required that
J%<=K%<=L%<=M%<=N%.

PJB =       the Group AA Subordinate Amount after the allocation of Realized
      Losses and distributions of principal on such Distribution Date.

PKB =       the Group BB Subordinate Amount after the allocation of Realized
      Losses and distributions of principal on such Distribution Date.

PLB = the Group CC Subordinate Amount after the allocation of Realized Losses and distributions of principal on such Distribution Date.

                                      I-2

PMB =       the Group DD Subordinate Amount after the allocation of Realized
      Losses and distributions of principal on such Distribution Date.

PNB =       the Group EE Subordinate Amount after the allocation of Realized
      Losses and distributions of principal on such Distribution Date.

R =  the Class CB Pass Through Rate
    =  (J%PJB + K%PKB + L%PLB + M%PMB + N%PNB)/(PJB + PKB + PLB + PMB + PNB)

R11 = the weighted average of the Group AA, Group BB, Group CC and Group DD
      Pass-Through Rates after giving effect to the allocation of Realized
      Losses and distributions of principal to be made on such Distribution
      Date
           =
{J% (Pj - ΔPj) + K% (Pk - ΔPk) + L% (Pl - ΔPl) + M% (Pm - ΔPm)}/

            (Pj - ΔPj + Pk - ΔPk + Pl - ΔPl + Pm - ΔPm)

R12 = the Group EE Pass-Through Rate
      = N%

R21 = the weighted average of the Group AA, Group BB and Group CC
      Pass-Through Rates after giving effect to the allocation of Realized
      Losses and distributions of principal to be made on such Distribution
      Date
     =  {J% (Pj - ΔPj) + K% (Pk - ΔPk) + L% (Pl - ΔPl)
}/(Pj - ΔPj + Pk - ΔPk + Pl - ΔPl )

R22 = the weighted average of the Group DD and Group EE Pass-Through Rates
     =  { M% (Pm - ΔPm) + N% (Pn - ΔPn)
}/( Pm - ΔPm + Pn - ΔPn )

R31 = the weighted average of the Group AA and Group BB Pass-Through Rates after giving effect to the allocation of Realized Losses and distributions of principal to be made on such Distribution Date
     =  {(J% (Pj - ΔPj) + K% (Pk - ΔPk)
}/(Pj - ΔPj + Pk - ΔPk)

R32 = the weighted average of the Group CC, Group DD and Group EE
      Pass-Through Rates after giving effect to the allocation of Realized
      Losses and distributions of principal to be made on such Distribution
      Date
     =  { L% (Pl - ΔPl) + M% (Pm - ΔPm) + N% (Pn - ΔPn)
}/( Pl - ΔPl + Pm - ΔPm + Pn - ΔPn)

R41 = the Group AA Pass-Through Rates after giving effect to the allocation of Realized Losses and distributions of principal to be made on such
      Distribution Date
    =  J%

R42 = the weighted average of the Group BB, Group CC, Group DD and Group EE
      Pass-Through Rates after giving effect to the allocation of Realized
      Losses and distributions of principal to be made on such Distribution
      Date
           =
{K% (Pk - ΔPk) + L% (Pl - ΔPl) + M% (Pm - ΔPm) + N% (Pn - ΔPn)
}/

            ( Pk - ΔPk + Pl - ΔPl + Pm - ΔPm + Pn - ΔPn )

r11 = the weighted average of the Class YAA, Class YBB, Class YCC and Class
      YDD Pass-Through Rates
     =  (J% Yj + K% Yk + L% Yl + M% Ym )/(Yj + Yk + Yl + Ym )

r12 = the Class YEE Pass-Through Rate
     =  N%

r21 = the weighted average of the Class YAA, Class YBB and Class YCC
      Pass-Through Rates
     =  (J% Yj + K% Yk + L% Yl )/(Yj + Yk + Yl )

r22 = the weighted average of the Class YDD and Class YEE Pass-Through Rates
     =  ( M% Ym + N% Yn )/( Ym + Yn )

r31 = the weighted average of the Class YAA and Class YBB Pass-Through Rates
     =  (J% Yj + K% Yk )/(Yj + Yk )

r32 = the weighted average of the Class YCC, Class YDD and Class YEE
      Pass-Through Rates
     =  ( L% Yl + M% Ym + N% Yn)/( Yl + Ym + Yn )

r41 = the Class YAA Pass-Through Rate
     =  J%

r42 = the weighted average of the Class YBB, Class YCC, Class YDD and Class
      YEE Pass-Through Rates
     =  (K%  Yk + L% Yl + M% Ym + N% Yn )/(Yk + Yl + Ym + Yn )

Yj =  the principal balance of the Class YAA Certificates after distributions on the prior Distribution Date.

Yk =  the principal balance of the Class YBB Certificates after distributions on the prior Distribution Date.

Yl =  the principal balance of the Class YCC Certificates after distributions on the prior Distribution Date.

Ym =  the principal balance of the Class YDD Certificates after distributions on the prior Distribution Date.

Yn =  the principal balance of the Class YEE Certificates after distributions on the prior Distribution Date.

ΔYj =       the Class YAA Principal Reduction Amount.

ΔYk =       the Class YBB Principal Reduction Amount.

ΔYl =       the Class YCC Principal Reduction Amount.

ΔYm =       the Class YDD Principal Reduction Amount.

ΔYn =       the Class YEE Principal Reduction Amount.

Zj =  the principal balance of the Class ZAA Certificates after distributions on the prior Distribution Date.

Zk =  the principal balance of the Class ZBB Certificates after distributions on the prior Distribution Date.

Zl =  the principal balance of the Class ZCC Certificates after distributions on the prior Distribution Date.

Zm =  the principal balance of the Class ZDD Certificates after distributions on the prior Distribution Date.

Zn =  the principal balance of the Class ZEE Certificates after distributions on the prior Distribution Date.

ΔZj =       the Class ZAA Principal Reduction Amount.

ΔZk =       the Class ZBB Principal Reduction Amount.

ΔZl =       the Class ZCC Principal Reduction Amount.

ΔZm =       the Class ZDD Principal Reduction Amount.

ΔZn =       the Class ZEE Principal Reduction Amount.

Pj =  the aggregate principal balance of the Class YAA and Class ZAA
      Certificates after distributions on the prior Distribution Date.
    = Yj + Zj

Pk =  the aggregate principal balance of the Class YBB and Class ZBB
      Certificates after distributions on the prior Distribution Date.
    = Yk + Zk

Pl =  the aggregate principal balance of the Class YCC and Class ZCC
      Certificates after distributions on the prior Distribution Date.
    = Yl + Zl =

Pm =  the aggregate principal balance of the Class YAA and Class ZAA
      Certificates after distributions on the prior Distribution Date.
    = Ym + Zm

                                      I-5

Pn =  the aggregate principal balance of the Class YAA and Class ZAA
      Certificates after distributions on the prior Distribution Date.
    = Yn + Zn

ΔPj = the aggregate amount of principal reduction occurring with respect to the Group AA mortgage loans from Realized Losses or payments of principal to be allocated on such Distribution Date net of any such amounts allocated to the Class R-I Certificate or to any class of principal only certificates created by ratio stripping the mortgage loans of Group AA
      =     the aggregate of the Class YAA and Class ZAA Principal Reduction
      Amounts.
      =     ΔYj + ΔZj

ΔPk = the aggregate amount of principal reduction occurring with respect to the Group BB mortgage loans from Realized Losses or payments of principal to be allocated on such Distribution Date net of any such amounts allocated to the Class R-I Certificate or to any class of principal only certificates created by ratio stripping the mortgage loans of Group BB
      =     the aggregate of the Class YBB and Class ZBB Principal Reduction
      Amounts.
      =     ΔYk + ΔZk

ΔPl=  the aggregate amount of principal reduction occurring with respect to the Group CC mortgage loans from Realized Losses or payments of principal to be allocated on such Distribution Date net of any such amounts allocated to the Class R-I Certificate or to any class of principal only certificates created by ratio stripping the mortgage loans of Group CC
     =      the aggregate of the Class YCC and Class ZCC Principal Reduction
      Amounts.
      =     ΔYl + ΔZl

ΔPm = the aggregate amount of principal reduction occurring with respect to the Group DD mortgage loans from Realized Losses or payments of principal to be allocated on such Distribution Date net of any such amounts allocated to the Class R-I Certificate or to any class of principal only certificates created by ratio stripping the mortgage loans of Group DD
      =     the aggregate of the Class YDD and Class ZDD Principal Reduction
      Amounts.
      =     ΔYm + ΔZm

ΔPn = the aggregate amount of principal reduction occurring with respect to the Group EE mortgage loans from Realized Losses or payments of principal to be allocated on such Distribution Date net of any such amounts allocated to the Class R-I Certificate or to any class of principal only certificates created by ratio stripping the mortgage loans of Group EE
      =     the aggregate of the Class YEE and Class ZEE Principal Reduction
      Amounts.
      =     ΔYn + ΔZn

α =   .0005

                                      I-6

γ1 =  (R - R11)/(R12 - R).  If R≥M%, γ1 is a non-negative number unless its denominator is zero, in which event it is undefined.

γ2 =  (R - R21)/(R22 - R).  If R≥L%, γ2 is a non-negative number unless its denominator is zero, in which event it is undefined.

γ3 =  (R - R31)/(R32 - R).  If R≥K%, γ3 is a non-negative number unless its denominator is zero, in which event it is undefined.

γ4 =  (R - R41)/(R42 - R).  If R<K%, γ4 is a non-negative number unless its denominator is zero, in which event it is undefined.

If γ1 is undefined, ΔYj = Yj, ΔYk = Yk, ΔYl = Yl,
      ΔYm = Ym and ΔYn = (Yn/Pn)ΔPn.

If γ4 is zero, ΔYj = (Yj/Pj)ΔPj, ΔYk = Yk, ΔYl
      = Yl, ΔYm = Ym and ΔYn = Yn.

In the remaining situations, ΔYj, ΔYk, ΔYl, ΔYm and
      ΔYn shall be defined as follows:

I.  If R≥M%, make the following additional definitions:

δ1Yj =      0,                                              if R11< r11;

      (R11- r11)( Yj + Yk + Yl + Ym)Yj/
            {(R11 - J%)Yj + (R11 - K%)Yk + (R11 - L%)Yl +
            (R11 - M%)Ym },                                 if R11≥ r11 and
      R11≥M%;

      (R11- r11)( Yj + Yk + Yl + Ym )Yj/
            {(R11 - J%)Yj + (R11 - K%)Yk + (R11 - L%)Yl },        if R11≥
      r11 and M%>R11≥L%;

      (R11- r11)( Yj + Yk + Yl + Ym )Yj/
            {(R11 - J%)Yj + (R11 - K%)Yk },                       if R11≥
      r11 and L%>R11≥K%; and

      (R11- r11)( Yj + Yk + Yl + Ym )/(R11 - J%),                       if
      R11≥ r11 and K%>R11≥J%.

δ1Yk =      0,                                              if R11< r11
      and R11≥K%;
      (R11- r11)( Yj + Yk + Yl + Ym)Yk/
            { (R11 - K%)Yk + (R11 - L%)Yl + (R11 - M%)Ym },       if R11< r11
      and R11<K%;

      (R11- r11)( Yj + Yk + Yl + Ym )Yk/
            {(R11 - J%)Yj + (R11 - K%)Yk + (R11 - L%)Yl +
            (R11 - M%)Ym },                                 if R11≥ r11 and
      R11≥M%;

      (R11- r11)( Yj + Yk + Yl + Ym )Yk/
            {(R11 - J%)Yj + (R11 - K%)Yk + (R11 - L%)Yl },        if R11≥
      r11 and M%>R11≥L%;

                                         I-7

      (R11- r11)( Yj + Yk + Yl + Ym )Yk/{(R11 - J%)Yj + (R11 - K%)Yk },
      if R11≥ r11 and L%>R11≥K%; and

      0,                                              if R11≥ r11 and R11<K%.

δ1Yl =      0,                                              if R11< r11
      and R11≥L%;

      (R11- r11)( Yj + Yk + Yl + Ym)Yl/
            { (R11 - L%)Yl + (R11 - M%)Ym },                      if R11< r11
      and K%<=R11<L%;

      (R11- r11)( Yj + Yk + Yl + Ym)Yl/
            { (R11 - K%)Yk + (R11 - L%)Yl + (R11 - M%)Ym },       if R11< r11
      and R11<K%;

      (R11- r11)( Yj + Yk + Yl + Ym)Yl/
            {(R11 - J%)Yj + (R11 - K%)Yk + (R11 - L%)Yl +
            (R11 - M%)Ym },                                 if R11≥ r11 and
      R11≥M%;

      (R11- r11)( Yj + Yk + Yl + Ym )Yl/
            {(R11 - J%)Yj + (R11 - K%)Yk + (R11 - L%)Yl },        if R11≥
      r11 and M%>R11≥L%;

      0,                                              if R11≥ r11 and R11<L%.

δ1Ym =      0,                                              if R11< r11
      and R11≥M%;

      (R11- r11)( Yj + Yk + Yl + Ym)/(R11 - M%),                        if
      R11< r11 and L%<=R11<M%;

      (R11- r11)( Yj + Yk + Yl + Ym)Ym/
            { (R11 - L%)Yl + (R11 - M%)Ym },                      if R11< r11
      and K%<=R11<L%;

      (R11- r11)( Yj + Yk + Yl + Ym)Ym/
            { (R11 - K%)Yk + (R11 - L%)Yl + (R11 - M%)Ym },       if R11< r11
      and R11<K%;

      (R11- r11)( Yj + Yk + Yl + Ym)Ym/
            {(R11 - J%)Yj + (R11 - K%)Yk + (R11 - L%)Yl +
            (R11 - M%)Ym },                                 if R11≥ r11 and
      R11≥M%;

      0,                                              if R11≥ r11 and R11<M%.

δ1Yj, δ1Yk, δ1Yl and δ1Ym are numbers respectively
      between Yj, Yk, Yl and Ym and 0 such that
            {J%(Yj - δ1Yj ) + K%( Yk.- δ1Yk) + L%( Yl.-
      δ1Yl) + M%( Ym.- δ1Ym) }/
            (Yj - δ1Yj + Yk.- δ1Yk + Yl.- δ1Yl + Ym.-
      δ1Ym)
            = R11.

                                       I-8

Y11 =       Yj - δ1Yj + Yk.- δ1Yk + Yl.- δ1Yl + Ym.-
      δ1Ym

P11 =       Pj + Pk + Pl + Pm.

Z11 =       Zj + Zk + Zl + Zm.

ΔY11 =      ΔYj - δ1Yj + ΔYk.- δ1Yk + ΔYl.- δ1Yl + ΔYm.-
      δ1Ym .

ΔP11 =      ΔPj +ΔPk + ΔPl + ΔPm.

ΔZ11 =      ΔZj + ΔZk + ΔZl + ΔZm.

1. If Yn - α(Pn - ΔPn) ≥ 0, Y11- α(P11 - ΔP11) ≥ 0,
   and γ1(P11 - ΔP11) < (Pn - ΔPn), then
   ΔYn = Yn - αγ1(P11 - ΔP11) and
   ΔY11 = Y11 - α(P11 - ΔP11).

2. If Yn - α(Pn - ΔPn) ≥ 0, Y11 - α(P11 - ΔP11) ≥
   0, and γ1(P11 - ΔP11) ≥ (Pn - ΔPn), then
   ΔYn = Yn - α(Pn - ΔPn) and
   ΔY11 = Y11 - (α/γ1)(Pn - ΔPn).

3. If Yn - α(Pn - ΔPn) < 0, Y11 - α(P11 - ΔP11) ≥ 0,
   and Y11 - α(P11 - ΔP11) ≥ Y11 - (Yn/γ1), then
   ΔYn = Yn - αγ1(P11 - ΔP11) and
   ΔY11 = Y11 - α(P11 - ΔP11).

4. If Yn - α(Pn - ΔPn) < 0, Y11 - (Yn/γ1) ≥ 0, and
   Y11 - α(P11 - ΔP11) <= Y11 - (Yn/γ1), then ΔYn = 0
   and ΔY11 = Y11 - (Yn/γ1).

5. If Y11 - α(P11 - ΔP11) < 0, Y11 - (Yn/γ1) < 0, and
   Yn - α(Pn - ΔPn) <= Yn - (γ1Y11), then
   ΔYn = Yn - (γ1Y11) and ΔY11 = 0.

6. If Y11 - α(P11 - ΔP11) < 0, Yn - α(Pn - ΔPn) ≥ 0,
   and Yn - α(Pn - ΔPn) ≥ Yn - (γ1Y11), then
   ΔYn = Yn - α(Pn - ΔPn) and
   ΔY11 = Y11 - (α/γ1)(Pn - ΔPn).

ΔYj = Δ1Yj + [(Yj - Δ1Yj )/Y11 ]Δ Y11

ΔYk = Δ1Yk + [(Yk - Δ1Yk )/Y11 ]ΔY11

ΔYl = Δ1Yl + [(Yl - Δ1Yl )/Y11 ]ΔY11

ΔYm = Δ1Ym + [(Ym - Δ1Ym )/Y11 ]ΔY11

The purpose of the foregoing definitional provisions together with the related provisions allocating Realized Losses and defining the Class Y and
Class Z Principal Distribution Amounts is to accomplish the following goals in the following order of priority:

   1. Making the ratio of (Yn - ΔYn ) to (Y11 - ΔY11 ) equal to γ1 after taking account of the allocation Realized Losses and the distributions that will be made through the end of the Distribution
      Date to which such provisions relate and assuring that the Principal

                                      I-9

      Reduction Amount for each of the Class YAA, Class YBB, Class YCC, Class
      YDD, Class YEE, Class ZAA, Class ZBB, Class ZCC, Class ZDD and Class
      ZEE Certificates is greater than or equal to zero for such Distribution
      Date;
   2. Making the Class YAA Principal Balance less than or equal to 0.0005 of the sum of the Class YAA and Class ZAA Principal Balances, the Class
      YBB Principal Balance less than or equal to 0.0005 of the sum of the
      Class YBB and Class ZBB Principal Balances, the Class YCC Principal
      Balance less than or equal to 0.0005 of the sum of the Class YCC and
      Class ZCC Principal Balances, the Class YDD Principal Balance less than or equal to 0.0005 of the sum of the Class YDD and Class ZDD Principal
      Balances and the Class YEE Principal Balance less than or equal to
      0.0005 of the sum of the Class YEE and Class ZEE Principal Balances in
      each case after giving effect to allocations of Realized Losses and distributions to be made through the end of the Distribution Date to which such provisions relate; and
   3. Making the larger of (a) the fraction whose numerator is (Yn - ΔYn )
      and whose denominator is the sum of (Yn - ΔYn) and (Zn - ΔZn) and (b)
      the fraction whose numerator is (Y11 - ΔY11) and whose denominator is the sum of (Y11 - ΔY11) and (Z11 - ΔZ11) as large as possible while remaining less than or equal to 0.0005.

In the event of a failure of the foregoing portion of the  definition of
ClassY Principal Reduction Amount to accomplish both of goals 1 and 2 above, the amounts thereof should be adjusted to so as to accomplish such goals within the requirement that each Class Y Principal Reduction Amount must be less than or equal to the sum of (a) the Principal Realized Losses to be allocated on the related Distribution Date for the related Pool remaining after the allocation of such Realized Losses to the related class of ratio-strip principal only certificates, if any, and (b) the remainder of the
Available Distribution Amount for the related Pool or after reduction thereof by the distributions to be made on such Distribution Date (i) to the related class of ratio-strip principal only certificates, if any, (ii) to the related class of ratio-strip interest only certificates, if any, and (iii) in respect of interest on the related Class Y and Class Z Certificates, or, if both of such goals cannot be accomplished within such requirement, such adjustment as is necessary shall be made to accomplish goal 1 within such requirement.  In the event of any conflict among the provisions of the definition of the Class
Y Principal Reduction Amounts, such conflict shall be resolved on the basis of the goals and their priorities set forth above within the requirement set forth in the preceding sentence.  If the formula allocation of ΔY11 among
ΔYj, ΔYk, ΔYl and ΔYm cannot be achieved because one or more of ΔYj, ΔYk, ΔYl and ΔYm, as so defined is greater than the related one of  ΔPj, ΔPk, ΔPl and
ΔPm, such an allocation shall be made as close as possible to the formula allocation within the requirement that ΔYj < ΔPj, ΔYk < ΔPk, ΔYl < ΔPl, ΔYm <
ΔPm and ΔYm < ΔPm.

II.  If L%<=R<=M%, make the following additional definitions:

δ2Yj =      0,                                              if R21< r21;

      (R21- r21)( Yj + Yk + Yl )Yj/
            {(R21 - J%)Yj + (R21 - K%)Yk },                       if R21≥
      r21 and L%>R21≥K%; and

      (R21- r21)( Yj + Yk + Yl )/(R21 - J%),                      if R21≥
      r21 and K%>R21≥J%.

                                       I-10

δ2Yk =      0,                                              if R21< r21
      and R21≥K%;

      (R21- r21)( Yj + Yk + Yl )Yk/
            { (R21 - K%)Yk + (R21 - L%)Yl },                      if R21< r21
      and R21<K%;

      (R21- r21)( Yj + Yk + Yl )Yk/
            {(R21 - J%)Yj + (R21 - K%)Yk },                       if R21≥
      r21 and L%>R21≥K%; and

      0,                                              if R21≥ r21 and R21<K%.

δ2Yl =      (R21- r21)( Yj + Yk + Yl )/(R21 - L%),
      if R21< r21 and K%<=R21<L%;

      (R21- r21)( Yj + Yk + Yl )Yl/{ (R21 - K%)Yk + (R21 - L%)Yl },
      if R21< r21 and R21<K%;

      0,                                              if R21≥ r21.

δ2Ym =      0,                                              if R22< r22;

       (R22- r22)( Ym + Yn )/(R22 - M%),              if R22≥ r22 and
      R22≥M%;

δ2Yn =      the greater of 0 and ΔPn - Zn,
      if R22=N%;

      (R22- r22)( Ym + Yn)/(R22 - N%),                            if R22< r22
      and M%<=R22<N%;

      0,                                              if R22≥ r22 and R22<N%.

δ2Yj, δ2Yk, δ2Yl, δ2Ym and δ2Yn are numbers
      respectively between Yj, Yk, Yl, Ym and Yn and 0 such that:
            {J%(Yj - δ2Yj ) + K%( Yk.- δ2Yk) + L%( Yl.-
      δ2Yl)}/
                  ( Yj - δ2Yj + Yk.- δ2Yk + Yl.- δ2Yl)
            = R21;
      and
            { M%( Ym.- δ2Ym) + N%( Yn.- δ2Yn) }/
                  (Ym.- δ2Ym + Yn.- δ2Yn)
            = R22.

Y21 =       Yj - δ2Yj + Yk.- δ2Yk + Yl.- δ2Yl.

P21 =       Pj + Pk + Pl.

Z21 =       Zj + Zk + Zl.

                                        I-11

ΔY21 =      ΔYj - δ2Yj + ΔYk.- δ2Yk + ΔYl.- δ2Yl.

ΔP21 =      ΔPj + ΔPk + ΔPl.

ΔZ21 =      ΔZj + ΔZk + ΔZl.

Y22 =       Ym.- δ2Ym + Yn.- δ2Yn.

P22 =       Pm + Pn.

Z22 =       Zm + Zn.

ΔY22 =      ΔYm.- δ2Ym + ΔYn.- δ2Yn

ΔP22 =      ΔPm + ΔPn.

ΔZ22 =      ΔZm + ΔZn.

1. If Y22 - α(P22 - ΔP22) ≥ 0, Y21- α(P21 - ΔP21) ≥
   0, and γ2(P21 - ΔP21) < (P22 - ΔP22), then
   ΔY22 = Y22 - αγ2(P21 - ΔP21) and
   ΔY21 = Y21 - α(P21 - ΔP21).

2. If Y22 - α(P22 - ΔP22) ≥ 0, Y21 - α(P21 - ΔP21)
   ≥ 0, and γ2(P21 - ΔP21) ≥ (P22 - ΔP22), then
   ΔY22 = Y22 - α(P22 - ΔP22) and
   ΔY21 = Y21 - (α/γ2)(P22 - ΔP22).

3. If Y22 - α(P22 - ΔP22) < 0, Y21 - α(P21 - ΔP21) ≥
   0, and Y21 - α(P21 - ΔP21) ≥ Y21 - (Y22/γ2), then
   ΔY22 = Y22 - αγ2(P21 - ΔP21) and
   ΔY21 = Y21 - α(P21 - ΔP21).

4. If Y22 - α(P22 - ΔP22) < 0, Y21 - (Y22/γ2) ≥ 0, and
   Y21 - α(P21 - ΔP21) <= Y21 - (Y22/γ2), then
   ΔY22 = 0 and ΔY21 = Y21 - (Y22/γ2).

5. If Y21 - α(P21 - ΔP21) < 0, Y21 - (Y22/γ2) < 0, and
   Y22 - α(P22 - ΔP22) <= Y22 - (γ2Y21), then
   ΔY22 = Y22 - (γ2Y21) and ΔY21 = 0.

6. If Y21 - α(P21 - ΔP21) < 0, Y22 - α(P22 - ΔP22) ≥
   0, and Y22 - α(P22 - ΔP22) ≥ Y22 - (γ2Y21), then
   ΔY22 = Y22 - α(P22 - ΔP22) and
   ΔY21 = Y21 - (α/γ2)(P22 - ΔP22).

ΔYj = δ2Yj + [(Yj - δ2Yj )/Y21 ] ΔY21

ΔYk = δ2Yk + [(Yk - δ2Yk )/Y21 ] ΔY21

ΔYl = δ2Yl + [(Yl - δ2Yl )/Y21 ] ΔY21

ΔYm = δ2Ym + [(Ym - δ2Ym )/Y22 ] ΔY22

                                     I-12

ΔYn = δ2Yn + [(Yn - δ2Yn )/Y22 ] ΔY22

The purpose of the foregoing definitional provisions together with the related provisions allocating Realized Losses and defining the Class Y and
Class Z Principal Distribution Amounts is to accomplish the following goals in the following order of priority:

   1. Making the ratio of (Y22 - ΔY22 ) to (Y21 - ΔY21 ) equal to
      γ2 after taking account of the allocation Realized Losses and the distributions that will be made through the end of the Distribution
      Date to which such provisions relate and assuring that the Principal
      Reduction Amount for each of the Class YAA, Class YBB, Class YCC, Class
      YDD, Class YEE, Class ZAA, Class ZBB, Class ZCC, Class ZDD and Class
      ZEE Certificates is greater than or equal to zero for such Distribution
      Date;
   2. Making the Class YAA Principal Balance less than or equal to 0.0005 of the sum of the Class YAA and Class ZAA Principal Balances, the Class
      YBB Principal Balance less than or equal to 0.0005 of the sum of the
      Class YBB and Class ZBB Principal Balances, the Class YCC Principal
      Balance less than or equal to 0.0005 of the sum of the Class YCC and
      Class ZCC Principal Balances, the Class YDD Principal Balance less than or equal to 0.0005 of the sum of the Class YDD and Class ZDD Principal
      Balances and the Class YEE Principal Balance less than or equal to
      0.0005 of the sum of the Class YEE and Class ZEE Principal Balances, in
      each case after giving effect to allocations of Realized Losses and distributions to be made through the end of the Distribution Date to which such provisions relate; and
   3. Making the larger of (a) the fraction whose numerator is (Y22 -
      ΔY22 ) and whose denominator is the sum of (Y22 - ΔY22) and
      (Z22 - ΔZ22) and (b) the fraction whose numerator is (Y21 -
      ΔY21) and whose denominator is the sum of (Y21 - ΔY21) and
      (Z21 - ΔZ21) as large as possible while remaining less than or equal to 0.0005.

In the event of a failure of the foregoing portion of the  definition of
      ClassY Principal Reduction Amount to accomplish both of goals 1 and 2 above, the amounts thereof should be adjusted to so as to accomplish such goals within the requirement that each Class Y Principal Reduction
      Amount must be less than or equal to the sum of (a) the Principal
      Realized Losses to be allocated on the related Distribution Date for the related Pool remaining after the allocation of such Realized Losses to the related class of ratio-strip principal only certificates, if any, and (b) the remainder of the Available Distribution Amount for the related Pool or after reduction thereof by the distributions to be made on such Distribution Date (i) to the related class of ratio-strip principal only certificates, if any, (ii) to the related class of ratio-strip interest only certificates, if any, and (iii) in respect of interest on the related Class Y and Class Z Certificates, or, if both of such goals cannot be accomplished within such requirement, such adjustment as is necessary shall be made to accomplish goal 1 within such requirement.  In the event of any conflict among the provisions of the definition of the Class Y Principal Reduction Amounts, such conflict shall be resolved on the basis of the goals and their priorities set forth above within the requirement set forth in the preceding sentence.  If the formula allocations of ΔY21 among
      ΔYj, ΔYk and ΔYl or ΔY22 among ΔYm and
      ΔYn cannot be achieved because one or more of ΔYj,
      ΔYk, ΔYl, ΔYm and ΔYn, as so defined, is
      greater than the related one of ΔPj, ΔPk, ΔPl,
      ΔPm and ΔPn, such an allocation shall be made as close as
      possible to the formula allocation within the requirement that

                                        I-13

      ΔYj < ΔPj, ΔYk < ΔPk, ΔYl < ΔPl,
      ΔYm < ΔPm and ΔYn < ΔPn.

III.  If K%<=R<=L%, make the following additional definitions:

δ3Yj =      0,                                              if R31<
      r31; and

      (R31- r31)( Yj + Yk )/(R31 - J%),                           if R31≥
      r31 and K%>R31≥J%.

δ3Yk =      (R31- r31)( Yj + Yk )/(R31 - K%),
      if R31< r31 and R31<K%; and

      0,                                              if R31≥ r31 and R31<K%.

δ3Yl =      0,                                              if R32< r32;

       (R32- r32)( Yl + Ym + Yn)Yl/
            { (R32 - L%)Yl + (R32 - M%)Ym },                      if R32≥
      r32 and N%>R32≥M%;

      (R32- r32)( Yl + Ym + Yn)/(R32 - L%),                 if R32≥ r32 and
M%>R32≥L%;

δ3Ym =      0,                                              if R32< r32
      and R32≥M%;

      (R32- r32)( Yl + Ym + Yn)Ym/
            { (R32 - M%)Ym + (R32 - N%)Yn },                      if R32< r32
      and L%<=R32<M%;

      (R32- r32)( Yl + Ym + Yn)Ym/
            { (R32 - L%)Yl + (R32 - M%)Ym },                      if R32≥
      r32 and N%>R32≥M%;

      0,                                              if R32≥ r32 and R32<M%.

δ3Yn =      0,                                              if R32< r32
      and R32≥N%;

      (R32- r32)( Yl + Ym + Yn)/(R32 - N%),                       if R32< r32
      and M%<=R32<N%;

      (R32- r32)( Yl + Ym + Yn )Yn/
            { (R32 - M%)Ym + (R32 - N%)Yn },                      if R32< r32
      and L%<=R32<M%;

      0,                                              if R32≥ r32 and R32<N%.

δ3Yj, δ3Yk, δ3Yl, δ3Ym and δ3Yn are numbers
      respectively between Yj, Yk, Yl, Ym, and Yn and 0 such that:

            {J%(Yj - δ3Yj ) + K%( Yk.- δ3Yk) }/
                  ( Yj - δ3Yj + Yk.- δ3Yk)
            = R31;

                                      I-14

      and
            { L%( Yl.- δ3Yl) + M%( Ym.- δ3Ym) + N%( Yn.-
      δ3Yn ) }/
                  (Yl.- δ3Yl + Ym.- δ3Ym + Yn.- δ3Yn )
            = R32.

Y31 =       Yj - δ3Yj + Yk.- δ3Yk.

P31 =       Pj + Pk.

Z31 =       Zj + Zk.

ΔY31 =      ΔYj - δ3Yj + ΔYk.- δ3Yk.

ΔP31 =      ΔPj + ΔPk.

ΔZ31 =      ΔZj + ΔZk.

Y32 =       Yl.- δ3Yl + Ym.- δ3Ym + Yn.- δ3Yn .

P32 =       Pl + Pm + Pn .

Z32 =       Zl + Zm + Zn.

ΔY32 =      ΔYl.- δ3Yl + ΔYm.- δ3Ym +
      ΔYn.- δ3Yn .

ΔP32 =      ΔPl + ΔPm + ΔPn.

ΔZ32 =      ΔZl + ΔZm + ΔZn.

1. If Y32 - α(P32 - ΔP32) ≥ 0, Y31- α(P31 - ΔP31) ≥
   0, and γ3(P31 - ΔP31) < (P32 - ΔP32), then
   ΔY32 = Y32 - αγ3(P31 - ΔP31) and
   ΔY31 = Y31 - α(P31 - ΔP31).

2. If Y32 - α(P32 - ΔP32) ≥ 0, Y31 - α(P31 - ΔP31)
   ≥ 0, and γ3(P31 - ΔP31) ≥ (P32 - ΔP32), then
   ΔY32 = Y32 - α(P32 - ΔP32) and
   ΔY31 = Y31 - (α/γ3)(P32 - ΔP32).

3. If Y32 - α(P32 - ΔP32) < 0, Y31 - α(P31 - ΔP31) ≥
   0, and Y31 - α(P31 - ΔP31) ≥ Y31 - (Y32/γ3), then
   ΔY32 = Y32 - αγ3(P31 - ΔP31) and
   ΔY31 = Y31 - α(P31 - ΔP31).

4. If Y32 - α(P32 - ΔP32) < 0, Y31 - (Y32/γ3) ≥ 0, and
   Y31 - α(P31 - ΔP31) <= Y31 - (Y32/γ3), then
   ΔY32 = 0 and ΔY31 = Y31 - (Y32/γ3).

                                        I-15

5. If Y31 - α(P31 - ΔP31) < 0, Y31 - (Y32/γ3) < 0, and
   Y32 - α(P32 - ΔP32) <= Y32 - (γ3Y31), then
   ΔY32 = Y32 - (γ3Y31) and ΔY31 = 0.

6. If Y31 - α(P31 - ΔP31) < 0, Y32 - α(P32 - ΔP32) ≥
   0, and Y32 - α(P32 - ΔP32) ≥ Y32 - (γ3Y31), then
   ΔY32 = Y32 - α(P32 - ΔP32) and
   ΔY31 = Y31 - (α/γ3)(P32 - ΔP32).

ΔYj = δ3Yj + [(Yj - δ3Yj )/Y31 ] ΔY31

ΔYk = δ3Yk + [(Yk - δ3Yk )/Y31 ] ΔY31

ΔYl = δ3Yl + [(Yl - δ3Yl )/Y32 ] ΔY32

ΔYm = δ3Ym + [(Ym - δ3Ym )/Y32 ] ΔY32

ΔYn = δ3Yn + [(Yn - δ3Yn )/Y32 ] ΔY32

The purpose of the foregoing definitional provisions together with the related provisions allocating Realized Losses and defining the Class Y and
Class Z Principal Distribution Amounts is to accomplish the following goals in the following order of priority:

   1. Making the ratio of (Y32 - ΔY32 ) to (Y31 - ΔY31 ) equal to
      γ3 after taking account of the allocation Realized Losses and the distributions that will be made through the end of the Distribution
      Date to which such provisions relate and assuring that the Principal
      Reduction Amount for each of the Class YAA, Class YBB, Class YCC, Class
      YDD, Class YEE, Class ZAA, Class ZBB, Class ZCC, Class ZDD and Class
      ZEE Certificates is greater than or equal to zero for such Distribution
      Date;
   2. Making the Class YAA Principal Balance less than or equal to 0.0005 of the sum of the Class YAA and Class ZAA Principal Balances, the Class
      YBB Principal Balance less than or equal to 0.0005 of the sum of the
      Class YBB and Class ZBB Principal Balances, the Class YCC Principal
      Balance less than or equal to 0.0005 of the sum of the Class YCC and
      Class ZCC Principal Balances, the Class YDD Principal Balance less than or equal to 0.0005 of the sum of the Class YDD and Class ZDD Principal
      Balances, the Class YEE Principal Balance less than or equal to 0.0005 of the sum of the Class YEE and Class ZEE Principal Balances, in each case after giving effect to allocations of Realized Losses and distributions to be made through the end of the Distribution Date to which such provisions relate; and
   3. Making the larger of (a) the fraction whose numerator is (Y32 -
      ΔY32 ) and whose denominator is the sum of (Y32 - ΔY32) and
      (Z32 - ΔZ32) and (b) the fraction whose numerator is (Y31 -
      ΔY31) and whose denominator is the sum of (Y31 - ΔY31) and
      (Z31 - ΔZ31) as large as possible while remaining less than or equal to 0.0005.

In the event of a failure of the foregoing portion of the  definition of
ClassY Principal Reduction Amount to accomplish both of goals 1 and 2 above, the amounts thereof should be adjusted to so as to accomplish such goals within the requirement that each Class Y Principal Reduction Amount must be less than or equal to the sum of (a) the Principal Realized Losses to be allocated on the related Distribution Date for the related Pool remaining after the allocation of such Realized Losses to the related class of ratio-strip principal only certificates, if any, and (b) the remainder of the
Available Distribution Amount for the related Pool or after reduction thereof by the distributions to be made on such Distribution Date (i) to the related class of ratio-strip principal only certificates, if any, (ii) to the related class of ratio-strip interest only certificates, if any, and (iii) in respect of interest on the related Class Y and Class Z Certificates, or, if both of such goals cannot be accomplished within such requirement, such adjustment as is necessary shall be made to accomplish goal 1 within such requirement.  In the event of any conflict among the provisions of the definition of the Class
Y Principal Reduction Amounts, such conflict shall be resolved on the basis of the goals and their priorities set forth above within the requirement set forth in the preceding sentence.  If the formula allocations of ΔY31 among ΔYj and ΔYk or ΔY32 among ΔYl, ΔYm and
ΔYn cannot be achieved because one or more of ΔYj, ΔYk,
ΔYl, ΔYm and ΔYn, as so defined, is greater than the
related one of ΔPj, ΔPk, ΔPl, ΔPm and ΔPn, such
an allocation shall be made as close as possible to the formula allocation within the requirement that ΔYj < ΔPj, ΔYk < ΔPk,
ΔYl < ΔPl, ΔYm < ΔPm and ΔYn < ΔPn.

IV.  If R<=K%, make the following additional definitions:

δ4Yk =      0,                                              if R42< r42;

       (R42- r42)( Yk + Yl + Ym + Yn )Yk/
            { (R42 - K%)Yk + (R42 - L%)Yl + (R42 - M%)Ym },             if
      R42≥ r42 and N%>R42≥M%;

      (R42- r42)( Yk + Yl + Ym + Yn )Yk/
            { (R42 - K%)Yk + (R42 - L%)Yl },                      if R42≥
      r42 and M%>R42≥L%; and

      (R42- r42)( Yk + Yl + Ym + Yn )/(R42 - K%),                       if
      R42≥ r42 and L%>R42≥K%.

δ4Yl =      0,                                              if R42< r42
      and R42≥L%;

      (R42- r42)( Yk + Yl + Ym + Yn )Yl/
            { (R42 - L%)Yl + (R42 - M%)Ym +
            (R42 - N%)Yn },                                 if R42< r42 and
      L%>R42≥K%;

       (R42- r42)( Yk + Yl + Ym + Yn )Yl/
            { (R42 - K%)Yk + (R42 - L%)Yl + (R42 - M%)Ym },             if
      R42≥ r42 and N%>R42≥M%;

      (R42- r42)( Yk + Yl + Ym + Yn )Yl/
            { (R42 - K%)Yk + (R42 - L%)Yl },                      if R42≥
      r42 and M%>R42≥L%;

      0,                                              if R42≥ r42 and R42<L%.

δ4Ym =      0,                                              if R42< r42
      and R42≥M%;

      (R42- r42)( Yk + Yl + Ym + Yn )Ym/
            { (R42 - M%)Ym + (R42 - N%)Yn },                      if R42< r42
      and L%<=R42<M%;

                                         I-17

      (R42- r42)( Yk + Yl + Ym + Yn )Ym/
            { (R42 - L%)Yl + (R42 - M%)Ym + (R42 - N%)Yn },       if R42< r42
      and K<=R42<L%;

       (R42- r42)( Yk + Yl + Ym + Yn )Ym/
            { (R42 - K%)Yk + (R42 - L%)Yl + (R42 - M%)Ym },             if
      R42≥ r42 and N%>R42≥M%;

      0,                                              if R42≥ r42 and R42<M%.

δ4Yn =      0,                                              if R42< r42
      and R42≥N%;

      (R42- r42)( Yk + Yl + Ym + Yn )/ (R42 - N%),                      if
      R42< r42 and M%<=R42<N%;

      (R42- r42)( Yk + Yl + Ym + Yn )Yn/
            { (R42 - M%)Ym + (R42 - N%)Yn },                      if R42< r42
      and L%<=R42<M%;

      (R42- r42)( Yk + Yl + Ym + Yn )Yn/
            { (R42 - L%)Yl + (R42 - M%)Ym + (R42 - N%)Yn },       if R42< r42
      and K%<=R42<L%;

      0,                                              if R42≥ r42 and R42<N%.

δ4Yk, δ4Yl, δ4Ym and δ4Yn are numbers respectively
      between Yk, Yl, Ym and Yn and 0 such that
            { K%( Yk.- δ4Yk) + L%( Yl.- δ4Yl) + M%( Ym.-
      δ4Ym) + N%( Yn.- δ4Yn) }/
                  ( Yk.- δ4Yk + Yl.- δ4Yl + Ym.- δ4Ym +
      Yn.- δ4Yn )
            = R42.

Y42 =       Yk.- δ4Yk + Yl.- δ4Yl + Ym.- δ4Ym + Yn.-
      δ4Yn .

P42 =       Pk + Pl + Pm + Pn.

Z42 =       Zk + Zl + Zm + Zn.

ΔY42 =      ΔYk.- δ4Yk + ΔYl.- δ4Yl +
      ΔYm.- δ4Ym + ΔYn.- δ4Yn .

ΔP42 =      ΔPk + ΔPl + ΔPm + ΔPn.

ΔZ42 =      ΔZk + ΔZl + ΔZm + ΔZn.

1. If Y42 - α(P42 - ΔP42) ≥ 0, Yj- α(Pj - ΔPj) ≥ 0,
   and γ4(Pj - ΔPj) < (P42 - ΔP42), then
   ΔY42 = Y42 - αγ4(Pj - ΔPj) and
   ΔYj = Yj - α(Pj - ΔPj).

2. If Y42 - α(P42 - ΔP42) ≥ 0, Yj - α(Pj - ΔPj) ≥
   0, and γ4(Pj - ΔPj) ≥ (P42 - ΔP42), then
   ΔY42 = Y42 - α(P42 - ΔP42) and
   ΔYj = Yj - (α/γ4)(P42 - ΔP42).

                                       I-18

3. If Y42 - α(P42 - ΔP42) < 0, Yj - α(Pj - ΔPj) ≥ 0,
   and Yj - α(Pj - ΔPj) ≥ Yj - (Y42/γ4), then
   ΔY42 = Y42 - αγ4(Pj - ΔPj) and
   ΔYj = Yj - α(Pj - ΔPj).

4. If Y42 - α(P42 - ΔP42) < 0, Yj - (Y42/γ4) ≥ 0, and
   Yj - α(Pj - ΔPj) <= Yj - (Y42/γ4), then ΔY42 = 0
   and ΔYj = Yj - (Y42/γ4).

5. If Yj - α(Pj - ΔPj) < 0, Yj - (Y42/γ4) < 0, and
   Y42 - α(P42 - ΔP42) <= Y42 - (γ4Yj), then
   ΔY42 = Y42 - (γ4Yj) and ΔYj = 0.

6. If Yj - α(Pj - ΔPj) < 0, Y42 - α(P42 - ΔP42) ≥ 0,
   and Y42 - α(P42 - ΔP42) ≥ Y42 - (γ4Yj), then
   ΔY42 = Y42 - α(P42 - ΔP42) and
   ΔYj = Yj - (α/γ4)(P42 - ΔP42).

ΔYk = δ4Yk + [(Yk - δ4Yk )/Y42 ] ΔY42

ΔYl = δ4Yl + [(Yl - δ4Yl )/Y42 ] ΔY42

ΔYm = δ4Ym + [(Ym - δ4Ym )/Y42 ] ΔY42

ΔYn = δ4Yn + [(Yn - δ4Yn )/Y42 ] ΔY42

The purpose of the foregoing definitional provisions together with the related provisions allocating Realized Losses and defining the Class Y and
Class Z Principal Distribution Amounts is to accomplish the following goals in the following order of priority:

   1. Making the ratio of (Y42 - ΔY42 ) to (Yj - ΔYj ) equal to
      γ4 after taking account of the allocation Realized Losses and the distributions that will be made through the end of the Distribution
      Date to which such provisions relate and assuring that the Principal
      Reduction Amount for each of the Class YAA, Class YBB, Class YCC, Class
      YDD, Class YEE, Class ZAA, Class ZBB, Class ZCC, Class ZDD and Class
      ZEE Certificates is greater than or equal to zero for such Distribution
      Date;
   2. Making the Class YAA Principal Balance less than or equal to 0.0005 of the sum of the Class YAA and Class ZAA Principal Balances, the Class
      YBB Principal Balance less than or equal to 0.0005 of the sum of the
      Class YBB and Class ZBB Principal Balances, the Class YCC Principal
      Balance less than or equal to 0.0005 of the sum of the Class YCC and
      Class ZCC Principal Balances, the Class YDD Principal Balance less than or equal to 0.0005 of the sum of the Class YDD and Class ZDD Principal
      Balances and the Class YEE Principal Balance less than or equal to
      0.0005 of the sum of the Class YEE and Class ZEE Principal Balances, in
      each case, after giving effect to allocations of Realized Losses and distributions to be made through the end of the Distribution Date to which such provisions relate; and
   3. Making the larger of (a) the fraction whose numerator is (Y42 -
      ΔY42 ) and whose denominator is the sum of (Y42 - ΔY42) and
      (Z42 - ΔZ42) and (b) the fraction whose numerator is (Yj -
      ΔYj) and whose denominator is the sum of (Yj - ΔYj) and (Zj
      - ΔZj) as large as possible while remaining less than or equal to
      0.0005.

                                          I-19

In the event of a failure of the foregoing portion of the  definition of
ClassY Principal Reduction Amount to accomplish both of goals 1 and 2 above, the amounts thereof should be adjusted to so as to accomplish such goals within the requirement that each Class Y Principal Reduction Amount must be less than or equal to the sum of (a) the Principal Realized Losses to be allocated on the related Distribution Date for the related Pool remaining after the allocation of such Realized Losses to the related class of ratio-strip principal only certificates, if any, and (b) the remainder of the
Available Distribution Amount for the related Pool or after reduction thereof by the distributions to be made on such Distribution Date (i) to the related class of ratio-strip principal only certificates, if any, (ii) to the related class of ratio-strip interest only certificates, if any, and (iii) in respect of interest on the related Class Y and Class Z Certificates, or, if both of such goals cannot be accomplished within such requirement, such adjustment as is necessary shall be made to accomplish goal 1 within such requirement.  In the event of any conflict among the provisions of the definition of the Class
Y Principal Reduction Amounts, such conflict shall be resolved on the basis of the goals and their priorities set forth above within the requirement set forth in the preceding sentence.  If the formula allocation of ΔY42 among ΔYk, ΔYl, ΔYm and ΔYn cannot be achieved
because one or more of ΔYk, ΔYl, ΔYm and ΔYn, as so
defined, is greater than the related one of ΔPk, ΔPl, ΔPm
and ΔPn, such an allocation shall be made as close as possible to the formula allocation within the requirement that ΔYk < ΔPk,
ΔYl < ΔPl, ΔYm < ΔPm and ΔYn < ΔPn.

NOTES:

1.   Classes YAA and ZAA are related to the Group AA loans.  The sum of the
Class Principal Balances for the Class YAA and Class ZAA Certificates is
equal to the aggregate stated principal balance of the Group AA Loans [minus the Class Principal Balance of the Class AA-P Certificates, it any].  Classes
YBB and ZBB are related to the Group BB loans.  The sum of the Class
Principal Balances for the Class YBB and Class ZBB Certificates is equal to the aggregate stated principal balance of the Group BB Loans [minus the Class
Principal Balance of the Class BB-P Certificates, if any].  Classes YCC and
ZCC are related to the Group CC loans.  The sum of the Class Principal
Balances for the Class YCC and Class ZCC Certificates is equal to the aggregate stated principal balance of the Group CC Loans [minus the Class
Principal Balance of the Class CC-P Certificates, if any].  Classes YDD and
ZDD are related to the Group DD loans.  The sum of the Class Principal
Balances for the Class YDD and Class ZDD Certificates is equal to the aggregate stated principal balance of the Group DD Loans [minus the Class
Principal Balance of the Class DD-P Certificates, if any].  Classes YEE and
ZEE are related to the Group EE loans.  The sum of the Class Principal
Balances for the Class YEE and Class ZEE Certificates is equal to the aggregate stated principal balance of the Group EE Loans [minus the Class
Principal Balance of the Class EE-P Certificates, if any].  The Y and Z
classes will be principal and interest classes bearing interest at the pass-through rate for the related loan group.

2. The Class CB pass-through rate is the weighted average of the pass-through rates on the Class YAA, Class YBB, Class YCC, Class YDD and Class YEE
   Certificates.